     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JULY 31, 1998

                                                    REGISTRATION NO. 333-
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549
                           --------------------------
                                    FORM S-3

                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                            ------------------------

     SUN HEALTHCARE GROUP, INC.                     DELAWARE                             85-0410612
          SUN FINANCING I                           DELAWARE                             85-0452046
     (Exact Name of Registrant          (State or Other Jurisdiction of                (IRS Employer
    as Specified in Its Charter)         Incorporation or Organization)             Identification No.)

                              101 SUN AVENUE, N.E.
                             ALBUQUERQUE, NM 87109
                                 (505) 821-3355
    (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)
                                ROBERT F. MURPHY
                     SENIOR VICE PRESIDENT, GENERAL COUNSEL
                           SUN HEALTHCARE GROUP, INC.
                              101 SUN AVENUE, N.E.
                             ALBUQUERQUE, NM 87109
                                 (505) 821-3355
           (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

                                   COPIES TO:

                          William H. Hinman, Jr., Esq.
                              Shearman & Sterling
                             555 California Street
                            San Francisco, CA 94104
                                 (415) 616-1100

    APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE OF THE SECURITIES TO THE
PUBLIC: From time to time after the effective date of this Registration
Statement

    If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. / /

    If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. /X/

    If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

    If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

    If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. / /
                           --------------------------

                        CALCULATION OF REGISTRATION FEE

                                                                       PROPOSED MAXIMUM   PROPOSED MAXIMUM
              TITLE OF EACH CLASS OF                  AMOUNT TO BE         OFFERING           AGGREGATE          AMOUNT OF
           SECURITIES TO BE REGISTERED                 REGISTERED       PRICE PER UNIT     OFFERING PRICE    REGISTRATION FEE
Convertible Trust Issued Preferred Securities of
  Sun Financing I (liquidation amount $25 per
  share)..........................................     13,800,000           $25(1)        $345,000,000(1)(2)     $101,775
Convertible Subordinated Debentures of Sun
  Healthcare Group, Inc...........................         (3)                (3)                (3)                n/a
Guarantees of Convertible Trust Issued Preferred
  Securities of Sun Financing I by Sun Healthcare
  Group, Inc. and certain back-up undertakings....         (4)                (4)                (4)                n/a
Common Stock, $.01 par value, of Sun Healthcare
  Group, Inc......................................         (5)                (5)                (5)                n/a

                                                   (FOOTNOTES ON FOLLOWING PAGE)

    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

(FOOTNOTES FOR PREVIOUS PAGE)

------------------------

(1) Estimated for the sole purpose of computing the registration fee pursuant to Rule 457(c) under the Securities Act of 1933.

(2) Exclusive of accrued interest and distributions, if any.

(3) $355,670,131.25 in aggregate principal amount of 7% Convertible Subordinated Debentures of Sun Healthcare Group, Inc. were issued and sold to Sun Financing I in connection with the issuance by Sun Financing I of 13,800,000 shares of its 7% Convertible Trust Preferred Securities. The Convertible Debentures may be distributed, under certain circumstances, to the holders of the Convertible Trust Issued Preferred Securities for no additional consideration.

(4) No separate consideration will be received for the Preferred Securities Guarantee.

(5) Includes such indeterminate number of shares of Common Stock as may be issued upon conversion of or exchange for any Trust Preferred Securities, including such shares as may be issuable pursuant to antidilution adjustments.

INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.

                   SUBJECT TO COMPLETION, DATED JULY 31, 1998
PROSPECTUS
                        13,800,000 PREFERRED SECURITIES
                                SUN FINANCING I
                7% CONVERTIBLE TRUST ISSUED PREFERRED SECURITIES
                (LIQUIDATION AMOUNT $25 PER PREFERRED SECURITY)
                 GUARANTEED TO THE EXTENT SET FORTH HEREIN BY,
                      AND CONVERTIBLE INTO COMMON STOCK OF
                           SUN HEALTHCARE GROUP, INC.
                             ---------------------

    This Prospectus relates to the 7% Convertible Trust Issued Preferred Securities (the "Convertible Preferred Securities"), liquidation preference $25 per Preferred Security, which represent preferred undivided beneficial interests in the assets of Sun Financing I, a statutory business trust formed under the laws of the State of Delaware ("Sun Financing" or the "Trust"), the shares of common stock, $.01 par value per share (the "Company Common Stock"), of Sun Financing I, a Delaware corporation (the "Company"), issuable upon conversion of the Convertible Preferred Securities. The Company owns all the common securities issued by the Trust (the "Common Securities" and, together with the Convertible Preferred Securities, the "Trust Securities") representing undivided beneficial interests in the assets of the Trust. The Convertible Preferred Securities were issued and sold (the "Original Offering") on May 4, 1998 (the "Original Offering Date") in transactions exempt from the registration requirements of the Securities Act, in the United States to persons reasonably believed by the Initial Purchasers (as defined below) of the Convertible Preferred Securities to be qualified institutional buyers in reliance on Rule 144A under the Securities Act of 1933, as amended (the "Securities Act"), and to "institutional accredited investors" as defined in Rule 501(a)(1), (2), (3) or (7) ("Institutional Accredited Investors") under the Securities Act. The Trust exists for the sole purpose of issuing the Trust Securities and investing the proceeds thereof in an equivalent amount of 7% Convertible Subordinated Debentures due 2028 (the "Convertible Debentures") of the Company. Upon an event of default under the Trust Agreement (as defined herein), the holders of the Convertible Preferred Securities will have a preference over the holders of the Common Securities with respect to payments in respect of distributions and payments upon redemption, liquidation and otherwise.

    The Convertible Preferred Securities and the Company Common Stock issuable upon conversion of the Convertible Preferred Securities (the "Offered Securities") may be offered and sold from time to time by the holders named herein or by their transferees, pledgees, donees or their successors (collectively, the "Selling Holders") pursuant to this Prospectus. The Offered Securities may be sold by the Selling Holders from time to time directly to purchasers or through agents, underwriters or dealers. See "Plan of Distribution." If required, the names of any such agents or underwriters involved in the sale of the Offered Securities and the applicable agent's commission, dealer's purchase price or underwriter's discount, if any, will be set forth in an accompanying supplement to this Prospectus (the "Prospectus Supplement"). The Selling Holders will receive all of the net proceeds from the sale of the Offered Securities and will pay all underwriting discounts and selling commissions, if any, applicable to any such sale. The Company is responsible for payment of all other expenses incident to the offer and sale of the Offered Securities. The Selling Holders and any broker-dealers, agents or underwriters which participate in the distribution of the Offered Securities may be deemed to be "underwriters" within the meaning of the Securities Act, and any commission received by them and any profit on the resale of the Offered Securities purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. See "Plan of Distribution" for a description of indemnification arrangements.

    Holders of the Convertible Preferred Securities are entitled to receive cumulative cash distributions at an annual rate of 7% of the liquidation amount of $25 per Preferred Security, accruing from the date of original issuance and payable quarterly in arrears on each February 1, May 1, August 1 and November 1, commencing August 1, 1998. See "Description of the Convertible Preferred Securities--Distributions." The distribution rate and the distribution payment dates and other payment dates for the Convertible Preferred Securities correspond to the interest rate and interest payment dates and other payment dates for the Convertible Debentures, which are the sole assets of the Trust. As a result, if principal or interest is not paid on the Convertible Debentures, no amounts will be paid with respect to the Convertible Preferred Securities.

    Each Preferred Security is convertible at the option of the holder thereof, into shares of the Company Common Stock at a conversion rate of 1.2419 shares of Company Common Stock for each Preferred Security (equivalent to a conversion price of $20.13 per share of Company Common Stock), subject to adjustment in certain circumstances. The Company Common Stock is quoted on the New York Stock Exchange ("NYSE") under the symbol "SHG." On July 28, 1998, the last reported sale price of the Company Common Stock on the NYSE was $14 13/16.

        SEE RISK FACTORS BEGINNING ON PAGE 5 FOR A DISCUSSION OF CERTAIN
           FACTORS TO BE CONSIDERED IN CONNECTION WITH AN INVESTMENT
                    IN THE CONVERTIBLE PREFERRED SECURITIES.
                             ---------------------

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND
  EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE
    SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION
      PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY
             REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.
                            ------------------------

               THE DATE OF THIS PROSPECTUS IS             , 1998

(CONTINUED FROM PREVIOUS PAGE)

    The Company has the right to defer payments of interest on the Convertible Debentures at any time for up to 20 consecutive quarters (each, an "Extension Period"), but not beyond the maturity of the Convertible Debentures. If interest payments are so deferred, distributions on the Convertible Preferred Securities also will be deferred. During any Extension Period, distributions will continue to accrue with interest thereon (to the extent permitted by applicable law) at a rate of 7% per annum compounded quarterly. During any Extension Period, holders of Convertible Preferred Securities will be required to include such deferred interest in their gross income for United States federal income tax purposes in advance of receipt of the cash distributions with respect to such deferred interest payments. Moreover, if a holder of Convertible Preferred Securities converts its Convertible Preferred Securities into Company Common Stock during any Extension Period, the holder will not receive any cash related to the deferred distributions. There could be multiple Extension Periods of varying lengths throughout the term of Convertible Debentures (but distributions would continue to accumulate quarterly and accrue interest until the end of any such Extension Period). See "Risk Factors--Option to Extend Interest Payment Periods," "Description of the Convertible Preferred Securities--Distributions" and "Description of the Convertible Debentures--Option to Extend Interest Payment Periods."

    The payment of distributions out of moneys held by the Trust and payments on liquidation of the Trust or the redemption of Convertible Preferred Securities, as described below, are guaranteed by the Company (the "Guarantee") to the extent the Trust has funds available therefor as described under "Description of the Guarantee." The Guarantee, when taken together with the Company's obligations under the Indenture (as defined herein) pursuant to which the Convertible Debentures are issued and its obligations under the Declaration, including its obligations to pay costs, expenses, debts and liabilities of the Trust (other than with respect to the Trust Securities), provide a full and unconditional guarantee of amounts due on the Convertible Preferred Securities. The Company's obligations under the Guarantee rank (i) subordinate and junior to all other liabilities of the Company except any liabilities that may be pari passu by their terms, (ii) pari passu with the most senior preferred stock issued from time to time by the Company and with any guarantee now or hereafter entered into by the Company in respect of any preferred or preference stock or any Convertible Preferred Securities of any affiliate of the Company and (iii) senior to the Company Common Stock. See "Description of the Guarantee." The obligations of the Company under the Convertible Debentures are subordinate and junior in right of payment to Senior Indebtedness (as defined herein) of the Company. See "Capitalization."

    The Convertible Debentures are redeemable by the Company, in whole or in part, from time to time, on or after May 3, 2001 at the redemption prices set forth herein. The Convertible Debentures may also be redeemed at any time upon the occurrence of a Tax Event (as defined herein). If the Company redeems Convertible Debentures, the Trust must redeem Trust Securities on a pro rata basis having an aggregate liquidation amount equal to the aggregate principal amount of the Convertible Debentures so redeemed at a redemption price corresponding to the redemption price of the Convertible Debentures plus accrued and unpaid distributions thereon (the "Redemption Price") to the date fixed for redemption. See "Description of the Convertible Preferred Securities--Redemption." The Convertible Preferred Securities will be redeemed upon maturity of the Convertible Debentures. In addition, the Trust will be dissolved upon the occurrence of a Tax Event arising from a change in law or a change in legal interpretation regarding tax matters, unless the Convertible Debentures are redeemed in the limited circumstances described herein. The Trust will also be dissolved upon the occurrence of an Investment Company Event (as defined herein). Upon dissolution of the Trust, the Convertible Debentures will be distributed to the holders of the Convertible Preferred Securities, on a pro rata basis, in lieu of any cash distribution. If the Convertible Debentures are distributed to the holders of the Convertible Preferred Securities, the Company will use its reasonable best efforts to cause the Convertible Debentures to be listed on the NYSE or other national securities exchange or similar organization as the Convertible Preferred Securities are then listed or quoted. See "Description of the Convertible Preferred Securities--Special Event Redemption or Distribution" and "Description of the Convertible Debentures."

    In the event of the liquidation, winding up or termination of the Trust, the holders of the Convertible Preferred Securities will be entitled to receive for each Preferred Security a liquidation amount of $25 plus accrued and unpaid distributions thereon (including interest thereon) to the date of payment, unless, in connection with such dissolution, Convertible Debentures are distributed to the holders of the Convertible Preferred Securities. See "Description of the Convertible Preferred Securities--Liquidation Distribution Upon Dissolution."

    The Convertible Preferred Securities sold to qualified institutional buyers in reliance on Rule 144A under the Securities Act are represented by a global certificate or certificates registered in the name of The Depository Trust Company ("DTC") or its nominee. Beneficial interests in such Convertible Preferred Securities are shown on, and transfers thereof will be effected only through, records maintained by the participants in DTC. Beneficial interests in the Regulation S Global Security (as defined herein) initially may be held only through the Euroclear System ("Euroclear") and Cedel Bank, societe anonyme ("Cedel Bank"). Convertible Preferred Securities sold to Institutional Accredited Investors are represented by Certificated Securities (as defined). After initial issuance of the Global Securities (as defined herein), Convertible Preferred Securities in certificated form (the "Certificated Securities") may be issued in exchange for the Global Securities on the terms and under the limited circumstances set forth in the indenture governing the Convertible Debentures (the "Indenture"). See "Description of the Convertible Preferred Securities--Book-Entry Only Issuance--The Depository Trust Company."

         SPECIAL CAUTIONARY NOTICE REGARDING FORWARD-LOOKING STATEMENTS

    This Prospectus includes "forward looking statements" within the meaning of
Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). In particular, any statement, express or implied, concerning future financial performance or the ability to generate revenues, income or cash flow to service the obligations under the Convertible Debentures or the impact of the phase-in of a prospective payment system for skilled nursing facilities or fee schedule reimbursement for therapy services and the Company's response thereto are forward looking statements including, without limitation, certain statements under the captions "Summary," "Risk Factors," "Management's Discussion and Analysis of Financial Condition and Results of Operations" and "Business." When used in this Prospectus, the words "estimate," "project," "anticipate," "expect," "intend," "believe" and similar expressions are intended to identify forward looking statements. Although the Company believes that the expectations reflected in such forward looking statements are reasonable, they can give no assurance that such expectations will prove to have been correct. The Company does not undertake any obligation to publicly release the results of any revisions to such forward looking statements which may be made to reflect events or circumstances after the dates hereof or to reflect the occurrence of anticipated events. Important factors that could cause actual results to differ materially from the Company's expectations are disclosed in this Prospectus, including, without limitation, under the caption "Risk Factors." All forward looking statements by the Company are expressly qualified by such cautionary statements.

    NO DEALER, SALESPERSON OR OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS NOT CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROSPECTUS OR IN THE PROSPECTUS SUPPLEMENT, AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY OR ANY UNDERWRITER, DEALER OR AGENT. THIS PROSPECTUS AND ANY ACCOMPANYING PROSPECTUS SUPPLEMENT DO NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY SECURITIES OTHER THAN THE SECURITIES TO WHICH THEY RELATE OR BY ANYONE IN ANY JURISDICTION IN WHICH SUCH OFFER OR SOLICITATION IS NOT AUTHORIZED OR IN WHICH THE PERSON MAKING SUCH OFFER OR SOLICITATION IS NOT QUALIFIED TO DO SO OR TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION. NEITHER THE DELIVERY OF THIS PROSPECTUS, NOR ANY SALE MADE HEREUNDER AND THEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THE INFORMATION CONTAINED OR INCORPORATED BY REFERENCE HEREIN OR THEREIN BY ANYONE IS CORRECT AS OF ANY TIME SUBSEQUENT TO THEIR RESPECTIVE DATES.
                            ------------------------

                             AVAILABLE INFORMATION

    The Company is subject to the informational requirements of the Exchange Act and, in accordance therewith, files reports, proxy statements and other information with the Securities and Exchange Commission ("Commission"). Such reports, proxy statements and other information filed by the Company can be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549 and at its Regional Offices located at Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511, and 7 World Trade Center, 13th Floor, New York, New York 10048. Copies of such material can be obtained at prescribed rates from the Public Reference Section of the Commission, 450 Fifth Street, N.W. Plaza, Washington, D.C. 20549. The Commission maintains a World Wide Web site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission. The address of the site is http:// www.sec.gov. In addition, such reports and proxy statements can be inspected at the offices of The New York Stock Exchange, Inc., 20 Broad Street, New York, New York 10005.

    The Company, the Trust and the Subsidiary Guarantors have filed with the Commission a Registration Statement on Form S-3 (together with all amendments, supplements and exhibits thereto, the "Registration Statement") under the Securities Act with respect to the Securities and Subsidiary Guarantees offered hereby. This Prospectus, which constitutes a part of the Registration Statement, and any accompanying Prospectus Supplement do not contain all the information set forth in the Registration Statement, certain parts of which were omitted in accordance with the rules and regulations of the Commission. For further information with respect to the Company and the Securities offered hereby, reference is hereby made to the Registration Statement. Statements contained in this Prospectus or any Prospectus Supplement as to the contents of certain documents are not necessarily complete, and, with respect to each such document filed as an exhibit to the Registration Statement or otherwise filed with the Commission, reference is made to the copy of the document so filed. Each such statement is qualified in its entirety by such reference.

    No separate financial statements any of the Trust have been included herein. The Company does not consider that such financial statements would be material to holders of the Convertible Preferred Securities because (i) all of the voting securities of the Trust will be owned, directly or indirectly, by the Company, a reporting company under the Exchange Act, (ii) the Trust has no independent operations but exists for the sole purpose of issuing securities representing undivided beneficial interests in the assets of the Trust and investing the proceeds thereof in the Convertible Debentures issued by the Company, and (iii) the Company's obligations described herein and in any accompanying Prospectus Supplement under the Declaration of the Trust, the guarantee issued with respect to Convertible Preferred Securities issued by the Trust, the Convertible Debentures purchased by the Trust and the related Indenture, taken together, constitute a full and unconditional guarantee of payments due on the Convertible Preferred Securities. See "Sun Financing I," "Description of the Convertible Preferred Securities," "Description of the Convertible Debentures" and "Description of the Guarantee."

    In future filings under the Exchange Act, a footnote to the Company's annual consolidated financial statements will state that the Trust is consolidated with the Company and that the sole assets of the Trust are the Convertible Debentures. The Guarantee, when taken together with the Convertible Debentures and the Company's obligations to pay all fees and expenses of the Trust, constitutes a guarantee to the extent described herein by the Company of the distribution, liquidation and other payments payble to the holders of the Convertible Preferred Securities. The Guarantee does not apply, however, to distributions by the Trust unless and until the Trust has funds available therefor, as more fully described under "Description of the Guarantee."

    The Trust and Subsidiary Guarantors are not currently subject to the information reporting requirements of the Exchange Act. The Trust and Subsidiary Guarantors will become subject to such requirements upon the effectiveness of the Registration Statement, although they intend to seek and expect to receive exemptions therefrom.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

    The following documents filed with the Commission (File No. 1-1204) are incorporated herein by reference:

    1. Sun Healthcare Group, Inc.'s Amendment No. 2 to the Annual Report on Form 10-K/A for the fiscal year ended December 31, 1997 filed May 22, 1998;

    2. Sun Healthcare Group, Inc.'s Amendment No. 1 to the Annual Report on Form 10-K/A for the fiscal year ended December 31, 1997 filed April 30, 1998;

    3. Sun Healthcare Group, Inc.'s Annual Report on Form 10-K for the fiscal year ended December 31, 1997;

    4. Sun Healthcare Group, Inc. Amendment No. 2 to the Quarterly Report Form 10-Q/A for the three months ended March 31, 1998 filed June 2, 1998;

    5. Sun Healthcare Group, Inc.'s Amendment No. 1 to the Quarterly Report on Form 10-Q/A for the three months ended March 31, 1998 filed May 22, 1998;

    6. Sun Healthcare Group, Inc.'s Quarterly Report on Form 10-Q for the three months ended March 31, 1998;

    7. Sun Healthcare Group, Inc.'s Current Reports on Form 8-K filed March 20, 1998, April 10, 1998, April 16, 1998, April 30, 1998, June 25, 1998 and
       July 21, 1998; and

    8. Sun Healthcare Group, Inc.'s Amendment to its Current Report on Form 8-K/A filed April 16, 1998, May 15, 1998 and May 15, 1998.

    All reports and any definitive proxy or information statements filed by Sun pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Registration Statement and prior to the termination of the offering of the New Notes offered hereby shall be deemed to be incorporated by reference into this Prospectus and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated herein by reference, or contained in this Prospectus, shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

    This Prospectus incorporates documents by reference which are not presented herein or delivered herewith. These documents are available without charge to any person to whom a Prospectus is delivered, upon request from Sun Healthcare Group, Inc., 101 Sun Avenue, N.E., Albuquerque, New Mexico 87109, Attention:
Secretary, telephone (505) 821-3355.

                                  RISK FACTORS

    PROSPECTIVE INVESTORS SHOULD CAREFULLY CONSIDER THE FOLLOWING RISK FACTORS IN ADDITION TO THE OTHER INFORMATION CONTAINED HEREIN BEFORE PURCHASING THE SECURITIES OFFERED HEREBY.

SUBSTANTIAL LEVERAGE; ABILITY TO SERVICE DEBT

    Sun has substantial indebtedness. As of March 31, 1998, after giving pro forma effect to the May Offerings, Sun would have had on a consolidated basis approximately $1.4 billion of indebtedness and approximately $633.0 million of stockholders' equity. Sun's ratio of earnings to fixed charges for each of the years ended December 31, 1995, 1996, and 1997 was 1.2x, 1.6x, 1.7x and 1.5x and for the three months ended March 31, 1998, respectively. After giving pro forma effect to the May Offerings, Sun's ratio of earnings to fixed charges for each of the year ended December 31, 1997 and for the three months ended March 31, 1998 would have been 1.4x and 1.6x, respectively. As of July 30, 1998, Sun had the ability to borrow approximately $164.3 million under the Company's Credit Agreement, as amended (the "Senior Credit Facility"), with certain lenders, certain co-agents and NationsBank of Texas, N.A., as administrative lender. Upon the consummation of the merger between Sun and Retirement Care (the "RCA Merger") and the acquisition of Contour (the "Contour Merger") (the "RCA and Contour Mergers" and, together with the Regency Merger, the "Mergers"), Sun's consolidated long-term debt (including current maturities) increased by approximately $177.3 million, based on Retirement Care's March 31, 1998.

    In addition, as of December 31, 1997, Sun's existing lease agreements required aggregate annual payments for the years ending December 31, 1998, 1999, 2000, 2001, and 2002 of $122.9 million, $122.5 million, $121.5 million, $115.7 million and $113.3 million, respectively. In addition, as part of its growth strategy Sun intends to incur significant additional lease obligations and therefore expects its annual lease obligations over the next five fiscal years will be significantly greater than the amounts set forth in the preceding sentence.

    At March 31, 1998, Sun had outstanding commitments for construction and development costs of approximately $22.7 million in the United States and approximately L0.6 million (approximately $1.0 million as of March 31, 1998) in the United Kingdom. Sun also expects to loan up to $47.0 million (of which approximately $41.4 million had been funded as of March 31, 1998) for the development, construction and operation of assisted living facilities. Any such advances are expected to be funded by borrowings under the Credit Facility and will be subject to certain conditions, including the approval of each project by Sun. See "Management's Discussion and Analysis of Financial Condition and Results of Operations--Liquidity and Capital Resources" included in Sun's Annual Report on Form 10-K for the year ended December 31, 1997 and Sun's Quarterly Report on Form 10-Q for the three months ended March 31, 1998, incorporated by reference herein.

    The degree to which Sun is leveraged could have important consequences to purchasers of the securities offered hereby, including, but not limited to, the following: (i) a substantial portion of Sun's cash flow from operations will be required to be dedicated to debt service and will not be available for other purposes, including acquisitions; (ii) Sun's ability to obtain additional financing in the future could be limited; (iii) certain of Sun's borrowings are at variable rates of interest, which could result in higher interest expense in the event of increases in interest rates; and (iv) the indentures with respect to the Company's 9 1/2% Senior Subordinated Notes due 2007 (the "9 1/2% Notes") and the Company's 9 3/8% Senior Subordinated Notes due 2008 (the "9 3/8% Notes"), the Senior Credit Facility and the United Kingdom revolving credit facilities generally contain financial and restrictive covenants that limit the ability of Sun to, among other things, borrow additional funds, dispose of assets or pay cash dividends. Failure by Sun to comply with such covenants could result in an event of default which, if not cured or waived, would have a material adverse effect on Sun. In addition, the Company's future capital requirements will depend on many factors, including the Company's working capital needs, the costs associated with the RCA and Contour Mergers, and in particular, the timing and extent to which the Company implements its acquisition strategy. Accordingly, the Company expects that it may raise additional equity or debt financing in the future. See "Management's Discussion and Analysis of Financial Condition and Results of Operations--Liquidity and Capital Resources" in Sun's Annual Report on Form 10-K for the year ended

December 31, 1997 and Sun's Quarterly Report on Form 10-Q for three months ended March 31, 1998, incorporated by reference herein.

RANKING OF SUBORDINATE OBLIGATIONS UNDER THE GUARANTEE AND CONVERTIBLE
  DEBENTURES

    Sun's obligations under the Guarantee are subordinate and junior in right of payment to all liabilities of Sun and PARI PASSU in right of payment with the most senior preferred stock issued, from time to time, if any, by Sun. The obligations of Sun under the Convertible Debentures are subordinate and junior in right of payment to all present and future Senior Indebtedness of Sun. Sun may not pay principal of, premium, if any, or interest on or other amounts owing in respect of the Convertible Debentures, make any deposit pursuant to any defeasance provisions or repurchase, redeem or otherwise retire the Convertible Debentures if certain Senior Indebtedness is not paid when due or any other default on such Indebtedness occurs and the maturity of such Indebtedness is accelerated in accordance with its terms unless, in either case, the default has been cured or waived, any such acceleration has been rescinded or such Indebtedness has been paid in full. Moreover, under certain circumstances, if any non-payment default exists with respect to such Indebtedness, Sun may not make any payments on the Convertible Debentures for a specified time, unless such default is cured or waived, any acceleration of such indebtedness has been rescinded or such indebtedness has been paid in full. As of March 31, 1998, the aggregate amount of consolidated indebtedness that would have effectively ranked senior to the Convertible Debentures and the Guarantee was approximately $1.4 billion. In addition, on a pro forma basis after giving effect to the Offerings and the application of the net proceeds therefrom as described in "Use of Proceeds," the Company would have had approximately $269.5 million available under the Senior Credit Facility as of March 31, 1998. There are no terms in the Convertible Preferred Securities, the Convertible Debentures or the Guarantee that limit Sun's ability to incur additional indebtedness, including indebtedness that ranks senior to the Convertible Debentures and the Guarantee, or to grant security interests to secure outstanding or new indebtedness. See "Description of the Guarantee--Status of the Guarantee" and "Description of Convertible Debentures--Subordination."

RIGHTS UNDER THE GUARANTEE

    The Guarantee will be qualified as an indenture under the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"). The Property Trustee will act as indenture trustee under the Guarantee for the purposes of compliance with the provisions of the Trust Indenture Act (the "Guarantee Trustee"). The Guarantee Trustee will hold the Guarantee for the benefit of the holders of the Convertible Preferred Securities.

    Under the Guarantee, Sun guarantees the holders of the Convertible Preferred Securities the payment of (i) any accrued and unpaid distributions that are required to be paid on the Convertible Preferred Securities, to the extent the Trust has funds available therefor, (ii) the Redemption Price, including all accrued and unpaid distributions with respect to Convertible Preferred Securities called for redemption by the Trust, to the extent the Trust has funds available therefor, and (iii) upon a voluntary or involuntary dissolution, winding-up or termination of the Trust (other than in connection with the distribution of Convertible Debentures to the holders of Convertible Preferred Securities or a redemption of all the Convertible Preferred Securities), the lesser of (a) the aggregate of the liquidation amount and all accrued and unpaid distributions on the Convertible Preferred Securities to the date of the payment to the extent the Trust has funds available therefor or (b) the amount of assets of the Trust remaining available for distribution to holders of the Convertible Preferred Securities in liquidation of the Trust. The holders of a majority in liquidation amount of the Convertible Preferred Securities have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Guarantee Trustee or to direct the exercise of any trust or power conferred upon the Guarantee Trustee under the Guarantee. In addition, any record holder of Convertible Preferred Securities may institute a legal proceeding directly against Sun to enforce the Guarantee without first instituting a legal proceeding against the Trust, the Guarantee Trustee or any other person or entity if (i) the Property Trustee fails to enforce its rights under the Convertible Debentures, or (ii) Sun defaults under the Guarantee with respect to the Convertible Preferred Securities. If Sun were to default on its obligation to pay amounts payable on the Convertible Debentures, the Trust would lack available funds for the payment of distributions or amounts payable on redemption of the Convertible Preferred Securities or otherwise, and, in such event, holders of the Convertible Preferred Securities would not be able to rely upon the Guarantee for payment of such amounts. Instead, holders of the Convertible Preferred Securities would rely on the enforcement (1) by the Property Trustee of its rights as registered holder of the Convertible Debentures against Sun pursuant to the terms of the Convertible Debentures or (2) by such holder of its right of direct action against Sun to enforce payments on the Convertible Debentures. See "Description of the Guarantee" and "Description of Convertible Debentures." The Declaration (as defined herein) provides that each holder of Convertible Preferred Securities, by acceptance thereof, agrees to the provisions of the Guarantee, including the subordination provisions thereof, and the Indenture.

ENFORCEMENT OF CERTAIN RIGHTS BY HOLDERS OF CONVERTIBLE PREFERRED SECURITIES

    If (i) Sun Financing fails to pay distributions in full on the Convertible Preferred Securities (other than pursuant to a deferral) or (ii) a Declaration Event of Default (as defined herein) occurs and is continuing, then the holders of Convertible Preferred Securities would rely on the enforcement by the Property Trustee of its rights as a holder of the Convertible Debentures against Sun. In addition, the holders of a majority in liquidation amount of the Convertible Preferred Securities will have the right to direct the time, method, and place of conducting any proceeding for any remedy available to the Property Trustee or to direct the exercise of any trust or power conferred upon the Property Trustee under the Declaration, including the right to direct the Property Trustee to exercise the remedies available to it as a holder of the Convertible Debentures. If the Property Trustee fails to enforce its rights under the Convertible Debentures, a holder of Convertible Preferred Securities may institute a legal proceeding directly against Sun to enforce the Property Trustee's rights under the Convertible Debentures without first instituting any legal proceeding against the Property Trustee or any other person or entity. Notwithstanding the foregoing, if a Declaration Event of Default has occurred and is continuing and such event is attributable to the failure of Sun to pay interest or principal on the Convertible Debentures on the date such interest or principal is otherwise payable (or in the case of redemption, on the redemption date), then the registered holder of Convertible Preferred Securities may directly institute a proceeding for enforcement of payment to such holder of the principal of or interest on the Convertible Debentures having a principal amount equal to the aggregate liquidation amount of the Convertible Preferred Securities of such holder (a "Direct Action") on or after the respective due date specified in the Convertible Debentures. In connection with such Direct Action, Sun will be subrogated to the rights of such holders of Convertible Preferred Securities under the Declaration to the extent of any payment made by Sun to such holder of Convertible Preferred Securities in such Direct Action. The holders of Convertible Preferred Securities will not be able to exercise directly any other remedy available to the holders of the Convertible Debentures. See "Description of the Convertible Preferred Securities--Declaration Events of Default."

OPTION TO EXTEND INTEREST PAYMENT PERIOD

    So long as Sun shall not be in default in the payment of interest on the Convertible Debentures, Sun has the right under the Indenture to defer payments of interest on the Convertible Debentures by extending the interest payment period at any time, and from time to time, on the Convertible Debentures. As a consequence of such an extension, quarterly distributions on the Convertible Preferred Securities would be deferred (but despite such deferral would continue to accumulate with interest thereon at the distribution rate, compounded quarterly) by the Trust during any such extended interest payment period. Prior to the termination of any such Extension Period, Sun may further extend such Extension Period; provided that such right to extend the interest payment period for the Convertible Debentures is limited to a period not exceeding 20 consecutive quarters and may not extend beyond the maturity of the Convertible Debentures. See "Description of the Convertible Debentures--Option to Extend Interest Payment Period."

    In the event that Sun exercises this right to defer interest payments, then
(a) Sun shall not declare or pay dividends on, or make a distribution with respect to, or redeem, purchase or acquire, or make a liquidation payment with respect to, any of its capital stock (other than (i) purchases or acquisitions of shares of Company Common Stock in connection with the satisfaction by Sun of its obligations under any employee benefit plans or the satisfaction by the Company of its obligations pursuant to any contract or security requiring the Company to purchase shares of Company Common Stock, (ii) as a result of a reclassification of Sun capital stock or the exchange or conversion of one class or series of Sun capital stock for another class or series of Sun capital stock or (iii) the purchase of fractional interests in shares of Sun capital stock pursuant to the conversion or exchange provisions of such Sun capital stock pursuant to the conversion or exchange provisions of such capital stock or the security being converted or exchanged), (b) Sun shall not make any payment of interest, principal or premium, if any, on or repay, repurchase or redeem any debt securities (including guarantees) issued by Sun that rank PARI PASSU with or junior to the Convertible Debentures and (c) Sun shall not make any guarantee payments with respect to the foregoing (other than pursuant to the Guarantee). See "Description of the Convertible Preferred Securities--Distributions" and "Description of the Guarantee--Certain Covenants of the Company." If Sun makes a partial payment to the Trust, all of the proceeds will be used to pay the holders of the Convertible Preferred Securities, which payment may not be permitted by the financial and restrictive covenants, including the restricted payment covenant, of the indenture governing the 9 1/2% Notes (the "9 1/2% Notes Indenture") and the indenture which will govern the 2008 Notes (the "2008 Indenture"). In addition, any payments of cash for fractional shares made in connection with the conversion of the Trust Securities may violate the financial and restrictive covenants, including the restricted payment covenant, of the 9 1/2% Notes Indenture and the 2008 Indenture.

    Should Sun exercise its right to defer payments of interest by extending the interest payment period, each holder of Convertible Preferred Securities will continue to accrue income (as original issue discount ("OID")) in respect of the deferred and compounded interest allocable to its Convertible Preferred Securities for United States federal income tax purposes, which will be allocated but not distributed, to holders of record of Convertible Preferred Securities, and such holders will continue to accrue interest and OID on an economic accrual basis even after the extension period, regardless of the holders' regular method of accounting. As a result, each such holder of Convertible Preferred Securities will recognize income for United States federal income tax purposes in advance of the receipt of cash and will not receive the cash from Sun Financing related to such income if such holder disposes of its Convertible Preferred Securities prior to the record date for the date on which distributions of such amounts are made. Sun has no current intention of exercising its right to defer payments of interest by extending the interest payment period of the Convertible Debentures. However, should Sun determine to exercise such right in the future, the market price of the Convertible Preferred Securities is likely to be affected. A holder that disposes of its Convertible Preferred Securities during an Extension Period, therefore, might not receive the same return on its investment as a holder that continues to hold its Convertible Preferred Securities. In addition, as a result of the existence of Sun's right to defer interest payments, the market price of the Convertible Preferred Securities (which represent an undivided beneficial interest in the Convertible Debentures) may be more volatile than other securities on which OID accrues that do not have such rights. Furthermore, since the market value of the Convertible Preferred Securities may not reflect the accumulated distributions that will be paid at the end of the Extension Period, a holder who sells or converts its Convertible Preferred Securities during the Extension Period will not receive from the Company any cash or additional shares of Company Common Stock related to the interest income the holder accrued and included in its taxable income under the OID rules.

SPECIAL EVENT REDEMPTION OR DISTRIBUTION

    Upon the occurrence of a Special Event, the Trust shall, unless the Convertible Debentures are redeemed in the limited circumstances described herein, be dissolved, with the result that the Convertible Debentures would be distributed to the holders of the Trust Securities. In addition, in certain circumstances upon the occurrence of a Special Event, the Convertible Debentures may be redeemed by Sun. See "Description of the Convertible Preferred Securities--Special Event Redemption or Distribution."

    Under current United States Federal income tax law, a distribution of Convertible Debentures upon the dissolution of Sun Financing would not be a taxable event to holders of the Convertible Preferred Securities. Upon occurrence of a Special Event, however, a dissolution of the Trust in which holders of the

Convertible Preferred Securities receive cash would be a taxable event to such holders. See "United States Federal Income Taxation--Receipt of Convertible Debentures or Cash Upon Liquidation of Sun Financing."

    There can be no assurance as to the market prices for the Convertible Preferred Securities or the Convertible Debentures that may be distributed in exchange for Convertible Preferred Securities if a dissolution or liquidation of the Trust were to occur. Accordingly, the Convertible Preferred Securities that an investor may purchase, whether pursuant to the offer made hereby or in the secondary market, or the Convertible Debentures that a holder of Convertible Preferred Securities may receive on dissolution and liquidation of the Trust, may trade at a discount to the price that the investor paid to purchase the Convertible Preferred Securities offered hereby. Because holders of Convertible Preferred Securities may receive Convertible Debentures upon the occurrence of a Special Event, prospective purchasers of Convertible Preferred Securities are also making an investment decision with regard to the Convertible Debentures and should carefully review all the information regarding the Convertible Debentures contained herein. See "Description of the Convertible Preferred Securities--Special Event Redemption or Distribution" and "Description of the Convertible Debentures--General."

LIMITED VOTING RIGHTS

    Holders of Convertible Preferred Securities will have limited voting rights and will not be entitled to vote to appoint, remove or replace, or to increase or decrease the number of, Sun Trustees, which voting rights are vested exclusively in the holder of the Common Securities. See "Description of the Convertible Preferred Securities--Voting Rights."

RISKS ASSOCIATED WITH THE DEVELOPMENT AND EXPANSION OF ANCILLARY SERVICES

    A significant aspect of Sun's operating strategy is to expand its therapy, temporary therapy staffing and pharmaceutical services and, in particular, to offer these services to nonaffiliated facilities. Therapy, temporary therapy staffing and pharmaceutical services provided to nonaffiliated facilities in the United States, while representing 26%, 28%, 31% and 28% of Sun's revenues for the three months ended March 31, 1998, and for the years ended December 31, 1995, 1996, and 1997, respectively, provided more than half of Sun's operating profits for such periods. In addition, a substantial portion of Sun's consolidated interest expense was attributable to Sun's long-term and subacute care services and its foreign operations and not the ancillary services business due to the capital intensive nature of these businesses and to related acquisitions. See "Management's Discussion and Analysis of Financial Condition and Results of Operations" included in Sun's Annual Report on Form 10-K for the year ended December 31, 1997 and Sun's Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 1998, incorporated by reference herein. As a result of the Regency Acquisition and RCA Merger,the percentage of revenues from services provided to nonaffiliated facilities is expected to decrease. Regulatory changes, including a Prospective Payment System ("PPS"), are expected to be made that affect reimbursement for these services, which could adversely affect Sun's profitability. See "--Risks Related to Prospective Payment System," "--Potential Reduction of Reimbursement Rates From Third Party Payors and Possible Adverse Impact on Future Operating Results" and "--Risk of Adverse Effect of Future Healthcare Reform." From time to time the negative publicity surrounding the government investigations of Sun has slowed Sun's success in obtaining additional outside contracts in the rehabilitation therapy business, which in the past has resulted in higher than required therapist staffing levels and has affected the private pay enrollment in certain inpatient facilities. In addition, if government investigations have a negative impact on the future billing practices related to Sun's rehabilitation therapy subsidiary, the profitability of the services provided by such subsidiary would be reduced from current levels. See "--Investigations; Uncertain Impact on Future Operating Results."

RISK OF ADVERSE EFFECT OF FUTURE HEALTHCARE REFORM

    In recent years, an increasing number of legislative proposals have been introduced or proposed in Congress and in some state legislatures that would effect major changes in the healthcare system, either nationally or at the state level. Among the proposals under consideration are cost controls on hospitals, changes in reimbursement by federal and state payors such as Medicare and Medicaid, limitations on the ability of Sun to maintain or increase the level of services it provides, insurance market reforms to increase the availability of group health insurance to small businesses and the requirement that all businesses offer health insurance coverage to their employees. Some of the leading proposals would extend temporary reductions in Medicare reimbursement imposed under current law, impose additional cuts in Medicare reimbursement and substantially restructure Medicaid. In the Balanced Budget Act of 1997 (the "BBA"), Congress amended the reimbursement provisions applicable to exempt hospital services, skilled nursing, therapy and other ancillary services. See "--Risks Related to Prospective Payment System." These changes include, but are not limited to, reductions in capital reimbursement; reductions in certain laboratory reimbursement; limitations on ancillary costs of skilled nursing facilities; bundling of ancillary services into nursing home payments; and imposition of a prospective payment system for skilled nursing facility services and home health services. Additional changes may still be enacted, which may include amendments similar to those imposed under the BBA as well as the imposition of salary equivalency for occupational and speech therapy services. It is not clear at this time when or whether any new proposals will be adopted, or, if adopted, what effect, if any, such proposals would have on Sun's business. There can be no assurance that future healthcare legislation or other changes in the administration or interpretation of governmental healthcare programs will not have a material adverse effect on Sun's financial condition or results of operations. See "--Potential Reduction of Reimbursement Rates From Third Party Payors and Possible Adverse Impact on Future Operating Results," "--Risks Associated with Reimbursement Process and Collectibility of Certain Accounts Receivable," "--Potential Liability for Reimbursements Paid to Former Operators of Acquired Facilities," and "--Risks Associated with Related Party Transactions."

RISKS RELATED TO PROSPECTIVE PAYMENT SYSTEM

    In the BBA, Congress passed numerous changes to the reimbursement policies applicable to exempt hospital services, skilled nursing, therapy and other ancillary services. The BBA provides for a phase-in of a PPS for skilled nursing facilities over a four-year period, effective for Sun's facilities on January 1, 1999. Under PPS, Medicare will pay skilled nursing facilities a fixed fee per patient day based on the acuity level of the patient to cover all post-hospital extended care routine service costs (I.E., Medicare Part A patients), including ancillary and capital related costs for beneficiaries receiving skilled services. The per diem rate will also cover substantially all items and services furnished during a covered stay for which reimbursement was formerly made separately under Medicare. During the phase-in, payments will be based on a blend of the facility's historical costs and a federally established per diem rate. Interim final regulations, including the federal per diem rates, were published on May 12, 1998. It is unclear what the impact of PPS will be on Sun. There can be no assurance that the imposition of PPS will not have a material adverse effect on the results of operations and financial condition of Sun.

    Sun's revenues from its inpatient facilities will be significantly affected by the size of the federally established per diem rate. There can be no assurance that the per diem rate will not be less than the amount Sun's inpatient facilities currently receive for treating the patients currently in its care. Moreover, since Sun treats a greater percentage of higher acuity patient than many nursing homes, Sun may also be adversely impacted if the federal per diem rates for higher acuity patients does not adequately compensate Sun for the additional expenses and risks for caring for such patients. As a result, there can be no assurance that Sun's financial condition and results of operations will not be materially and adversely affected.

    Sun is responding to the implementation of PPS by establishing SunSolution. SunSolution will offer to provide ancillary services for a fixed fee to nonaffiliated facilities. There can be no assurance that there will be a market for the SunSolution products and services or whether a change in the demand for Sun's services following the imposition of PPS will not adversely affect Sun's revenues. Even if SunSolution is successful, no assurance can be given that the costs of providing the contracted for services will be less than the fixed fee received by Sun for such services. Given the relative profitability of Sun's ancillary services, there can be no assurance that Sun's margins and ultimately Sun's results of operations and financial condition will not be materially and adversely affected.

    In addition, for all Medicare patients not receiving post-hospital extended care services (i.e., Medicare Part B patients), effective July 1, 1998, reimbursement for ancillary services, including rehabilitation therapy, medical supplies, pharmacy, temporary staffing for rehabilitation therapy, and other ancillary services, will be made pursuant to yet-to-be developed fee schedules. In addition, effective January 1, 1999, there will be an annual per beneficiary cap of $1,500 on reimbursement for outpatient physical therapy and speech therapy and an annual per beneficiary cap of $1,500 on reimbursement for occupational therapy. Facilities will be permitted to bill patients directly for services rendered in excess of these caps; however, there can be no assurance that Sun will receive any payments in excess of these caps. There can also be no assurance that such yet-to-be developed fee schedules or caps will not have a material adverse effect on Sun.

POTENTIAL REDUCTION OF REIMBURSEMENT RATES FROM THIRD PARTY PAYORS AND POSSIBLE
  ADVERSE IMPACT ON FUTURE OPERATING RESULTS

    Various cost containment measures adopted by governmental and private pay sources have begun to restrict the scope and amount of reimbursable healthcare expenses and limit increases in reimbursement rates for medical services. Any reductions in reimbursement levels under Medicaid, Medicare or private payor programs and any changes in applicable government regulations or interpretations of existing regulations could significantly affect Sun's profitability. Furthermore, government programs are subject to statutory and regulatory changes, retroactive rate adjustments, administrative rulings and government funding restrictions, all of which may materially affect the rate of payment to Sun's facilities and its therapy and pharmaceutical businesses. There can be no assurance that payments under governmental or private payor programs will remain at levels comparable to present levels or will be adequate to cover the costs of providing services to patients eligible for assistance under such programs. Significant decreases in utilization and limits on reimbursement could have a material adverse effect on Sun's financial condition and results of operations, including the possible impairment of certain assets. Most recently, in the BBA Congress amended the reimbursement provisions applicable to exempt hospitals services, skilled nursing, therapy and other ancillary services. See "--Risks Associated with the Development and Expansion of Ancillary Services." See "Management's Discussion and Analysis of Financial Condition and Results of Operations" included in Sun's Annual Report on Form 10-K for the year ended December 31, 1997 and Sun's Quarterly Report on Form 10-Q for the fiscal quarter ended March 31,1998, incorporated by reference herein, for a summary of sources of revenues for Sun for the three most recent fiscal years.

    Reimbursement for therapy services is currently evaluated under Medicare's reasonable cost principles. Under current law, the reasonable costs for physical therapy and respiratory therapy services may not exceed an amount equal to the salary that would reasonably have been paid to a therapist for providing the services (together with certain additional costs) within each geographical area. Salary equivalency guidelines are the amounts published by the Health Care Financing Administration ("HCFA"), which reflect the prevailing salary, fringe benefit and expense factors as determined by HCFA. HCFA then uses the salary equivalency guidelines to determine the reimbursement rates for physical therapy and respiratory therapy costs. Although salary equivalency guidelines will no longer be effective following the implementation of PPS and fee schedule reimbursement, HCFA has published new equivalency guidelines.

    On January 30, 1998, HCFA revised salary equivalency guidelines for respiratory therapy and physical therapy, and for the first time published new salary equivalency guidelines for speech therapy and occupational therapy. HCFA has applied the new salary equivalency guidelines to all services rendered on or after April 10, 1998. Implementation of these guidelines has increased reimbursement rates for respiratory therapy and physical therapy, but reduced reimbursement rates for speech therapy and occupational therapy. The effect of the changes could have a material adverse impact on Sun's results of operations. The salary equivalency guidelines rates will have no continuing impact on reimbursement for therapy services rendered to a Medicare patient receiving post-hospital extended care services following the commencement of PPS, because under PPS therapy services will be bundled into each facility's per diem reimbursement from Medicare. In addition, the salary equivalency guidelines will have no continuing impact on therapy services rendered to all other Medicare patients after the institution of fee schedule reimbursement for therapy services, which may be effective as early as July 1, 1998.

    In 1995, and periodically since then, HCFA has provided information to intermediaries for use in determining reasonable costs for occupational and speech therapy. This information, although not intended to impose limits on such costs, suggests that fiscal intermediaries should carefully review costs which appear to be in excess of what a "prudent buyer" would pay for those services. While the effect of these directives is still uncertain, they are a factor considered by such intermediaries in evaluating the reasonableness of amounts paid by providers for the services of Sun's rehabilitation therapy subsidiary. When salary equivalency guidelines, PPS and fee schedules are implemented, reimbursement for these services will no longer be on a "pass through" basis and the HCFA directives and reasonable cost guidelines discussed in this paragraph will become moot as to services rendered after their effectiveness. In addition, some intermediaries require facilities to justify the cost of contract therapists versus employed therapists as an aspect of the "prudent buyer" analysis. With respect to rehabilitation therapy services provided to affiliated facilities, a retroactive adjustment of Medicare reimbursement could be made for some prior periods. With respect to nonaffiliated facilities, an adjustment of reimbursement rates for therapy services could result in indemnity claims against Sun, based on the terms of substantially all of the Sun's existing contracts with such facilities, for payments previously made by such facilities to Sun that are reduced by Medicare in the audit process. Any change in reimbursement rates resulting from implementation of the HCFA directives or a reduction in reimbursement as a result of a change in application of reasonable cost guidelines could have a material adverse effect on the Sun's financial condition and results of operations (depending on the rates adopted) and customers' ability to pay for prior and continuing services. When PPS with respect to Medicare Part A (effective for Sun's facilities on January 1, 1999) and fee schedules with respect to Medicare Part B (which may be effective as early as July 1, 1998) are implemented, Sun's facilities' reimbursement will no longer be affected by salary equivalency guidelines and the cost reporting settlement process for services rendered after their effectiveness. See "Risks Related to Prospective Payment System," and"--Risks Associated with Development and Expansion of Ancillary Services" and "--Risk of Adverse Effect of Future Healthcare Reform" and "Management's Discussion and Analysis of Financial Condition and Results of Operations" in Sun's Quarterly Report for the three months ended March 31, 1998.

RISKS ASSOCIATED WITH REIMBURSEMENT PROCESS AND COLLECTIBILITY OF CERTAIN
  ACCOUNTS RECEIVABLE

    Sun derives a substantial percentage of its total revenues from Medicare, Medicaid and private insurance. Sun's financial condition and results of operations may be affected by the revenue reimbursement process, which is complex and can involve lengthy delays between the recognition of revenue and the time reimbursement amounts are settled. Net revenues realizable under third-party payor agreements are subject to change due to examination and retroactive adjustment by payors during the settlement process. Payors may disallow in whole or in part requests for reimbursement based on determinations that certain costs are not reimbursable or reasonable or because additional supporting documentation is necessary. Sun recognizes revenues from third-party payors and accrues estimated settlement amounts in the period in which the related services are provided. Sun estimates these settlement balances by making determinations based on its prior settlement experience and its understanding of the applicable reimbursement rules and regulations. The majority of third-party payor balances are settled within two to three years following the provision of services. Sun has experienced differences between the net amounts accrued and subsequent settlements, which differences are recorded in operations at the time of settlement. For example, in the fourth quarter of 1997, Sun recorded negative revenue adjustments totalling approximately $15.0 million resulting from changes in accounting estimates of amounts realizable from third-party payors. These changes in accounting estimates primarily arose out of the settlement in late 1997 of certain facility cost reports for 1994 and 1995 and also include estimated charges for projected settlements in 1996.

    Accounts receivable for therapy services have also increased in part because the ability of nonaffiliated facilities to provide timely payments has been impacted by their receipt of payments from fiscal intermediaries which, in some instances, have been delayed due to the fiscal intermediaries conducting reviews of facilities' therapy claims. In addition, accounts receivable have increased in part because of the growth in the Company's inpatient, therapy and pharmaceutical services businesses since December 31, 1996. During 1996 and the first two quarters of 1997, as a result of these factors, accounts receivable for therapy services grew disproportionately to the growth in revenue of that line of business. As a result, the Company increased its provision for losses on accounts receivable in mid-1996. No assurance can be given that further increases in the provision for losses on accounts receivable will not be required.

    Sun's financial condition and results of operations would be materially and adversely affected if the amounts actually received from third-party payors in any reporting period differ materially from the amounts accrued in prior periods. Sun's financial condition and results of operations may also be affected by the timing of reimbursement payments and rate adjustments from third-party payors. Sun has from time to time experienced delays in receiving final settlement and reimbursement from government agencies. See "Management's Discussion and Analysis of Financial Condition and Results of Operations--Liquidity and Capital Resources" included in Sun's Annual Report on Form 10-K for the year ended December 31, 1997 and Sun's Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 1998, incorporated by reference herein.

POTENTIAL LIABILITY FOR REIMBURSEMENTS PAID TO FORMER OPERATORS OF ACQUIRED
  FACILITIES

    Sun's growth strategy relies heavily on the acquisition of long-term and subacute care facilities. Regardless of the legal form of the acquisition, the Medicare and Medicaid programs often require that Sun assume certain obligations relating to the reimbursement paid to the former operators of facilities acquired by Sun. From time to time, fiscal intermediaries and Medicaid agencies examine cost reports filed by such predecessor operators. If, as a result of any such examination, it is concluded that overpayments to a predecessor operator were made, Sun, as the current operator of such facilities, may be held financially responsible for such overpayments. At this time Sun is unable to predict the outcome of any existing or future examinations. See "--Difficulty of Integrating Acquired Operations" and "Management's Discussion and Analysis of Financial Condition and Results of Operations" in Sun's Quarterly Report for the three months ended March 31, 1998.

RISKS ASSOCIATED WITH RELATED PARTY TRANSACTIONS

    Current Medicare regulations that apply to transactions between related parties, such as Sun's subsidiaries, are relevant to the amount of Medicare reimbursement that Sun is entitled to receive for the rehabilitation and respiratory therapy and pharmaceutical services that it provides to Sun-operated facilities. These related party regulations require that, among other things, a substantial part of the rehabilitation and respiratory therapy services or pharmaceutical services, as the case may be, of the relevant subsidiary be transacted with nonaffiliated entities in order for Sun to receive reimbursement for services provided to Sun-operated facilities at the rates applicable to services provided to nonaffiliated entities. The related party regulations do not indicate a specific level of services that must be provided to nonaffiliated entities in order to satisfy the "substantial part" requirement of such regulations. In instances where this issue has been litigated by others, no consistent standard has emerged as to the appropriate threshold necessary to satisfy the "substantial part" requirement. See "--Risks Associated with the Development and Expansion of Ancillary Services" and "Business--United States Revenue Sources-- Medicare" in Sun's Annual Report on Form 10-K for the year ended December 31, 1997 incorporated by reference herein.

    Sun believes that it satisfies the requirements of these regulations regarding nonaffiliated businesses. Sun's net revenues from rehabilitation therapy services, including net revenues for temporary therapy staffing services, provided to nonaffiliated facilities represented 73%, 74%, 70% and 63% of total rehabilitation and temporary therapy staffing services net revenues for for the years ended December 31, 1995, 1996 and 1997, and for the three months ended March 31, 1998, respectively. Respiratory therapy services provided to nonaffiliated facilities represented 64%, 55%, 63% and 56% of total respiratory therapy services net revenues for the for the period from the date of acquisition of SunCare on May 5, 1995 to December 31, 1995, for the years ended December 31, 1996 and 1997, and for the three months ended March 31, 1998, respectively. Sun's respiratory therapy operations did not provide services to affiliated facilities prior to the acquisition of SunCare on May 5, 1995. Net revenues from pharmaceutical services billed to nonaffiliated facilities represented 78%, 78%, 79%, and 78% of total pharmaceutical services revenues for for the years ended December 31, 1995, 1996 and 1997, and for the three months ended March 31, 1998, respectively. If upon audit by Federal or state reimbursement agencies, such agencies find that these regulations have not been satisfied for these periods, and if, after appeal, such findings are sustained, Sun could be required to refund the difference between its cost of providing these services to any entity found to be subject to the related party regulations and the higher amount actually received. See "--Risks Associated with the Development and Expansion of Ancillary Services."

    If Sun fails to satisfy these regulations in the future, the reimbursement that Sun receives for rehabilitation and respiratory therapy and pharmaceutical services provided to its own facilities would be significantly reduced, as a result of which Sun's financial condition and results of operations would be materially and adversely affected for so long as Medicare and Medicaid continue to reimburse on the basis of reasonable cost. While Sun believes that it has satisfied and will continue to satisfy the requirements of these regulations regarding non-affiliated businesses, there can be no assurance that its position would prevail if contested by relevant reimbursement agencies. The foregoing statements with respect to Sun's ability to satisfy these regulations are forward looking and could be affected by a number of factors, including the interpretation of Medicare regulations by Federal or state reimbursement agencies and Sun's ability to provide services to nonaffiliated facilities. When the salary equivalency guidelines, PPS and fee schedules are implemented, the Medicare impact of the related party rule will be significantly reduced. See "--Risks Related to Prospective Payment System" and "Management's Discussion and Analysis of Financial Condition and Results of Operations" included in Sun's Annual Report on Form 10-K for the year ended December 31, 1997 and Sun's Quarterly Report on Form 10-Q for the three months ended March 31, 1998, incorporated by reference herein.

POTENTIAL ADVERSE EFFECT OF CHANGE IN REVENUE SOURCES

    Changes in the mix of patients among the Medicaid, Medicare and private pay categories, and among different types of private pay sources, can significantly affect the revenues and the profitability of Sun's operations. There can be no assurance that Sun will continue to attract and retain private pay patients or maintain its current payor or revenue mix.

    In addition, there can be no assurance that the facilities operated by Sun, or the provision of services and products by Sun, now or in the future, will initially meet or continue to meet the requirements for participation in the Medicare and Medicaid programs, or that Sun will continue to qualify for the levels of reimbursement it has in the past with respect to reimbursement for rehabilitation therapy, respiratory therapy and pharmaceutical services provided by Sun-operated facilities. A loss of Medicare or Medicaid certification or a change in Sun's reimbursement under Medicare or Medicaid could have an adverse effect on its financial condition and results of operations. See "--Potential Reduction of Reimbursement Rates From Third Party Payors and Possible Adverse Impact on Future Operating Results," "--Risks Associated with Reimbursement Process and Collectibility of Certain Accounts Receivables," "--Risks Associated with Related Party Transactions," "--Risk of Adverse Effect of Future Healthcare Reform" and "--Investigations; Uncertain Impact on Future Operating Results."

POTENTIAL ADVERSE IMPACT FROM EXTENSIVE REGULATION

    Sun is subject to extensive Federal, state and local government regulation relating to licensure, conduct of operations, ownership of facilities, expansion of facilities and services and reimbursement for services. As such, in the ordinary course of business, Sun's operations are continuously subject to state and

Federal regulatory scrutiny, supervision and control. Such regulatory scrutiny often includes inquiries, investigations, examinations, audits, site visits and surveys, some of which may be non-routine. All of the facilities operated or managed by Sun are required to be licensed in accordance with the requirements of state and local agencies having jurisdiction over their operations. Most of Sun's facilities are also certified as providers under the Medicaid and Medicare programs. The long-term care facilities, as well as Sun's rehabilitation therapy and pharmaceutical operations, are subject to periodic inspection by governmental and other authorities to assure continued compliance with regulatory procedures and licensing under state law and certification under the Medicare and Medicaid programs. The failure to obtain or renew any required regulatory approvals or licenses or to comply with applicable regulations in the future could adversely affect Sun's financial condition and results of operations. See "--Investigations; Uncertain Impact on Future Operating Results." To the extent that Certificates of Need ("CONs") or other similar approvals are required for expansion of Sun's operations, either through acquisitions or additions to or provision of new services at such facilities, such expansion could be adversely affected by the failure to obtain such CONs or approvals. See "--Risks Related to Prospective Payment System."

    Medicare and Medicaid antifraud and abuse laws prohibit certain business practices and relationships that might affect the provision and cost of health care services reimbursable under Medicare and Medicaid. Expressly prohibited are kickbacks, bribes and rebates related to Medicare or Medicaid referrals. Federal laws also provide civil and criminal penalties for any false or fraudulent statements, knowingly made, in any claim for payment under a Federal or state health care program as well as any material omissions in such claims. In addition, certain states have adopted fraud and abuse and false claims laws that prohibit specified business practices. Sanctions for violating these laws include criminal penalties and civil sanctions, including fines and possible exclusion from the Medicare and Medicaid programs.

    In many states, the temporary therapy staffing industry is regulated and CareerStaff must be registered or qualify for an exemption from registration. While these regulations have had no material effect on the conduct of CareerStaff's business to date, there can be no assurance that future regulations will not have such an effect. In addition, the healthcare industry to which CareerStaff provides therapists is subject to numerous Federal, state and local regulations. The majority of states require therapists practicing in such states to be licensed or certified. CareerStaff has occasionally experienced difficulties in moving therapists from one state to another because of state licensing requirements. Sun does not believe this has had a material adverse effect on its financial condition or results of operations.

    There can be no assurance that Sun's business in the future will not be materially adversely affected by licensing requirements of state and Federal authorities and by amendments to Federal law, which mandate that nursing homes provide rehabilitation therapy services to their patients and authorize Medicare reimbursement for such services, or by new reimbursement rates proposed by HCFA. See "Business-- Government Regulation" included in Sun's Annual Report on Form 10-K for the year ended December 31, 1997 and Sun's Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 1998, incorporated by reference herein.

DIFFICULTY OF INTEGRATING ACQUIRED OPERATIONS

    Sun's growth strategy relies heavily on the acquisition of long-term and subacute care facilities. In October 1997, the Company acquired Regency Health Services, Inc. ("Regency") (the "Regency Merger"), its largest acquisition to date. Acquisitions present problems of integrating the acquired operations with existing operations, including the loss of key personnel and institutional memory of the acquired business, difficulty in integrating corporate, accounting, financial reporting and management information systems and strain on existing levels of personnel to operate such acquired businesses. In addition, certain assumptions regarding the financial condition of an acquired business may later prove to be incorrect. For example, in connection with Sun's acquisition of The Mediplex Group, Inc. ("Mediplex") in June 1994, a significant percentage of Mediplex's receivables proved to be uncollectible, which resulted in significant write-offs in Sun's 1994, 1995 and 1996 fiscal years. In addition, Sun's net earnings for its 1995 and 1996 fiscal years were adversely affected by an impairment loss to certain goodwill associated with the acquisition of Mediplex and negative revenue adjustments resulting primarily from changes in accounting estimates based on events occurring in 1996. See "Management's Discussion and Analysis of Financial Condition and Results of Operations" included in Sun's Annual Report on Form 10-K for the year ended December 31, 1997 and Sun's Quarterly Report on Form 10-Q for the three months ended March 31, 1998, incorporated by reference herein. Sun's ability to manage its growth effectively will require it to continue to improve its corporate accounting, financial reporting and management information systems, and to attract, train, motivate and manage its employees effectively. See "--Management of Growth."

    The integration of the operations of Retirement Care and Contour will require the dedication of management resources which will detract attention from Sun's day-to-day business. The difficulties of integration may be increased by the necessity of coordinating geographically-separated organizations, integrating personnel with disparate business backgrounds and combining different corporate cultures. As part of the RCA and Contour Mergers, Sun will seek to reduce expenses by eliminating duplicative or unnecessary personnel, corporate functions and other expenses. There can be no assurance that Sun will be able to reduce expenses in this fashion or that there will not be high costs associated with such activities or that there will not be other material adverse effects of such activities. Such events could materially and adversely affect Sun's financial condition and results of operations. There can be no assurance that Sun will be able to successfully integrate acquired operations or to successfully manage any growth; failure to do so effectively and on a timely basis could have a material adverse effect upon Sun's financial condition and results of operations. See "--Risks Related to RCA and Contour Mergers."

    If Sun is unable to effectively integrate the operations of an acquired entity with Sun's existing operations, Sun may elect to divest some or all of the acquired operations. In the second quarter of 1996, Sun sold its ambulatory surgery subsidiary. Sun's decision to sell its ambulatory surgery subsidiary was influenced in part by the marketplace's resistance to the integration of subacute care with ambulatory surgery. In addition, in February 1997 Sun announced that it had recognized a $7 million loss in anticipation of the sale and divestiture of its outpatient rehabilitation therapy clinics in Canada, which were primarily acquired through the acquisition of Columbia Health Care Inc. ("Columbia") in 1995. The Company currently anticipates also selling its outpatient rehabilitation therapy clinics in the United States, which were primarily acquired as part of Sun's acquisitions of Mediplex and Regency.

RISKS RELATED TO RCA AND CONTOUR MERGERS

    In addition to the general acquisition risks described under "--Difficulty of Integrating Acquired Operations" above and "Business--Acquisitions" in Sun's Annual Report on Form 10-K for the year ended December 31, 1997, Sun faces risks specific to its mergers with Retirement Care and Contour, including risks related to the following:

    RESIGNATION OF RETIREMENT CARE'S AND CONTOUR'S INDEPENDENT ACCOUNTANTS; RESTATEMENT OF FINANCIAL STATEMENTS. On August 14, 1997, Coopers & Lybrand L.L.P. ("C&L") resigned as the independent accountants of Retirement Care Associates, Inc. ("Retirement Care") and Contour Medical, Inc ("Contour"). C&L stated that it resigned as the independent accountants of Retirement Care as a result of (i) concerns regarding Retirement Care management's inability to provide adequate support for certain inventory adjustments; (ii) concerns regarding other potential adjustments that may have required Retirement Care to amend its quarterly financial statements as previously filed for the first three quarters of fiscal 1997; (iii) concerns with respect to the realizability of notes and advances due to Retirement Care from affiliates; and (iv) C&L's view that Retirement Care should increase its allowances for doubtful accounts and Medicaid/Medicare settlements and increase its accruals for self-insured workers' compensation matters. Contour indicated that it was not aware of any reason for C&L's resignation as its independent accountants other than Contour's affiliation with Retirement Care. C&L stated that its audit report on Retirement Care's and Contour's financial statements for the fiscal year ended June 30, 1996 should not be relied upon because C&L concluded that it could no longer rely on Retirement Care and

Contour management's representations. Retirement Care and Contour announced C&L's resignation on August 21, 1997. On September 5, 1997, upon the recommendation of the independent members of the audit committees of Retirement Care's and Contour's respective boards of directors, Retirement Care and Contour each retained Cherry, Bekaert & Holland, L.L.P. to reaudit Retirement Care's and Contour's financial statements for the fiscal year ended June 30, 1996 and to audit Retirement Care's and Contour's financial statements for the fiscal year ended June 30, 1997. On October 14, 1997, Retirement Care and Contour each filed amended annual reports on Form 10-K/A restating their results for the fiscal year ended June 30, 1996, and on October 23, 1997, Retirement Care and Contour each filed amended quarterly reports on Form 10-Q/A restating their results for the first three quarters of fiscal 1997. In light of C&L's resignation and the subsequent restatement of RCA and Contour's financial statements, there is an increased risk that assumptions made by Sun regarding the financial condition of Retirement Care and Contour may later prove to be incorrect. See "--Difficulty of Integrating Acquired Operations."

    SHAREHOLDER LITIGATION. The Merger Agreement with respect to the RCA Merger (the "RCA Merger Agreement") does not provide for any contractual indemnification of Sun by Retirement Care's shareholders, nor did Sun retain any of the merger consideration as protection against any liabilities, known or unknown, of Retirement Care for which Sun became responsible. As a result, Sun would bear the cost of any such liabilities of Retirement Care, including any liabilities arising out of the following litigation.

    Between August 25, 1997 and October 24, 1997, ten putative class action lawsuits (the "Actions") were filed in the United States District Court for the Northern District of Georgia on behalf of persons who purchased Retirement Care's common stock, naming Retirement Care and certain of its former officers and directors as defendants. The complaints allege violations of Federal securities laws by the defendants for disseminating allegedly false and misleading financial statements for Retirement Care's fiscal year ended June 30, 1996 and its first three quarters of fiscal year 1997, which the plaintiffs allege materially overstated Retirement Care's profitability. Generally, each of the Actions seeks unspecified compensatory damages, pre-judgment and post-judgment interest, attorneys' fees and costs and other equitable and injunctive relief.

    On November 25, 1997, Retirement Care, Sun and representatives of the plaintiffs entered into a Memorandum of Understanding ("MOU"). Pursuant to the MOU Sun paid $9 million into an interest bearing escrow account maintained by Sun to settle the Actions (the "Settlement"). The Settlement is subject to, among other things, confirmatory discovery, the execution of definitive documentation and court approval, and, therefore, no assurance can be given that the Settlement will become final. Upon satisfaction of the conditions precedent to the Settlement, all claims by the class that were or could have been asserted by the plaintiffs against Retirement Care or any of the other defendants in the Actions will be settled and released and the Actions will be dismissed in their entirety with prejudice in exchange for the release of all funds from the escrow account to the plaintiffs.

    There can be no assurance that additional class actions will not be filed against Retirement Care and its former officers and directors or that the court will approve the Settlement or that the Actions will be settled and dismissed on the terms described herein or at all. In the event that the Settlement is terminated for any reason, the Actions may result in protracted litigation which may result in a diversion of management and other resources of Sun. The payment of substantial legal costs or damages, or the diversion of management and other resources could have a material and adverse effect on Sun's business, financial condition and results of operations.

    Retirement Care is a party to indemnification agreements with certain of the other defendants in the actions described above, including Retirement Care's officers and directors. Retirement Care has also purchased a directors' and officers' liability insurance policy that provides Retirement Care's directors and officers with liability coverage of up to $5 million per policy year. The scope of coverage under the policy is limited, and Retirement Care is currently engaged in litigation with the carrier regarding whether the policy provides indemnification for losses arising from the Actions. Sun has agreed to provide indemnification to Retirement Care's officers and directors who were in office prior to the RCA Merger under certain circumstances.

    RECENT DETERIORATION OF RETIREMENT CARE'S FINANCIAL CONDITION. Retirement Care experienced operating losses of approximately $9.9 million* for the fiscal year ended June 30, 1997 and $8.1 million* for the nine months ended March 31, 1998. There can be no assurance that Retirement Care will not experience continued operating losses in the future, and unforeseen expenses, difficulties and complications could result in greater than anticipated operating losses or otherwise materially adversely affect Retirement Care's business, financial condition and results of operations. As a result, Sun as the owner of Retirement Care may be materially and adversely affected by expenses it will incur after the RCA Merger to resolve problems associated with Retirement Care's deteriorating financial condition.

    Based upon a review of Retirement Care's, Contour's and Sun's publicly available historical financial statements, the RCA and Contour Mergers would have had a dilutive impact on Sun's reported earnings per share for the year ended December 31, 1997 and three months ended March 31, 1998. There can be no assurance that the future combined results will not continue to be dilutive to Sun.

    RECENT DETERIORATION OF CONTOUR'S FINANCIAL CONDITION. Contour experienced operating losses of approximately $0.4 million** for the fiscal year ended June 30, 1997 and approximately $0.8** million for the nine months ended March 31, 1998. There can be no assurance that Contour will not experience continued operating losses in the future, and unforeseen expenses, difficulties and complications could result in greater than anticipated operating losses or otherwise materially and adversely affect Contour's business, financial condition and results of operations. As a result, Sun as the owner of Contour may be materially and adversely affected by expenses it will incur to resolve problem's associated with Contour's deteriorating financial condition.

    Based upon a review of Contour's and Sun's publicly available historical financial statements, the Contour Merger would have had a dilutive impact on Sun's reported earnings per share for the year ended December 31, 1997. There can be no assurance that the future combined results will not continue to be dilutive to Sun.

    OTHER COSTS TO BE INCURRED IN CONNECTION WITH RCA AND CONTOUR
MERGERS. Costs being incurred in connection with the mergers of Retirement Care and Contour are expected to be significant and will be charged against earnings of Sun. The charge is currently estimated to be approximately $30 million, and is expected to consist of transaction costs and integration expenses, including elimination of redundant corporate functions, severance costs related to headcount reductions and write-off of certain intangibles and property and equipment and the settlement of certain class action lawsuits. See "--Shareholder Litigation." Approximately $25 million of these estimated charges are expected to be charged to operations in the second quarter. Approximately $5 million of the estimated charges relating to the integration expenses are expected to be expensed as incurred as these costs are expected to benefit future combined operations. Pursuant to the MOU, Sun has paid $9 million into an interest bearing account to settle the Actions. The Settlement will be expensed in the period in which the conditions to the MOU are satisfied. These amounts are preliminary estimates only and are, therefore, subject to change.

------------------------
 * Each of the amounts described above is based solely on Retirement Care's Annual Report on Form 10-K for the year ended June 30, 1997 and Quarterly Report on Form 10-Q for the quarterly period ended March 31, 1998. Sun makes no representation as to the accuracy or adequacy of such amounts.

** Each of the amounts described above is based solely on Contour's Annual Report Form 10-K for the year ended June 30, 1997 and Quarterly Report on Form 10-Q for the quarterly period ended March 31, 1998. Sun makes no representation as to the accuracy or adequacy of such amounts.

MANAGEMENT OF GROWTH

    Sun's success will depend in part on its ability to manage the growth of its operations. Any such growth is expected to place a significant strain on Sun's managerial, operational and financial resources. Sun's ability to manage growth effectively will require it to continue to improve its corporate accounting, financial reporting, internal accounting systems and management information systems, and to attract, train, motivate and manage its employees effectively. These demands are expected to require further expenditures for the addition of new management personnel and the development of additional expertise by existing management personnel. There can be no assurance that Sun will be able to manage effectively the expansion of its operations, that its systems, procedures or controls will be adequate to support Sun's operations or that Sun's management will be able to exploit opportunities for its services and products. An inability to manage growth, if any, could have a material adverse effect on Sun's business, results of operations, financial condition and cash flow.

NO ASSURANCE OF CONTINUED RAPID GROWTH

    Since its formation in 1989, Sun has implemented an aggressive program of expansion of its business through the acquisition of additional long-term and subacute care facilities and other operations. From January 1994 through December 31, 1997, Sun acquired or assumed the net operations or management of 417 long-term and subacute care facilities with a total of 39,492 licensed beds in the United States, the United Kingdom, Australia, Spain and Germany. During this same period, Sun opened 23 facilities with a capacity of 1,876 licensed beds. During such period, Sun has also acquired pharmacies, temporary therapy staffing providers, outpatient rehabilitation clinics, home care agencies, ambulatory surgery centers and a respiratory therapy company, and has experienced significant internal growth, particularly in its therapy operations. Sun's total net revenues increased from $135.7 million for the year ended December 31, 1992 to $2.0 billion for the year ended December 31, 1997. Similarly, net earnings before the extraordinary loss increased from $4.4 million for the year ended December 31, 1992 to $54.7 million for the year ended December 31, 1997. See "Management's Discussion and Analysis of Financial Condition and Results of Operations" included in Sun's Annual Report on Form 10-K for the year ended December 31, 1997 and Sun's Quarterly Report on Form 10-Q for the three months ended March 31, 1998, incorporated by reference herein. Sun intends to continue to pursue its acquisition strategy in the future. In making such acquisitions, Sun competes with other providers, many of which have greater financial resources than Sun. There can be no assurance that suitable acquisitions will be identified or completed in the future.

    Sun has used both Company Common Stock and indebtedness to fund many of its acquisitions. Sun's Credit Facility and certain of Sun's indentures limit Sun's ability to raise additional indebtedness which may inhibit Sun's ability to use debt financing to consummate acquisitions. See "--Substantial Leverage; Ability to Service Debt" and "Business--Acquisitions" included in Sun's Annual Report on Form 10-K for the year ended December 31, 1997, incorporated by reference herein. The ability to utilize Company Common Stock for acquisition or financing purposes will depend on, among other things, the market price of the Company Common Stock, which has from time to time been subject to heightened volatility resulting primarily from uncertainties regarding certain Medicare reimbursement policies and a government investigation of Sun's rehabilitation therapy subsidiary. See "--Potential Reduction of Reimbursement Rates from Third Party Payors and Possible Adverse Impact on Future Operating Results," "--Risks Associated with Reimbursement Process and Collectibility of Certain Accounts Receivable," "--Risks Associated with Related Party Transactions" and "--Investigations; Uncertain Impact on Future Operating Results."

    Because of operating and financing constraints resulting from acquisitions and internal growth, there can be no assurance that Sun will have adequate cash or borrowing capacity and other resources to compete effectively for future acquisitions or will be able in the future to continue to engage as actively in acquisitions as it has in the past, and uncertainties regarding reimbursement rates for therapy, the outcome of the government investigation of Sun's rehabilitation therapy subsidiary or a material reduction in such rates could limit internal growth of Sun's therapy business. Pursuant to the Senior Credit Facility, Sun will be required to obtain the consent of its principal bank lenders in connection with significant future acquisitions. In addition, to the extent Sun's operational, administrative and financial resources are strained by its acquisition program, Sun's ability to integrate acquired operations may become more protracted. Although Sun is continuously engaged in discussions regarding future acquisitions, there can be no assurance that any acquisitions will be completed, or that Sun's historic rate of growth in assets, revenues or net revenues will be sustained. See "--Management of Growth," "--Risks Related to the RCA and Contour Mergers," "--Difficulty of Integrating Acquired Operations," "--Potential Liability for Reimbursements Paid to Former Operators of Acquired Facilities" and "--Substantial Leverage; Ability to Service Debt." See "Business--Acquisitions" included in Sun's Annual Report on Form 10-K for the year ended December 31, 1997, incorporated by reference herein.

FINANCIAL RESULTS SUBJECT TO FLUCTUATION

    Sun's financial results may fluctuate on a quarterly basis as a result of a number of factors, including the timing of acquisitions, any associated charges to earnings and the financial performance of acquired companies. A material shortfall in revenue or increase in expenses in a given quarter, or a delayed or unrealized ability to achieve synergies from acquisitions, could have a material adverse effect on Sun's earnings. Sun believes that quarterly comparisons of Sun's revenues and operating results should not be relied on as necessarily being indicative of future performance. See "--Difficulty of Integrating Acquired Operations."

RISK OF EXPANSION OF INTERNATIONAL OPERATIONS; FOREIGN EXCHANGE RISK

    Sun currently conducts business outside the United States in the United Kingdom, Spain, Germany, Australia and Canada. Foreign operations accounted for approximately 9%, 10%, 4% and 2% of Sun's total net revenues during the three months ended March 31, 1998, the years ended December 31, 1997, 1996 and 1995, respectively, and 24% of Sun's consolidated total assets as of December 31, 1997. See "Business--Acquisitions" included in Sun's Annual Report on Form 10-K for the year ended December 31, 1997, incorporated by reference herein. Sun expects that its revenues and operations attributable to international operations may increase and substantially contribute to Sun's growth and earnings in the future. Accordingly, as Sun's international operations continue to grow, adverse results from Sun's international operations could adversely affect Sun's financial condition and results of operations. Sun intends to expand its international operations through the acquisition of operational facilities and the construction and development of new facilities. In the past, Sun has constructed and developed new facilities to a more significant degree in its international expansion than it has in the United States, where Sun's growth has been primarily due to the acquisition of operational facilities. In addition to the capital expenditures involved in the construction and development of new facilities, Sun expects to incur substantial losses in the first year of operation of a new facility. As a result, the financial condition and results of operations of Sun's international operations could be adversely affected in any period in which a significant number of facilities are being constructed or developed or are in their first year of operation. The success of Sun's operations in and expansion into international markets depends on numerous factors, many of which are beyond its control. Such factors include, but are not limited to, economic conditions and healthcare regulatory systems in the foreign countries in which Sun operates. In addition, international operations and expansion may increase Sun's exposure to certain risks inherent in doing business outside the United States, including slower payment cycles, unexpected changes in regulatory requirements, potentially adverse tax consequences, currency fluctuations, restrictions on the repatriation of profits and assets, compliance with foreign laws and standards and political risks.

    Sun's financial condition and results of operations are subject to foreign exchange risk. Because of Sun's foreign growth strategies, Sun does not expect to repatriate funds invested overseas and, therefore, foreign currency transaction exposure is not normally hedged. Exceptional planned foreign currency cash flow requirements, such as acquisitions overseas, are hedged selectively to prevent fluctuations in the anticipated foreign currency value. Changes in the net worth of Sun's foreign subsidiaries arising from currency fluctuations are accumulated in the translation adjustments component of stockholders' equity.

YEAR 2000 RISK

    In common with users of computers around the world, Sun is investigating if and to what extent the date change from 1999 to 2000 may affect its networks and systems. Sun expects to incur internal staff costs, external consulting costs, and other expenses related to infrastructure and facility enhancement necessary to prepare the systems for the year 2000. Although the total cost to Sun of achieving year 2000 compliant systems is not expected to be material to Sun's operations or financial condition, there can be no assurance that the costs will be as expected or that this program will be successful or that the date change from 1999 to 2000 will not materially adversely affect Sun's business, financial condition and results of operations. The ability of third parties with which Sun transacts business to adequately address their year 2000 issues is outside Sun's control. Although Sun will seek alternative vendors, where its current vendors are unwilling or unable to become year 2000 compliant in a timely manner, there can be no assurance that Sun's business, financial condition and results of operations will not be materially adversely affected by the ability of third parties dealing with Sun, including Medicare and Medicaid, to also manage the effect of the year 2000 date change.

INCREASED LABOR COSTS AND AVAILABILITY OF PERSONNEL

    In recent years Sun has experienced increases in its labor costs primarily due to higher wages and greater benefits required to attract and retain qualified personnel, increased staffing levels in its long-term and subacute care facilities due to greater patient acuity and the hiring and retention of staff therapists. Although Sun expects labor costs to continue to increase in the future, it is anticipated that any increase in costs will generally result in higher patient rates in subsequent periods, subject to the time lag in most states between increases in reimbursable costs and the receipt of related reimbursement rate increases. Since under the upcoming PPS and fee schedules reimbursement, payment will no longer be on a "pass through" basis, increases in costs may no longer result in corresponding increases in reimbursement. See "--Potential Reduction of Reimbursement Rates from Third Party Payors and Possible Adverse Impact on Future Operating Results," "--Risks Associated with Reimbursement Process and Collectibility of Certain Accounts Receivable," "--Potential Liability for Reimbursements Paid to Former Operators of Acquired Facilities," and "--Risks Associated with Related Party Transactions."

    In the past, the healthcare industry, including Sun's long-term and subacute care facilities, has experienced a shortage of nurses to staff healthcare operations and, more recently, the healthcare industry has experienced a shortage of therapists. Sun is not currently experiencing a nursing or therapist shortage, but it competes with other healthcare providers for nursing and therapist personnel and may compete with other service industries for persons serving Sun in other capacities, such as certified nursing assistants. A nursing, therapist or certified nursing assistant shortage could force Sun to pay higher salaries and make greater use of higher cost temporary personnel. A lack of qualified personnel might also require Sun to reduce its census or admit patients requiring a lower level of care, both of which could adversely affect operating results.

SUBSTANTIAL COMPETITION

    Sun operates in a highly competitive industry. The nature of competition varies by location. Sun's facilities generally operate in communities that are also served by similar facilities operated by others. Some competing facilities are located in buildings that are newer than those operated by Sun and provide services not offered by Sun, and some are operated by entities having greater financial and other resources and longer operating histories than Sun. In addition, some facilities are operated by nonprofit organizations or government agencies supported by endowments, charitable contributions, tax revenues and other resources not available to Sun. Some hospitals that either currently provide long-term and subacute care services or are converting their under-utilized facilities into long-term and subacute care facilities are also a potential source of competition to Sun. Sun also competes with other companies in providing rehabilitation therapy services and pharmaceutical products and services to the long-term care industry and in employing and retaining qualified therapists and other medical personnel. Many of these competing companies have greater financial and other resources than Sun. There can be no assurance that Sun will not encounter increased competition in the future that would adversely affect its financial condition and results of operations.

POTENTIAL CONFLICTS OF INTEREST FROM RELATED PARTY TRANSACTIONS

    At March 31, 1998, 58 of Sun's 318 long-term and subacute care facilities in the United States were leased or subleased from John E. Bingaman or Zev Karkomi, two of Sun's directors, or from partnerships or corporations in which such directors are general or limited partners, directors or stockholders or otherwise have a significant equity holding. Sun believes the terms of all of the foregoing leases and subleases to which it is a party are as favorable to Sun as those that could have been obtained in arm's length transactions with nonaffiliated parties at the time of such transactions. However, contractual relationships with entities affiliated with members of Sun's board of directors create the potential for conflicts of interest. Sun will likely continue to enter into leases and subleases with members of its board of directors and their affiliates. There can be no assurance that these contractual relationships with members of Sun's board of directors and their affiliates will not create actual conflicts of interest.

ADEQUACY OF CERTAIN INSURANCE

    Healthcare companies are subject to medical professional liability, personal injury and other liability claims that are customary risks inherent in the operation of health facilities and are generally covered by insurance. Sun maintains property, liability and professional liability insurance policies in amounts and with such coverages and deductibles that are deemed appropriate by Sun, based upon historical claims, industry standards and the nature and risks of its business. Sun also requires that physicians practicing at its facilities carry medical professional liability insurance to cover their respective individual professional liabilities. There can be no assurance that such insurance will continue to be available at acceptable costs or that claims in excess of the current insurance coverage or claims not covered by insurance will not be asserted against Sun.

HEALTH INSURANCE AND WORKERS' COMPENSATION INSURANCE

    Sun self-insures the healthcare risks of its employees who select coverage under certain Sun-sponsored plans. Sun has in the past effected workers' compensation coverage through self-insurance or high deductible insurance programs. Substantially all of the risk of workers' compensation claims under the high deductible programs are assumed by Sun and such risks are comparable to those of a self-insured plan. The costs of paying for self-insured healthcare and self-insured and high deductible workers' compensation claims can fluctuate depending on the type and number of claims in any given period. There can be no assurance that the amounts Sun will be required to pay for these types of claims will not increase.

CONCENTRATION OF OWNERSHIP

    As of June 9, 1998, Mr. Andrew Turner, the Chairman of the Board of Directors and Chief Executive Officer of Sun, beneficially owned approximately 13.8% of the outstanding Company Common Stock. While Mr. Turner's percentage of ownership is not sufficient to enable him to control the outcome on matters submitted to stockholders, his stock ownership, along with his position as Chairman of the Board of Directors and Chief Executive Officer of Sun, enables him to exert significant influence on Sun's operations. Mr. Turner's level of ownership may have the effect of hindering a change of control of Sun.

                                  THE COMPANY

    UNLESS OTHERWISE INDICATED OR THE CONTEXT OTHERWISE REQUIRES, ALL REFERENCE TO "SUN" OR THE "COMPANY" INCLUDE SUN HEALTHCARE GROUP, INC. AND ITS DIRECT AND INDIRECT SUBSIDIARIES.

    Sun is a leading provider of high quality and cost efficient long-term, subacute and related specialty healthcare services in the United States and the United Kingdom and also has operations in Spain, Germany and Australia. At March 31, 1998, Sun operated 318 long-term and subacute care facilities (which includes assisted living facilities and managed facilities) with 36,488 licensed beds in the United States and 177 long-term care and acute care facilities with 11,132 licensed beds internationally. Sun is one of the largest providers of ancillary services to long-term care providers in the United States, including the provision of rehabilitation therapy (the provision of physical, occupational and speech therapy), respiratory therapy (the provision of respiratory therapy and the distribution of related equipment and supplies), temporary therapy staffing services and pharmaceutical products and services. Sun provides these services to over 1,600 affiliated and nonaffiliated long-term and subacute care facilities in the United States.

    Sun's inpatient care facilities provide a broad range of healthcare services, including nursing care, subacute care, therapy and other specialized services such as care to patients with Alzheimer's disease. Sun's long-term and subacute care operations have experienced significant growth since Sun's inception in 1989, primarily from acquisitions of additional facilities. See "Business--Acquisitions" in Sun's Annual Report on Form 10-K for the year ended December 31, 1997. Sun believes its inpatient care operations provide it with a platform to expand its therapy and pharmaceutical businesses (which include dispensing pharmaceuticals for such purposes as infusion therapy, pain management, antibiotic therapy and parenteral nutrition) to affiliated and nonaffiliated long-term and subacute care facilities. Sun believes that its expertise in operating long-term and subacute care facilities enables it to provide its therapy and pharmaceutical services more effectively and efficiently than providers without such operating expertise.

                                SUN FINANCING I

    Sun Financing is a statutory business trust created under Delaware law pursuant to (i) a declaration of trust, dated as of November 7, 1997, executed by the Company (as Sponsor), the Delaware Trustee and one of the Administrative Trustees (each as defined herein) and (ii) the filing of a certificate of trust with the Delaware Secretary of State on November 7, 1997. In connection with the Offering, such declaration will be amended and restated in its entirety (as so amended and restated, the "Declaration"). The Trust exists for the sole purposes of (i) issuing and selling the Convertible Preferred Securities and Common Securities, (ii) using the proceeds from the sale of the Convertible Preferred Securities and Common Securities to acquire the Convertible Debentures issued by the Company and (iii) engaging in only those other activities necessary or incidental thereto. Accordingly, the Convertible Debentures will be the sole assets of the Trust, and payments under the Convertible Debentures will be the sole revenue of the Trust. The Trust has a term of 55 years, but may dissolve earlier as provided in the Declaration.

    All of the Common Securities will be directly or indirectly owned by the Company. The Common Securities will rank PARI PASSU, and payments will be made thereon PRO RATA, with the Convertible Preferred Securities, except that upon the occurrence and continuance of a Declaration Event of Default (as defined herein), the rights of the Company as holder of the Common Securities to payment in respect of distributions and payments upon liquidation, redemption or otherwise will be subordinated to the rights of the holders of the Convertible Preferred Securities. See "Description of the Convertible Preferred Securities--Subordination of Common Securities." The Company will acquire Common Securities in an aggregate liquidation amount equal to approximately 3% of the total capitalization of the Trust.

    The Trust's business and affairs are conducted by its trustees, which will be appointed by the Company as holder of the Common Securities. Pursuant to the Declaration, the number of trustees will initially be five. Three of the trustees (the "Administrative Trustees") will be persons who are employees or officers of, or affiliated with, the Company. A fourth trustee will be a financial institution unaffiliated with the Company that will serve as property trustee (the "Property Trustee") under the Declaration. The Bank of New York, a New York banking corporation, will act as the Property Trustee until removed or replaced by the holder of the Common Securities. See "Description of the Convertible Preferred Securities." The fifth trustee will be a financial institution or an affiliate thereof which maintains a principal place of business or residence in the State of Delaware (the "Delaware Trustee"). The Bank of New York (Delaware), an affiliate of the Property Trustee will act as Delaware Trustee until removed or replaced by the holder of the Common Securities. The Administrative Trustees, the Property Trustee and the Delaware Trustee are referred to herein as the "Issuer Trustees." The Bank of New York will also act as indenture trustee under the Guarantee (the "Guarantee Trustee") and as the indenture trustee under the Indenture. See "Description of the Guarantee" and "Description of the Convertible Debentures."

    The Property Trustee will hold the title to the Convertible Debentures for the benefit of the Trust and holders of the Convertible Preferred Securities and the Common Securities and will have the power to exercise all of the rights, powers and privileges as the holder of the Convertible Debentures. In addition, the Property Trustee will maintain exclusive control of a segregated non-interest bearing bank account (the "Property Account") to hold all payments made in respect of the Convertible Debentures for the benefit of the Trust and holders of the Convertible Preferred Securities and the Common Securities. The Property Trustee will make payments of distributions and payments on liquidation, redemption and otherwise to holders of the Convertible Preferred Securities and the Common Securities out of funds from the Property Account. The Guarantee Trustee will hold the Guarantee for the benefit of the holders of the Convertible Preferred Securities. The Company, as the holder of all the Common Securities, will have the right to appoint, remove or replace any Issuer Trustee and to increase or decrease the number of Issuer Trustees, PROVIDED that the number of Issuer Trustees shall be at least three, the majority of which will be Administrative Trustees. The duties and obligations of the Issuer Trustees are governed by the Declaration. The rights of the holders of the Convertible Preferred Securities, including economic rights, rights to information and voting rights, are as set forth in the Declaration and the Delaware Business Trust Act, as amended (the "Trust Act").

    The Company will pay all fees and expenses related to the Trust and the offering of the Trust Securities and will pay, directly or indirectly, all ongoing costs and expenses of the Trust. See "Description of the Convertible Debentures." The principal corporate offices of the Trust are located at 101 Sun Avenue, N.E., Albuquerque, NM 87109, and its telephone number at such address is
(505) 821-3355.

                                USE OF PROCEEDS

    Neither the Company nor the Trust will receive any proceeds from the sale of the Offered Securities.

                PRICE RANGE OF COMMON STOCK AND DIVIDEND POLICY

    The Company Common Stock is traded on the New York Stock Exchange under the symbol "SHG". The following table sets forth the quarterly high and low sales prices per share of the Company Common Stock as reported by the New York Stock Exchange for the periods indicated.

                                                                                                   HIGH        LOW
                                                                                                 ---------  ---------
FISCAL YEAR ENDED DECEMBER 31, 1996
  First quarter................................................................................  $   14.25  $   11.25
  Second quarter...............................................................................      15.63      12.88
  Third quarter................................................................................      14.63      11.63
  Fourth quarter...............................................................................      13.63      11.50
FISCAL YEAR ENDING DECEMBER 31, 1997
  First quarter................................................................................  $   16.25  $   12.75
  Second quarter...............................................................................      20.81      13.88
  Third quarter................................................................................      23.44      19.63
  Fourth quarter...............................................................................      22.94      17.25
FISCAL YEAR ENDING DECEMBER 31, 1998
  First quarter................................................................................  $   20.31  $   17.88
  Second quarter...............................................................................      19.31      14.62
  Third quarter (through July 28, 1998)........................................................      18.12      14.25

    On July 28, 1998, the last reported bid price of the Company Common Stock as reported on the New York Stock Exchange was $14 13/16 per share. As of May 28, 1998 there were approximately 49,735,426 shares of the Company Common Stock outstanding, net of treasury stock.

    Sun has not paid nor declared dividends on its capital stock since its inception and presently intends to continue a policy of retaining any earnings for reinvestment in its business. The payment of any future dividends will be at the discretion of Sun's board of directors and will depend upon, among other things, future earnings, the success of Sun's business activities, regulatory and capital requirements, the general financial condition of Sun and general business conditions. Furthermore, the Senior Credit Facility and the indentures governing the 9 1/2% Notes and the 2008 Notes restrict the payment of cash dividends by Sun.

                              ACCOUNTING TREATMENT

    The financial statements of the Trust will be reflected in Sun's consolidated financial statements with the Convertible Preferred Securities shown as Company-obligated mandatorily redeemable convertible preferred securities of a subsidiary Trust holding solely 7% convertible junior subordinated debentures of Sun.

                       RATIO OF EARNINGS TO FIXED CHARGES

    The following table sets forth the ratios of earnings to fixed charges for the Company and its consolidated subsidiaries for the periods indicated. The Company to date has not issued Preferred Stock; therefore, the ratios of earnings to combined fixed charges and preferred stock dividends are unchanged from the ratios presented here.

                                                                YEAR ENDED DECEMBER 31,     THREE MONTHS
                                                              ----------------------------  ENDED MARCH
                                                              1993  1994  1995  1996  1997    31, 1998
                                                              ----  ----  ----  ----  ----  ------------
Ratio of earnings to fixed charges..........................  3.34  1.76  1.15  1.64  1.65      1.52

    The computation of the ratio of earnings to fixed charges is based on applicable amounts of Earnings of the Company and its consolidated subsidiaries plus dividends received from less than fifty percent owned affiliates. "Earnings" consist of income from continuing operations before income taxes and fixed charges excluding capitalized interest. "Fixed charges" consist of interest on indebtedness, including amounts capitalized, amortization of debt discount and expense, an estimated amount of rental expense that it deemed to be representative of the interest factor and other interest charges.

                                 CAPITALIZATION

    The following table sets forth (i) Sun's actual cash position and consolidated capitalization as of March 31, 1998 and (ii) as adjusted as if the offerings of the Convertible Preferred Securities and the 9 3/8% Notes had occurred on March 31, 1998. The table set forth below does not reflect the RCA and Contour Mergers which occurred on June 30, 1998. See "Risk Factors--Difficulty of Integrating Acquired Operations" and "--Risks Related to Retirement Care and Contour Mergers" and the Consolidated Financial Statements and the notes thereto included elsewhere herein.

                                                                                               MARCH 31, 1998
                                                                                           ----------------------
                                                                                            ACTUAL    AS ADJUSTED
                                                                                           ---------  -----------
                                                                                           (DOLLARS IN THOUSANDS)
Cash and cash equivalents................................................................  $   1,113   $   1,113
                                                                                           ---------  -----------
                                                                                           ---------  -----------
Current maturities of long-term debt:
  United States..........................................................................  $  22,875   $  20,732
  United Kingdom.........................................................................     30,077      30,077
  Germany................................................................................      2,113       2,113
  Spain..................................................................................      1,208       1,208
                                                                                           ---------  -----------
      Total..............................................................................  $  56,273   $  54,130
                                                                                           ---------  -----------
                                                                                           ---------  -----------
Long-term debt (excluding current maturities):
  Senior Credit Facility (1).............................................................  $1,043,332  $ 566,431
  United Kingdom Revolving Credit Facilities.............................................     66,900      66,900
  11 3/4% Senior Subordinated Notes Due 2002.............................................      6,161       6,161
  6 1/2% Convertible Subordinated Debentures Due 2003....................................     20,650      20,650
  6% Convertible Subordinated Debentures Due 2004........................................     83,300      83,300
  9 1/2% Senior Subordinated Notes Due 2007..............................................    250,000     250,000
  9 3/8% Senior Subordinated Notes Due 2008..............................................     --         149,519
  Other long-term debt:
    United States........................................................................     62,173      62,173
    United Kingdom.......................................................................      6,726       6,726
    Germany..............................................................................      7,101       7,101
    Spain................................................................................     12,000      12,000
                                                                                           ---------  -----------
      Total long-term debt (2)...........................................................  1,558,343   1,230,961
  Capital lease obligations:
    United States........................................................................      4,640       4,640
    United Kingdom.......................................................................     75,382      75,382
                                                                                           ---------  -----------
      Total capital lease obligations....................................................     80,022      80,022
Minority interest........................................................................     16,573      16,573
Company-obligated mandatorily redeemable convertible preferred securities of a subsidiary
  trust holding solely 7% convertible junior subordinated debentures of Sun..............     --         345,000
Stockholders' equity:
  Preferred stock of $.01 par value, authorized 5,000,000 shares, none issued............     --          --
  Common stock of $.01 par value, authorized 100,000,000 shares, 51,716,655 shares issued
    and outstanding at March 31, 1998....................................................        517         517
  Additional paid-in capital.............................................................    638,324     638,324
  Retained earnings (3)..................................................................     75,501      68,937
  Accumulated other comprehensive income.................................................      5,391       5,391
                                                                                           ---------  -----------
                                                                                             719,733     713,169
Less:
  Unearned compensation..................................................................     12,952      12,952
  Common stock held in treasury, at cost, 2,122,701 shares as of March 31, 1998..........     26,931      26,931
  Grantor stock trust, at market, 2,163,747 shares as of March 31, 1998..................     40,300      40,300
                                                                                           ---------  -----------
    Total stockholders' equity...........................................................    639,550     632,986
                                                                                           ---------  -----------
        Total capitalization.............................................................  $2,294,488  $2,305,542
                                                                                           ---------  -----------
                                                                                           ---------  -----------

------------------------------
(1) As of July 30, 1998, the outstanding balance under the Senior Credit Facility is $671.8 million, excluding outstanding letters of credit of $50.7 million. Approximately $164.3 million is available for borrowing under the Senior Credit Facility as of July 30, 1998.

(2) Had the RCA and Contour Mergers been consummated on March 31, 1998, Sun's consolidated long-term debt (including current maturities) would have increased by approximately $177.3 million, excluding $14.8 million of long-term debt which would have eliminated in consolidation, based on Retirement Care's March 31, 1998 balance sheet.

(3) The pro forma adjusted retained earnings reflects the extraordinary loss of $6.6 million, net of related tax benefit of $4.2 million, recorded in connection with the writeoff of the debt issuance costs associated with the repayment of the term loan portion of the Senior Credit Facility.

              DESCRIPTION OF THE CONVERTIBLE PREFERRED SECURITIES

    The following summary of certain material terms and provisions of the Convertible Preferred Securities and the Declaration does not purport to be complete and is subject to, and qualified in its entirety by reference to, all the provisions of the Declaration and those made a part of the Declaration by the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"). The Convertible Preferred Securities will be issued pursuant to the terms of the Declaration and the Trust Act. It is expected that at the time the Shelf Registration Statement becomes effective, the Declaration will be qualified as an indenture under the Trust Indenture Act. The Bank of New York, as Property Trustee, will act as indenture trustee for purposes of compliance with the Trust Indenture Act. Capitalized terms not otherwise defined herein have the meanings assigned to them in the Declaration and those made part of the Declaration by the Trust Indenture Act.

GENERAL

    Pursuant to the terms of the Declaration, the Issuer Trustees, on behalf of the Trust, will issue the Trust Securities. The Convertible Preferred Securities represent preferred, undivided beneficial ownership interests in the assets of the Trust and entitle the holders thereof to a preference in certain circumstances with respect to distributions and amounts payable on redemption or liquidation over the Common Securities, as well as other benefits as described in the Declaration. The Convertible Preferred Securities will be issued in fully registered form without interest coupons. The Common Securities represent common, undivided beneficial interests in the assets of the Trust.

    All of the Common Securities will be owned, directly or indirectly, by the Company. The Common Securities rank PARI PASSU, and payments will be made thereon on a PRO RATA basis, with the Convertible Preferred Securities, except that upon the occurrence of a Declaration Event of Default, the rights of the holders of the Common Securities to receive payment of periodic distributions and payments upon liquidation, redemption and otherwise will be subordinated to the rights of the holders of Convertible Preferred Securities. See "Risk Factors--Option to Extend Interest Payment Period" and "--Subordination of Common Securities." Title to the Convertible Debentures will be held by the Property Trustee for the benefit of the holders of the Trust Securities. The Declaration does not permit the issuance by the Trust of any securities other than the Trust Securities or the incurrence of any indebtedness by the Trust. The payment of distributions out of moneys held by the Trust, and payments upon redemption of the Convertible Preferred Securities or liquidation of the Trust, are guaranteed by the Company as described under "Description of the Guarantee." The Guarantee will be held by The Bank of New York, the Guarantee Trustee, for the benefit of the holders of the Convertible Preferred Securities. The Guarantee does not cover payment of distributions when the Trust does not have sufficient available funds to pay such distributions. In such event, the remedy of a holder of Convertible Preferred Securities is to (i) vote to direct the Property Trustee to enforce the Property Trustee's rights under the Convertible Debentures or (ii) if the failure of the Trust to pay distributions is attributable to the failure of the Company to pay interest or principal on the Convertible Debentures, to institute a proceeding directly against the Company for enforcement of payment to such holder of the principal of or interest on the Convertible Debentures having a principal amount equal to the aggregate liquidation amount of the Convertible Preferred Securities of such holder on or after the respective due date specified in the Convertible Debentures. See "--Voting Rights."

DISTRIBUTIONS

    Distributions on the Convertible Preferred Securities will be fixed at a rate per annum of 7% of the stated liquidation amount of $25 per Convertible Preferred Security. Distributions in arrears for more than one quarter will bear interest thereon (to the extent permitted by applicable law) at a rate per annum of 7% thereof compounded quarterly. The term "distribution" as used herein includes any such interest (including any Additional Interest, Compounded Interest and Liquidated Damages, if any (each as defined herein)) payable unless otherwise stated. The amount of distributions payable for any period will be computed on the basis of a 360-day year of twelve 30-day months.

    Distributions on the Convertible Preferred Securities will be cumulative, will accrue from the date of initial issuance and will be payable quarterly in arrears on each February 1, May 1, August 1 and November 1, commencing August 1, 1998, when, as and if available for payment, by the Property Trustee, except as otherwise described below. So long as no Indenture Event of Default has occurred and is continuing, the Company has the right under the Indenture to defer interest payments from time to time on the Convertible Debentures for successive periods not exceeding 20 consecutive quarterly interest periods (each, an Extension Period) during which no interest shall be due and payable; PROVIDED that no such Extension Period may extend beyond the maturity date of the Convertible Debentures. As a consequence of such extension, quarterly distributions on the Convertible Preferred Securities would be deferred (though such distributions would continue to accrue with interest) during any such extended interest payment period. In the event that the Company exercises this right, then, during such period, the Company has agreed, among other things, (a) not to declare or pay dividends on, or make a distribution with respect to, or redeem, purchase or acquire, or make a liquidation payment with respect to, any of its capital stock (other than (i) purchases or acquisitions of shares of Company Common Stock in connection with the satisfaction by the Company of its obligations under any employee benefit plans or the satisfaction by the Company of its obligations pursuant to any contract or security requiring the Company to purchase shares of Company Common Stock, (ii) as a result of a reclassification of the Company's capital stock or the exchange or conversion of one class or series of the Company's capital stock for another class or series of the Company's capital stock or (iii) the purchase of fractional interests in shares of the Company's capital stock pursuant to the conversion or exchange provisions of such capital stock or the security being converted or exchanged (or make any guarantee payments with respect to the foregoing)), (b) not to make any payment of interest, principal of or premium, if any, on, or repay, repurchase or redeem any debt securities (including guarantees) issued by the Company that rank PARI PASSU with or junior to the Convertible Debentures (except by conversion into or exchange for shares of its capital stock) and (c) not to make any guarantee payments with respect to the foregoing (other than pursuant to the Guarantee). Prior to the termination of any such Extension Period, the Company may further extend such Extension Period; PROVIDED that such Extension Period, together with all previous and further extensions thereof, may not exceed 20 consecutive quarters and that such Extension Period may not extend beyond the maturity date of the Convertible Debentures. Upon the termination of any Extension Period and the payment of all amounts then due, the Company may select a new Extension Period, subject to the above requirements. Consequently, there could be multiple Extension Periods of varying lengths throughout the term of the Convertible Debentures. See "Description of the Convertible Debentures--Interest" and "Description of the Convertible Debentures--Option to Extend Interest Payment Period." If distributions are deferred, the deferred distributions and accrued interest thereon shall be paid to the holders of record of Convertible Preferred Securities as they appear on the books and records of the Trust on the record date next following the termination of such deferral period.

    The Company has no current intention to exercise its right to defer payments of interest by extending the interest payment period on the Convertible Debentures.

    Distributions on the Convertible Preferred Securities will be made to the extent that the Trust has funds available for the payment of such distributions in the Property Account. Amounts available to the Trust for distribution to the holders of the Convertible Preferred Securities will be limited to payments received by the Trust from the Company for the Convertible Debentures. See "Description of the Convertible Debentures." The payment of distributions out of funds held by the Trust is guaranteed by the Company on a limited basis as set forth under "Description of the Guarantee."

    Distributions on the Convertible Preferred Securities will be payable to the holders thereof as they appear on the books and records of the Trust on the relevant record dates, which will be fifteen days prior to the relevant payment dates. Subject to any applicable laws and regulations and the provisions of the

Declaration, each such payment will be made as described under "--Payment and Paying Agency" below. In the event that any date on which distributions are payable on the Convertible Preferred Securities is not a Business Day, payment of the distribution payable on such date will be made on the next succeeding day which is a Business Day (without any distribution or other payment in respect of any such delay) except that, if such Business Day is in the next succeeding calendar year, such payment shall be made on the immediately preceding Business Day, in each case with the same force and effect as if made on such date. A "Business Day" shall mean any day other than a day on which banking institutions in New York, New York or in Wilmington, Delaware are authorized or required by law to close.

CONVERSION RIGHTS

    GENERAL. Convertible Preferred Securities will be convertible at any time after June 28, 1998 and prior to 5:00 p.m. (New York City time) on the Business Day immediately preceding the date of repayment of such Convertible Preferred Securities, whether at maturity or upon redemption (either at the option of the Company or pursuant to a Tax Event), at the option of the holder thereof and in the manner described below, into shares of Company Common Stock at an initial conversion rate of 1.2419 shares of Company Common Stock for each Convertible Preferred Security (equivalent to a conversion price of $20.13 per share of Company Common Stock), subject to adjustment as described below. The Trust will covenant in the Declaration not to convert Convertible Debentures held by it except pursuant to a notice of conversion delivered to the Property Trustee, as conversion agent (the "Conversion Agent"), by a holder of Convertible Preferred Securities.

    A holder of a Convertible Preferred Security wishing to exercise its conversion right shall deliver an irrevocable conversion notice, together, if the Convertible Preferred Security is a Certificated Security (as defined herein), with such Certificated Security, to the Conversion Agent which shall, on behalf of such holder, exchange such Convertible Preferred Security for a portion of the Convertible Debentures and immediately convert such Convertible Debentures into Company Common Stock. Holders may obtain copies of the required form of the conversion notice from the Conversion Agent. Procedures for converting book-entry Convertible Preferred Securities into shares of Company Common Stock will differ. See "--Form, Denomination and Registration."

    Holders of Convertible Preferred Securities at 5:00 p.m. (New York City time) on a distribution record date will be entitled to receive the distribution payable on such Convertible Preferred Securities on the corresponding distribution payment date notwithstanding the conversion of such Convertible Preferred Securities following such distribution record date but prior to such distribution payment date. Except as provided in the immediately preceding sentence, neither the Trust nor the Company will make, or be required to make, any payment, allowance or adjustment for accumulated and unpaid distributions, whether or not in arrears, on converted Convertible Preferred Securities. The Company will make no payment or allowance for distributions on the shares of Company Common Stock issued upon such conversion, except to the extent that such shares of Company Common Stock are held of record on the record date for any such distributions. Each conversion will be deemed to have been effected immediately prior to 5:00 p.m. (New York City time) on the day on which the related conversion notice was received by the Conversion Agent.

    Shares of Company Common Stock issued upon conversion of Convertible Preferred Securities will be validly issued, fully paid and non-assessable. No fractional shares of Company Common Stock will be issued as a result of conversion, but in lieu thereof such fractional interest will be paid by the Company in cash based on the last reported sale price of Company Common Stock on the date such Convertible Preferred Securities are surrendered for conversion.

    CONVERSION PRICE ADJUSTMENTS--GENERAL. The conversion price is subject to adjustment in certain events, including (a) the issuance of shares of Company Common Stock as a dividend or a distribution on the outstanding Company Common Stock, (b) certain subdivisions, combinations and reclassifications of

Company Common Stock, (c) the issuance to all holders of Company Common Stock of rights or warrants entitling them (for a period not exceeding 45 days) to subscribe for shares of Company Common Stock at less than the then Current Market Price (as defined below) of Company Common Stock, (d) the distribution to holders of Company Common Stock of evidences of indebtedness of the Company, securities or capital stock, cash or assets (including securities, but excluding those rights, warrants, dividends and distributions referred to above, dividends and distributions in connection with the liquidation, dissolution or winding up of the Company and dividends and distributions paid exclusively in cash), (e) the payment of dividends (and other distributions) on Company Common Stock paid exclusively in cash (excluding any cash portion of distributions referred to in clause (d) or in connection with a consolidation, merger or sale of assets of the Company as referred to in clause (ii) of the second paragraph under "CONVERSION PRICE ADJUSTMENTS--MERGER, CONSOLIDATION OR SALE OF ASSETS OF THE COMPANY" below), excluding cash dividends if such dividends (and other distributions) together with all other such all-cash dividends and distributions made within the preceding 12 months in respect of which no adjustment has been made, do not exceed 20% of the Company's market capitalization (being the product of the then Current Market Price of the Common Stock times the number of shares of Common Stock then outstanding) as of the trading day immediately preceding the date of declaration of such dividend, and (f) payment to holders of Company Common Stock in respect of a tender or exchange offer (other than an odd-lot offer) by the Company for Company Common Stock at a price in excess of 110% of the then Current Market Price of Company Common Stock as of the trading day next succeeding the last date tenders or exchanges may be made pursuant to such tender or exchange offer. The term "Current Market Price" means the average of the daily closing prices for the five consecutive trading days selected by the Company commencing not more than 20 trading days before, and ending not later than, the earlier of the day in question or, if applicable, the day before the "ex" date with respect to the issuance or distribution in question. Except as stated above, the conversion price will not be adjusted for the issuance of Common Stock or any securities convertible into or exchangeable for Common Stock or having the right to purchase any of the foregoing.

    The Company from time to time may reduce the conversion price of the Convertible Debentures (and thus the conversion price of the Convertible Preferred Securities) by any amount selected by the Company for any period of at least 20 days, in which case the Company shall give at least 15 days' notice of such reduction. The Company may, at its option, make such reductions in the conversion price, in addition to those set forth above, as the Company's Board of Directors deems advisable to avoid or diminish any income tax to holders of Company Common Stock resulting from any dividend or distribution of stock (or rights to acquire stock) or from any event treated as such for income tax purposes. See "United States Federal Income Taxation--Adjustment of Conversion Price."

    No adjustment of the conversion price will be made upon the issuance of any shares of Company Common Stock pursuant to any present or future plan providing for the reinvestment of dividends or interest payable on securities of the Company and the investment of additional optional amounts in shares of Company Common Stock under any such plan. No adjustment in the conversion price will be required unless such adjustment would require a change of at least one percent (1%) in the price then in effect; PROVIDED, HOWEVER, that any adjustment that would not be required to be made shall be carried forward and taken into account in any subsequent adjustment. If any action would require adjustment of the conversion price pursuant to more than one of the provisions described above, only one adjustment shall be made and such adjustment shall be the amount of adjustment that has the highest absolute value to the holder of the Convertible Preferred Securities.

    No adjustment will be made pursuant to clause (d) of the first paragraph of this section "CONVERSION PRICE ADJUSTMENTS--GENERAL," if the Company makes proper provision for each Holder of Convertible Preferred Securities who converts a Convertible Preferred Security to receive, in addition to the Company Common Stock issuable upon such conversion, the kind and amount assets (including securities) if such Holder had been a holder of the Common Stock at the time of the distribution of such assets or securities.

Rights, options or warrants distributed by the Company to all holders of the Company Common Stock that entitle the holders thereof to purchase shares of the Company's capital stock and that, until the occurrence of an event (a "Triggering Event"), (i) are deemed to be transferred with the Company Common Stock, (ii) are not exercisable and (iii) are also issued in respect of future issuances of Company Common Stock, shall not be deemed to be distributed until the occurrence of the Triggering Event.

    CONVERSION PRICE ADJUSTMENTS--MERGER, CONSOLIDATION OR SALE OF ASSETS OF THE COMPANY. If any Fundamental Change (as defined below) occurs, then the conversion price in effect will be adjusted immediately after such Fundamental Change as described below. In addition, in the event of a Common Stock Fundamental Change (as defined below), each Convertible Preferred Security shall be convertible solely into common stock of the kind received by holders of Company Common Stock Common Stock Fundamental Change.

    In the event that the Company is party to any transaction (including, without limitation, a merger other than a merger that does not result in a reclassification, conversion, exchange or cancellation of Company Common Stock), consolidation, sale of all or substantially all of the assets of the Company, recapitalization or reclassification of Company Common Stock (other than a change in par value, or from par value to no par value, or from no par value to par value or as a result of a subdivision or combination of Company Common Stock) or any compulsory share exchange (each of the foregoing being referred to as a "Transaction"), in each case, as a result of which shares of Company Common Stock shall be converted into the right to receive, or shall be exchanged for,
(i) in the case of any Transaction other than a Transaction involving a Common Stock Fundamental Change (and subject to funds being legally available for such purpose under applicable law at the time of such conversion), securities, cash or other property, each Convertible Preferred Security shall thereafter be convertible into the kind and, in the case of a Transaction which does not involve a Fundamental Change, amount of securities, cash and other property receivable upon the consummation of such Transaction by a holder of that number of shares of Company Common Stock into which a Convertible Preferred Security was convertible immediately prior to such Transaction, or (ii) in the case of a Transaction involving a Common Stock Fundamental Change, common stock, each Convertible Preferred Security shall thereafter be convertible (in the manner described therein) into common stock of the kind received by holders of Company Common Stock (but in each case after giving effect to any adjustment discussed below relating to a Fundamental Change if such Transaction constitutes a Fundamental Change). The holders of Convertible Preferred Securities will have no voting rights with respect to any Transaction.

    The conversion price in the case of any Transaction involving a Fundamental Change will be adjusted immediately after such Fundamental Change:

(i) in the case of a Non-Stock Fundamental Change (as defined below), the conversion price of the Convertible Preferred Securities will thereupon become the lower of (A) the conversion price in effect immediately prior to such Non-Stock Fundamental Change, but after giving effect to any other prior adjustments effected pursuant to the preceding paragraphs, and (B) the greater of the Applicable Price (as defined below) or the then applicable Reference Market Price (as defined below) plus any then-accrued and unpaid distributions on one Convertible Preferred Security; and

(ii) in the case of a Common Stock Fundamental Change, the conversion price of the Convertible Preferred Securities in effect immediately prior to such Common Stock Fundamental Change, but after giving effect to any other prior adjustments effected pursuant to the preceding paragraphs, will thereupon be adjusted by multiplying such conversion price by a fraction of which the numerator will be the Purchaser Stock Price (as defined below) and the denominator will be the Applicable Price; provided, however, that in the event of a Common Stock Fundamental Change in which (A) 100% of the value of the consideration received by a holder of Company Common Stock is common stock of the successor, acquirer, or other third party (and cash, if any, is paid only with respect to any fractional interests in such common stock resulting from such Common Stock Fundamental Change) and (B) all

    Company Common Stock will have been exchanged for, converted into, or acquired for common stock (and cash with respect to fractional interests) of the successor, acquirer, or other third party, the conversion price of the Convertible Preferred Securities in effect immediately prior to such Common Stock Fundamental Change will thereupon be adjusted by multiplying such conversion price by a fraction of which the numerator will be one and the denominator will be the number of shares of common stock of the successor, acquirer, or other third party received by a holder of one share of Company Common Stock as a result of such Common Stock Fundamental Change.

    The foregoing conversion price adjustments are designed, in certain circumstances, to reduce the conversion price that would be applicable in "Fundamental Change" Transactions where all or substantially all the Company Common Stock is converted into securities, cash, or property and not more than 50% of the value received by the holders of Company Common Stock consists of stock listed or admitted for listing subject to notice of issuance on the New York Stock Exchange or a national securities exchange or quoted on the Nasdaq National Market (a Non-Stock Fundamental Change, as defined below). Such reduction would result in an increase in the amount of the securities, cash, or property into which each Convertible Preferred Security is convertible over that which would have been obtained in the absence of such conversion price adjustment.

    In a Non-Stock Fundamental Change Transaction where the initial value received per share of Company Common Stock (measured as described in the definition of Applicable Price below) is lower than the then applicable conversion price of a Convertible Preferred Security but greater than or equal to the "Reference Market Price," the conversion price will be adjusted as described above with the effect that each Convertible Preferred Security will be convertible into securities, cash or property of the same type received by the holders of Company Common Stock in the Transaction but in an amount per Convertible Preferred Security that would at the time of the Transaction have had a value equal to the Liquidation Preference.

    In a Non-Stock Fundamental Change Transaction where the initial value received per share of Company Common Stock (measured as described in the definition of Applicable Price) is lower than both the conversion price of a Convertible Preferred Security in effect prior to any adjustment described above and the Reference Market Price, the conversion price will be adjusted as described above but calculated as though such initial value had been the Reference Market Price.

    In a Fundamental Change Transaction where all or substantially all the Company Common Stock is converted into securities, cash, or property and more than 50% of the value received by the holders of Company Common Stock consist of listed or Nasdaq National Market traded common stock (a Common Stock Fundamental Change, as defined below), the foregoing adjustments are designed to provide in effect that (a) where Company Common Stock is converted partly into such common stock and partly into other securities, cash, or property, each Convertible Preferred Security will be convertible solely into a number of shares of such common stock determined so that the initial value of such shares (measured as described in the definition of "Purchaser Stock Price" below) equals the value of the shares of Company Common Stock into which such Convertible Preferred Security was convertible immediately before the Transaction (measured as aforesaid) and (b) where Company Common Stock is converted solely into such common stock, each Convertible Preferred Security will be convertible into the same number of shares of such common stock receivable by a holder of the number of shares of Company Common Stock into which such Convertible Preferred Security was convertible immediately before such Transaction.

    The term "Applicable Price" means (i) in the case of a Non-Stock Fundamental Change in which the holders of Company Common Stock receive only cash, the amount of cash received by the holder of one share of Company Common Stock and
(ii) in the event of any other Non-Stock Fundamental Change or any Common Stock Fundamental Change, the average of the Closing Prices (as defined below) for Company Common Stock during the ten days prior to the record date for the determination of the holders of Company Common Stock entitled to receive such securities, cash, or other property in connection with such Non-Stock Fundamental Change or Common Stock Fundamental Change or, if there is no such record date, the date upon which the holders of Company Common Stock shall have the right to receive such securities, cash, or other property (such record date or distribution date being hereinafter referred to as the "Entitlement Date").

    The term "Closing Price" means on any day the reported last sale price on such day or in case no sale takes place on such day, the average of the reported closing bid and asked prices in each case on the New York Stock Exchange Consolidated Transactions Tape or, if the stock is not listed or admitted to trading on the New York Stock Exchange, on the principal national securities exchange on which such stock is listed or admitted to trading or, if not listed or admitted to trading on any national securities exchange, the average of the closing bid and asked prices as furnished by any New York Stock Exchange member firm, selected by the Debenture Trustee for that purpose.

    The term "Common Stock Fundamental Change" means any Fundamental Change in which more than 50% of the value (as determined in good faith by the Board of Directors of the Company) of the consideration received by holders of Company Common Stock consists of common stock that for each of the ten consecutive trading days prior to the Entitlement Date has been admitted for listing or admitted for listing subject to notice of issuance on a national securities exchange or quoted on the NASDAQ National Market; provided, however, that a Fundamental Change shall not be a Common Stock Fundamental Change unless either
(i) the Company continues to exist after the occurrence of such Fundamental Change and the outstanding Convertible Preferred Securities continue to exist as outstanding Convertible Preferred Securities or (ii) not later than the occurrence of such Fundamental Change, the outstanding Convertible Preferred Securities are converted into or exchanged for shares of convertible preferred stock or debentures of an entity succeeding to the business of the Company or a subsidiary thereof, which convertible preferred stock (or debentures, as the case may be) has powers, preferences, and relative, participating, optional, or other rights, and qualifications, limitations, and restrictions, substantially similar to those of the Convertible Preferred Securities.

    The term "Fundamental Change" means the occurrence of any Transaction or event in connection with a plan pursuant to which all or substantially all of Company Common Stock shall be exchanged for, converted into, acquired for, or constitute solely the right to receive securities, cash, or other property (whether by means of an exchange offer, liquidation, tender offer, consolidation, merger, combination, reclassification, recapitalization, or otherwise), provided, that, in the case of a plan involving more than one such Transaction or event, for purposes of adjustment of the conversion price, such Fundamental Change shall be deemed to have occurred when substantially all of the Company Common Stock shall be exchanged for, converted into, or acquired for or constitute solely the right to receive securities, cash, or other property, but the adjustment shall be based upon the consideration that a holder of Company Common Stock received in such Transaction or event as a result of which more than 50% of the Company Common Stock shall have been exchanged for, converted into, or acquired for or constitute solely the right to receive securities, cash, or other property.

    The term "Non-Stock Fundamental Change" means any Fundamental Change other than a Common Stock Fundamental Change.

    The term "Purchaser Stock Price" means, with respect to any Common Stock Fundamental Change, the average of the Closing Price for the common stock received in such Common Stock Fundamental Change for the ten consecutive trading days prior to and including the Entitlement Date.

    The term "Reference Market Price" shall initially mean $11.00 (which is an amount equal to 66 2/3% of the reported last sale price for Company Common Stock on the New York Stock Exchange Consolidated Transactions Tape on April 28, 1998) and in the event of any adjustment of the conversion price other than as a result of a Non-Stock Fundamental Change, the Reference Market Price shall also be adjusted so that the ratio of the Reference Market Price to the conversion price after giving effect to any such adjustment shall always be the same as the ratio of the initial Reference Market Price to the initial conversion price of the Convertible Preferred Securities.

    Conversion price adjustments or omissions in making such adjustments may, under certain circumstances, be deemed to be distributions that could be taxable as dividends to holders of Convertible Preferred Securities or to the holders of Company Common Stock. See "United States Federal Income Taxation--Adjustments of Conversion Price."

    No adjustment to the conversion price will be required to be made in any case until cumulative adjustments amount to 1% or more of the conversion price.

REDEMPTION

    The Convertible Debentures will mature on May 1, 2028, and may be redeemed, in whole or in part, at any time after May 3, 2001 or at any time in certain circumstances upon the occurrence of a Tax Event, as described herein. Upon the repayment of the Convertible Debentures, whether at maturity or upon redemption (either at the option of the Company or pursuant to a Tax Event), the proceeds from such repayment shall simultaneously be applied to redeem Trust Securities on a pro rata basis having an aggregate liquidation amount equal to the aggregate principal amount of the Convertible Debentures so repaid or redeemed at the applicable Redemption Price of the Convertible Debentures; PROVIDED that holders of the Trust Securities shall be given not less than 30 nor more than 60 days' notice of such redemption. See "--Special Event Redemption or Distribution," "--Redemption Procedures," "Description of the Convertible Debentures--General," "Description of the Convertible Debentures--Mandatory Redemption" and "Description of the Convertible Debentures--Optional Redemption."

SPECIAL EVENT REDEMPTION OR DISTRIBUTION

    If, at any time, a Tax Event or an Investment Company Event (either event, a "Special Event") shall occur and be continuing, the Trust shall, unless the Convertible Debentures are redeemed in the limited circumstances described below, be dissolved with the result that, after satisfaction of creditors, if any, of the Trust, Convertible Debentures with an aggregate principal amount equal to the aggregate stated liquidation amount of, with an interest rate identical to the distribution rate of, and accrued and unpaid interest equal to accrued and unpaid distributions on, and having the same record date for payment as the Convertible Preferred Securities and the Common Securities outstanding at such time would be distributed on a PRO RATA basis to the holders of the Convertible Preferred Securities and the Common Securities in liquidation of such holders' interests in the Trust, within 90 days following the occurrence of such Special Event; PROVIDED, HOWEVER, that in the case of the occurrence of a Tax Event, as a condition of such dissolution and distribution, the Property Trustee, on behalf of the Trust, shall have received an opinion of nationally recognized independent tax counsel experienced in such matters (a "No Recognition Opinion"), which opinion may rely on published revenue rulings of the Internal Revenue Service, to the effect that the holders of the Convertible Preferred Securities will not recognize any income, gain or loss for United States federal income tax purposes as a result of such dissolution and distribution of Convertible Debentures; and, PROVIDED, FURTHER, that if at the time there is available to the Trust the opportunity to eliminate, within such 90-day period, the Special Event by taking some ministerial action, such as filing a form or making an election, or pursuing some other similar reasonable measure which in the sole judgment of the Company has or will cause no adverse effect on the Trust, the Company or the holders of the Trust Securities and will involve no material cost, the Trust will pursue such measure in lieu of dissolution. Furthermore, if in the case of the occurrence of a Tax Event, (i) the Property Trustee, on behalf of the Trust, has received an opinion (a "Redemption Tax Opinion") of nationally recognized independent tax counsel experienced in such matters that, as a result of a Tax Event, there is more than an insubstantial risk that the Company would be precluded from deducting the interest on the Convertible Debentures for United States federal income tax purposes even if the Convertible Debentures were distributed to the holders of Convertible Preferred Securities and Common Securities in liquidation of such holders' interests in the Trust as described above or (ii) the Property Trustee shall have been informed by such tax counsel that a No Recognition Opinion cannot be delivered to the Trust, the Company shall have the right, upon not less than 30 nor more than 60 days' notice, to redeem the Convertible Debentures, in whole (but not in part) for cash at 100% of the principal amount thereof plus accrued and unpaid interest thereon within 90 days following the occurrence of such Tax Event, and promptly following such redemption, the Convertible Preferred Securities and Common Securities will be redeemed for cash by the Trust at the liquidation amount thereof plus accrued and unpaid distributions thereon; PROVIDED, HOWEVER, that if at the time there is available to the Company or the Trust the opportunity to eliminate, within such 90-day period, the Tax Event by taking some ministerial action, such as filing a form or making an election, or pursuing some other similar reasonable measure which in the sole judgment of the Company has or will cause no adverse effect on the Trust, the Company or the holders of the Trust Securities and will involve no material cost, the Company or the Trust will pursue such measure in lieu of redemption.

    "Tax Event" means that the Property Trustee, on behalf of the Trust, shall have received an opinion of nationally recognized independent tax counsel experienced in such matters (a "Dissolution Tax Opinion") to the effect that as a result of (a) any amendment to or change (including any announced prospective change) in the laws (or any regulations thereunder) of the United States or any political subdivision or taxing authority thereof or therein, (b) any amendment to or change in an interpretation or application of any such laws or regulations by any legislative body, court, governmental agency or regulatory authority (including the enactment of any legislation and the publication of any judicial decision or regulatory determination), (c) any interpretation or pronouncement that provides for a position with respect to such laws or regulations that differs from the theretofore generally accepted position or (d) any action taken by any governmental agency or regulatory authority, which amendment or change is enacted, promulgated, issued or announced or which interpretation or pronouncement is issued or announced or which action is taken, in each case on or after the date of this Offering Memorandum (collectively, a "Change in Tax Law"), there is more than an insubstantial risk that (i) the Trust is, or will be within 90 days of the date thereof, subject to United States federal income tax with respect to income accrued or received on the Convertible Debentures,
(ii) the Trust is, or will be within 90 days of the date thereof, subject to more than a DE MINIMIS amount of other taxes, duties or other governmental charges or (iii) interest payable by the Company to the Trust on the Convertible Debentures is not, or within 90 days of the date thereof will not be, deductible by the Company for United States federal income tax purposes. Notwithstanding anything in the previous sentence to the contrary, a Tax Event shall not include any Change in Tax Law that requires the Company for United States federal income tax purposes to defer taking a deduction for any OID that accrues with respect to the Convertible Debentures until the interest payment related to such OID is paid by the Company in cash; PROVIDED that such Change in Tax Law does not create more than an insubstantial risk that the Company will be prevented from taking a deduction for OID accruing with respect to the Convertible Debentures at a date that is no later than the date the interest payment related to such OID is actually paid by the Company in cash.

    "Investment Company Event" means that the Property Trustee, on behalf of the Trust, shall have received an opinion of nationally recognized independent counsel experienced in practice under the Investment Company Act of 1940, as amended (the "1940 Act"), that as a result of the occurrence of a change in law or regulation or a change in interpretation or application of law or regulation by any legislative body, court, governmental agency or regulatory authority (a "Change in 1940 Act Law"), there is more than an insubstantial risk that the Trust is or will be considered an "investment company" which is required to be registered under the 1940 Act, which Change in 1940 Act Law becomes effective on or after the date hereof.

    On the date fixed for any distribution of Convertible Debentures, upon dissolution of the Trust, (i) the Convertible Preferred Securities and the Common Securities will no longer be deemed to be outstanding, (ii) DTC or its nominee, as the record holder of such Convertible Preferred Securities, will receive a registered global certificate or certificates representing the Convertible Debentures to be delivered upon such distribution and (iii) certificates representing Trust Securities not held by DTC or its nominee will be deemed to represent beneficial interests in the Convertible Debentures having an aggregate principal amount equal to the stated liquidation amount of, and bearing accrued and unpaid interest equal to accrued and unpaid distributions on, such Convertible Preferred Securities until such certificates are presented to the Company or its agent for transfer or reissuance.

    Because the Company is a holding company substantially all of whose operations are conducted through its subsidiaries, the ability of the Company to redeem the Convertible Debentures, and therefore the Trust's ability to redeem the Convertible Preferred Securities, will be dependent on the Subsidiaries' ability to pay dividends to the Company in sufficient amounts. The Senior Credit Facility and the indentures with respect to the 9 1/2% Notes and 2008 Notes impose certain restrictions on the ability of the Subsidiaries to dividend funds to the Company. Such restrictions may require a waiver or amendment subsequent to any redemption of the Convertible Debentures, and, therefore, the Convertible Preferred Securities. See "Risk Factors--Holding Company Structure; Effects of Asset Encumbrances."

    There can be no assurance as to the market price for the Convertible Debentures which may be distributed in exchange for Trust Securities if a dissolution and liquidation of the Trust were to occur. Accordingly, the Convertible Debentures which the investor may subsequently receive on dissolution and liquidation of the Trust may trade at a discount to the price of the Trust Securities exchanged. If the Convertible Debentures are distributed to the holders of the Convertible Preferred Securities, the Company will use its best efforts to cause the Convertible Debentures to be listed on the New York Stock Exchange or on any such other national securities exchange or similar organization (if any) as the Convertible Preferred Securities are then listed or quoted.

    At any time, the Company will have the right to dissolve the Trust and, after satisfaction of the liabilities of creditors of the Trust as provided by applicable law, cause the Convertible Debentures to be distributed to the holders of the Convertible Preferred Securities in liquidation of the Trust. Under current United States federal income tax law and interpretations and assuming, as expected, the Trust is treated as a grantor trust, a distribution of the Convertible Debentures should not be a taxable event to the Trust and holders of the Convertible Preferred Securities. Should there be a change in law, a change in legal interpretation, a Special Event or other circumstances, however, the distribution could be a taxable event to holders of the Convertible Preferred Securities. See "United States Federal Income Taxation--Receipt of Convertible Debentures or Cash upon Liquidation of the Trust."

REDEMPTION PROCEDURES

    The Trust may not redeem fewer than all of the outstanding Convertible Preferred Securities unless all accrued and unpaid distributions have been paid in cash on all Convertible Preferred Securities for all quarterly distribution periods terminating on or prior to the date of redemption.

    In the event of any redemption, the Trust shall not be required to (i) issue, register the transfer of or exchange any Convertible Preferred Security during a period beginning at the opening of business 15 days before any selection for redemption of Convertible Preferred Securities and ending at the close of business on the earliest date in which the relevant notice of redemption is deemed to have been given to all holders of Convertible Preferred Securities to be so redeemed and (ii) register the transfer of or exchange any Convertible Preferred Securities so selected for redemption, in whole or in part, except for the unredeemed portion of any Convertible Preferred Securities being redeemed in part.

    If the Trust gives a notice of redemption in respect of Convertible Preferred Securities (which notice will be irrevocable), and if the Company has paid to the Property Trustee a sufficient amount of cash in connection with the related redemption or maturity of the Convertible Debentures, then, by 12:00 noon, New York City time, on the redemption date, the Trust will irrevocably deposit with DTC funds sufficient to pay the amount payable on redemption of all book-entry certificates and will give DTC irrevocable instructions and authority to pay such amount in respect of Convertible Preferred Securities represented by the Global Certificates (as defined herein) and will irrevocably deposit with the paying agent for the Convertible Preferred Securities funds sufficient to pay such amount in respect of any Certificated

Securities and will give such paying agent irrevocable instructions and authority to pay such amount to the holders of Certificated Securities upon surrender of their certificates. If notice of redemption shall have been given and funds are deposited as required, then upon the date of such deposit, all rights of holders of such Convertible Preferred Securities so called for redemption will cease, except (i) the right of the holders of such Convertible Preferred Securities to receive the Redemption Price, but, except as provided below, without interest on such Redemption Price, and (ii) the right to convert such Convertible Preferred Securities into Company Common Stock in the manner described herein through the close of business on the date fixed for redemption. In the event that any date fixed for redemption of Convertible Preferred Securities is not a Business Day, then payment of the amount payable on such date will be made on the next succeeding day which is a Business Day (without any interest or other payment in respect of any such delay), except that, if such Business Day falls in the next calendar year, such payment will be made on the immediately preceding Business Day. In the event that payment of the Redemption Price in respect of Convertible Preferred Securities is improperly withheld or refused and not paid either by the Trust or by the Company pursuant to the Guarantee described under "Description of the Guarantee," distributions on such Convertible Preferred Securities will continue to accrue at the then applicable rate, from the original redemption date to the date of payment, in which case the actual payment date will be considered the date fixed for redemption for purposes of calculating the amount payable upon redemption (other than for calculating any premium).

    Subject to the foregoing and applicable law (including, without limitation, United States federal securities laws), the Company or its subsidiaries may at any time and from time to time purchase outstanding Convertible Preferred Securities by tender, in the open market or by private agreement.

    If less than all of the Convertible Preferred Securities and Common Securities issued by the Trust are to be redeemed on a redemption date, then the aggregate liquidation preference of such Convertible Preferred Securities and Common Securities to be redeemed shall be allocated PRO RATA among the Convertible Preferred Securities and the Common Securities. The particular Convertible Preferred Securities to be redeemed shall be selected not more than 60 days prior to the redemption date by the Property Trustee from the outstanding Convertible Preferred Securities not previously called for redemption, by lot or by such method as the Property Trustee shall deem fair and appropriate and which may provide for the selection for redemption of portions (equal to $25 or an integral multiple of $25 in excess thereof) of the liquidation amount of the Convertible Preferred Securities. The Property Trustee shall promptly notify the Conversion Agent in writing of the Convertible Preferred Securities selected for redemption and, in the case of any Convertible Preferred Securities selected for partial redemption, the liquidation preference thereof to be redeemed; it being understood that, in the case of Convertible Preferred Securities held by DTC (or any successor) or its nominee, the distribution of the proceeds of such redemption will be made in accordance with the procedures of DTC or its nominee. For all purposes of the Declaration, unless the context otherwise requires, all provisions relating to the redemption of Convertible Preferred Securities shall relate, in the case of any Convertible Preferred Securities redeemed or to be redeemed only in part, to the portion of the aggregate liquidation preference of Convertible Preferred Securities which has been or is to be redeemed.

    Notice of any redemption of Convertible Debentures will be mailed at least 30 days but not more than 60 days before the redemption date to each holder of Convertible Debentures to be redeemed at its registered address. Unless the Company defaults in payment of the Redemption Price, on and after the redemption date interest shall cease to accrue on such Convertible Debentures or portions thereof called for redemption.

SUBORDINATION OF COMMON SECURITIES

    Payment of distributions on, and the amount payable upon redemption of, the Trust Securities, as applicable, shall be made PRO RATA based on the liquidation amount of the Trust Securities; PROVIDED, HOWEVER, that, if on any distribution date or redemption date a Declaration Event of Default shall have occurred and be continuing, no payment of any distribution on, or amount payable upon redemption of, any Common Security, and no other payment on account of the redemption, liquidation or other acquisition of Common Securities, shall be made unless payment in full in cash of all accumulated and unpaid distributions on all outstanding Convertible Preferred Securities for all distribution periods terminating on or prior thereto, or in the case of payment of the amount payable upon redemption of the Convertible Preferred Securities, the full amount of such amount in respect of all outstanding Convertible Preferred Securities shall have been made or provided for, and all funds available to the Property Trustee shall first be applied to the payment in full in cash of all distributions on, or the amount payable upon redemption of, Convertible Preferred Securities then due and payable.

    In the case of any Declaration Event of Default, the holder of Common Securities will be deemed to have waived any such Declaration Event of Default until all such Declaration Events of Default with respect to the Convertible Preferred Securities have been cured, waived or otherwise eliminated. Until any such Declaration Events of Default with respect to the Convertible Preferred Securities have been so cured, waived or otherwise eliminated, the Property Trustee shall act solely on behalf of the holders of the Convertible Preferred Securities and not the holder of the Common Securities, and only the holders of the Convertible Preferred Securities will have the right to direct the Property Trustee to act on their behalf.

LIQUIDATION DISTRIBUTION UPON DISSOLUTION

    In the event of any voluntary or involuntary dissolution of the Trust (each a "Liquidation"), the then holders of the Convertible Preferred Securities will be entitled to receive out of the assets of the Trust, after satisfaction of liabilities to creditors, distributions in an amount equal to the aggregate of the stated liquidation amount of $25 per Convertible Preferred Security plus accrued and unpaid distributions thereon to the date of payment (the "Liquidation Distribution"), unless, in connection with such Liquidation, Convertible Debentures in an aggregate stated principal amount equal to the aggregate stated liquidation amount of, with an interest rate identical to the distribution rate of, and accrued and unpaid interest equal to accrued and unpaid distributions on, the Convertible Preferred Securities have been distributed on a PRO RATA basis to the holders of the Convertible Preferred Securities in accordance with the provisions of "--Special Event Redemption or Distribution."

    If, upon any such Liquidation, the Liquidation Distribution can be paid only in part because the Trust has insufficient assets available to pay in full the aggregate Liquidation Distribution, then the amounts payable directly by the Trust on the Trust Securities shall be paid on a PRO RATA basis. The holders of the Common Securities will be entitled to receive distributions upon any such dissolution PRO RATA with the holders of the Convertible Preferred Securities, except that if a Declaration Event of Default has occurred and is continuing, the Convertible Preferred Securities shall have a preference over the Common Securities with regard to such distributions.

    Pursuant to the Declaration, the Trust shall dissolve (i) on November 7, 2052, the expiration of the term of the Trust, (ii) upon the bankruptcy of the Company, (iii) upon the filing of a certificate of dissolution or the equivalent with respect to the Company, or upon the consent of at least a majority in liquidation amount of the Trust Securities, voting together as a single class, to dissolve the Trust, or the revocation of the charter of the Company and the expiration of 90 days after the date of revocation without a reinstatement thereof, (iv) upon the distribution of all of the Convertible Debentures upon the occurrence of a Special Event, except in the case of a Tax Event that has occurred and is continuing following which the Company has elected to pay any additional sums such that the net amount received by holders of Convertible Preferred Securities in respect of Distributions is not reduced as a result of such Tax Event and the Company has not revoked any such election or failed to make such payments, (v) upon the entry of a decree of a judicial dissolution of the Company or the Trust, or (vi) upon the redemption, conversion or exchange of all the Trust Securities and the amounts necessary for redemption, conversion or exchange thereof, including any Additional Interest, Compounded Interest and Liquidated Damages, if any, shall have been paid to the holders in accordance with the terms of the Trust Securities.

MERGER OR CONSOLIDATION OF ISSUER TRUSTEES

    Any entity into which the Property Trustee, the Delaware Trustee or any Administrative Trustee that is not a natural person may be merged or converted or with which it may be consolidated, or any entity resulting from any merger, conversion or consolidation to which such Issuer Trustee shall be a party, or any entity succeeding to all or substantially all the corporate trust business of such Issuer Trustee, shall be the successor of such Issuer Trustee under the Declaration, provided such entity shall be otherwise qualified and eligible.

MERGER, CONSOLIDATION OR AMALGAMATION OF THE TRUST

    The Trust may not consolidate, amalgamate, merge with or into, or be replaced by, or convey, transfer or lease its properties and assets substantially as an entirety, to any corporation or other entity, except as described below or as otherwise described in "--Liquidation Distribution upon Dissolution." The Trust may, with the consent of a majority of the Administrative Trustees and without the consent of the holders of the Trust Securities, the Property Trustee or the Delaware Trustee consolidate, amalgamate, merge with or into, or be replaced by a trust organized as such under the laws of any State of the United States; PROVIDED that (i) if the Trust is not the survivor, such successor entity either (x) expressly assumes all of the obligations of the Trust under the Trust Securities or (y) substitutes for the Convertible Preferred Securities other securities having substantially the same terms as the Convertible Preferred Securities (the "Successor Securities"), so long as the Successor Securities rank the same as the Convertible Preferred Securities rank with respect to distributions, assets and payments upon liquidation or otherwise, (ii) the Company expressly acknowledges a trustee of such successor entity possessing the same powers and duties as the Property Trustee as the holder of the Convertible Debentures, (iii) the Convertible Preferred Securities or any Successor Securities are listed, or any Successor Securities will be listed upon notification of issuance, on such national securities exchange or with another organization on which the Convertible Preferred Securities are then listed or quoted (if any), (iv) such merger, consolidation, amalgamation or replacement does not cause the Convertible Preferred Securities (including any Successor Securities) to be downgraded by any nationally recognized statistical rating organization, (v) such merger, consolidation, amalgamation or replacement does not adversely affect the rights, preferences and privileges of the holders of the Convertible Preferred Securities (including any Successor Securities) in any material respect (other than with respect to any dilution of the holders' interest in the new entity),
(vi) such successor entity has a purpose substantially identical to that of the Trust, (vii) the Company guarantees the obligations of such successor entity under the Successor Securities at least to the same extent as provided by the Guarantee and (viii) prior to such merger, consolidation, amalgamation or replacement, the Company has received an opinion of a nationally recognized independent counsel to the Trust reasonably acceptable to the Property Trustee experienced in such matters to the effect that: (A) such merger, consolidation, amalgamation or replacement will not adversely affect the rights, preferences and privileges of the holders of the Trust Securities (including any Successor Securities) in any material respect (other than with respect to any dilution of the holders' interest in the new entity), (B) following such merger, consolidation, amalgamation or replacement, neither the Trust nor such successor entity will be required to register as an investment company under the 1940 Act and (C) following such merger, consolidation, amalgamation or replacement, the Trust (or such successor trust) will be treated as a grantor trust for United States federal income tax purposes. Notwithstanding the foregoing, the Trust shall not, except with the consent of holders of 100% in liquidation amount of the Common Securities, consolidate, amalgamate, merge with or into, or be replaced by any other entity or permit any other entity to consolidate, amalgamate, merge with or into, or replace it, if such consolidation, amalgamation, merger or replacement would cause the Trust or the successor entity to be classified as other than a grantor trust for United States federal income tax purposes.

DECLARATION EVENTS OF DEFAULT

    An event of default under the Indenture (an "Indenture Event of Default") constitutes an event of default under the Declaration with respect to the Trust Securities (a "Declaration Event of Default"); PROVIDED that pursuant to the Declaration, the holder of the Common Securities will be deemed to have waived any Declaration Event of Default with respect to the Common Securities until all Declaration Events of Default with respect to the Convertible Preferred Securities have been cured, waived or otherwise eliminated. Until such Declaration Events of Default with respect to the Convertible Preferred Securities have been so cured, waived or otherwise eliminated, the Property Trustee will be deemed to be acting solely on behalf of the holders of the Convertible Preferred Securities and only the holders of the Convertible Preferred Securities will have the right to direct the Property Trustee with respect to certain matters under the Declaration and, therefore, the Indenture.

    The holders of a majority in liquidation amount of the Convertible Preferred Securities will have the right to direct the exercise of any trust or power conferred upon the Property Trustee under the Declaration, including the right to direct the Property Trustee to exercise the remedies available to it as a holder of the Convertible Debentures. If the Property Trustee fails to enforce its rights under the Convertible Debentures, a holder of Convertible Preferred Securities may, to the fullest extent permitted by law, institute a legal proceeding against the Company to enforce the Property Trustee's rights under the Convertible Debentures without first instituting any legal proceeding against the Property Trustee or any other person or entity. Notwithstanding the foregoing, if a Declaration Event of Default has occurred and is continuing and such event is attributable to the failure of the Company to pay interest or principal on the Convertible Debentures on the date such interest or principal is otherwise payable (or in the case of redemption, the redemption date), then a holder of Convertible Preferred Securities may directly institute a proceeding for enforcement of payment to such holder of the principal of or interest on the Convertible Debentures having a principal amount equal to the aggregate liquidation amount of the Convertible Preferred Securities of such holder on or after the respective due date specified in the Convertible Debentures. In connection with such Direct Action, the Company will be subrogated to the rights of such holder of Convertible Preferred Securities under the Declaration to the extent of any payment made by the Company to such holder of Convertible Preferred Securities in such Direct Action. The holders of Convertible Preferred Securities will not be able to exercise directly any other remedy available to the holders of the Convertible Debentures.

    Within ten days after the occurrence of any Declaration Event of Default actually known to the Property Trustee, the Property Trustee shall transmit notice of such Declaration Event of Default to the holders of the Convertible Preferred Securities, the Administrative Trustees and the Company, as Depositor, unless such Declaration Event of Default shall have been cured or waived provided that, except in the case of default in the payment of the liquidation amount or distributions on the Preferred Securities, the Trustee shall be protected in withholding such notice if and so long as a trust committee of directors and/or Responsible Officers of the Trustee in good faith determine that the withholding of such notice is in the interests of the holders of the Preferred Securities. Upon the occurrence of a Declaration Event of Default, the Property Trustee as the sole holder of the Convertible Debentures will have the right under the Indenture to declare the principal of and interest on the Convertible Debentures to be immediately due and payable. The Company and the Trust are each required to file annually with the Property Trustee an officer's certificate as to its compliance with all conditions and covenants under the Declaration.

VOTING RIGHTS

    Except as described herein, under the Trust Act, the Trust Indenture Act and under "Description of the Guarantee--Amendments and Assignment," and as otherwise required by law and the Declaration, the holders of the Convertible Preferred Securities will have no voting rights.

    Subject to the requirement of the Property Trustee to obtain a tax opinion in certain circumstances set forth in the last sentence of this paragraph, the holders of a majority in liquidation amount of the Convertible Preferred Securities have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Property Trustee, or direct the exercise of any trust or power conferred upon the Property Trustee under the Declaration, including the right to direct the Property Trustee, as holder of the Convertible Debentures, to (i) exercise the remedies available to it under the Indenture as a holder of the Convertible Debentures, (ii) waive any past Indenture default or Event of Default and its consequences that are waivable under the Indenture, (iii) exercise any right to rescind or annul a declaration that the principal of all the Convertible Debentures shall be due and payable or
(iv) consent to any amendment, modification, or termination of the Indenture or the Convertible Debentures where such consent shall be required; PROVIDED, HOWEVER, that where a consent or action under the Indenture would require the consent or act of the holders of more than a majority of the aggregate principal amount of Convertible Debentures affected thereby, only the holders of the percentage of the aggregate stated liquidation amount of the Convertible Preferred Securities which is at least equal to the percentage required under the Indenture may direct the Property Trustee to give such consent or take such action. If the Property Trustee fails to enforce its rights under the Convertible Debentures after a holder of record of Convertible Preferred Securities has made a written request, such holder of record of Convertible Preferred Securities may, to the fullest extent permitted by law, institute a legal proceeding directly against the Company to enforce the Property Trustee's rights under the Convertible Debentures without first instituting any legal proceeding against the Property Trustee or any other person or entity. Notwithstanding the foregoing, if a Declaration Event of Default has occurred and is continuing and such event is attributable to the failure of the Company to pay interest or principal on the Convertible Debentures on the date such interest or principal is otherwise payable (or in the case of redemption on the redemption date), then a holder of Convertible Preferred Securities may directly institute a proceeding for enforcement of payment to such holder of the principal of or interest on the Convertible Debentures having a principal amount equal to the aggregate liquidation amount of the Convertible Preferred Securities of such holder on or after the respective due date specified in the Convertible Debentures. The Property Trustee shall notify all holders of the Convertible Preferred Securities of any notice of default received from the Indenture Trustee with respect to the Convertible Debentures, provided that, except in the case of default in the payment of the principal of, premium, if any, or interest on any of the Convertible Debentures, the Property Trustee shall be protected in withholding such notice if and so long as a trust committee of directors and/or Responsible Officers of the Property Trustee in good faith determine that the withholding of such notice is in the interests of the holders. Such notice shall state that such Indenture Event of Default also constitutes a Declaration Event of Default. Other than with respect to directing the time, method and place of conducting any proceeding for any remedy, the Property Trustee shall be under no obligation to take any of the actions in accordance with the direction of the holders unless the Property Trustee has obtained an opinion of independent tax counsel to the effect that as a result of such action, the Trust will not fail to be classified as a grantor trust for United States federal income tax purposes and each holder will be treated as owning an undivided beneficial interest in the Convertible Debentures.

    In the event the consent of the Property Trustee, as the holder of the Convertible Debentures, is required under the Indenture with respect to any amendment, modification or termination of the Indenture, the Property Trustee shall request the direction of the holders of the Trust Securities with respect to such amendment, modification or termination and shall vote with respect to such amendment, modification or termination as directed by a majority in liquidation amount of the Trust Securities voting together as a single class; PROVIDED, HOWEVER, that where a consent under the Indenture would require the consent of the holders of more than a majority of the aggregate principal amount of the Convertible Debentures, the Property Trustee may only give such consent at the direction of the holders of at least the same proportion in aggregate stated liquidation amount of the Trust Securities. The Property Trustee shall not take any such action in accordance with the directions of the holders of the Trust Securities unless the

Property Trustee has obtained an opinion of tax counsel to the effect that for the purposes of United States federal income tax the Trust will not be classified as other than a grantor trust.

    A waiver of an Indenture Event of Default will constitute a waiver of the corresponding Declaration Event of Default.

    Any required approval or direction of holders of Convertible Preferred Securities may be given at a separate meeting of holders of Convertible Preferred Securities convened for such purpose, at a meeting of all of the holders of Trust Securities or pursuant to written consent. The Property Trustee will cause a notice of any meeting at which holders of Convertible Preferred Securities are entitled to vote, or of any matter upon which action by written consent of such holders is to be taken, to be mailed to each holder of record of Convertible Preferred Securities. Each such notice will include a statement setting forth the following information: (i) the date of such meeting or the date by which such action is to be taken; (ii) a description of any resolution proposed for adoption at such meeting on which such holders are entitled to vote or of such matter upon which written consent is sought; and (iii) instructions for the delivery of proxies or consents. No vote or consent of the holders of Convertible Preferred Securities will be required for the Trust to redeem and cancel Convertible Preferred Securities or distribute Convertible Debentures in accordance with the Declaration.

    Notwithstanding that holders of Convertible Preferred Securities are entitled to vote or consent under any of the circumstances described above, any of the Convertible Preferred Securities that are owned at such time by the Company or any entity directly or indirectly controlling or controlled by, or under direct or indirect common control with, the Company, shall not be entitled to vote or consent and shall, for purposes of such vote or consent, be treated as if such Convertible Preferred Securities were not outstanding.

    The procedures by which holders of Convertible Preferred Securities represented by the Global Certificates may exercise their voting rights are described below. See "--Form, Denomination and Registration."

    Holders of the Convertible Preferred Securities will have no rights to appoint or remove the Administrative Trustees, who may be appointed, removed or replaced solely by the Company as the holder of all of the Common Securities.

MODIFICATION OF THE DECLARATION

    The Declaration may be modified and amended if approved by the Administrative Trustees (and in certain circumstances the Property Trustee and the Delaware Trustee); PROVIDED that if any proposed amendment provides for, or the Administrative Trustees otherwise propose to effect, (i) any action that would adversely affect the powers, preferences or special rights of the Trust Securities in any material respect, whether by way of amendment to the Declaration or otherwise or (ii) the dissolution, winding-up or termination of the Trust other than pursuant to the terms of the Declaration, then the holders of the Trust Securities voting together as a single class will be entitled to vote on such amendment or proposal and such amendment or proposal shall not be effective except with the approval of at least a majority in liquidation amount of the Trust Securities affected thereby; PROVIDED FURTHER, that if any amendment or proposal referred to in clause (i) above would adversely affect only the Convertible Preferred Securities or the Common Securities, then only the affected class will be entitled to vote on such amendment or proposal and such amendment or proposal shall not be effective except with the approval of a majority in liquidation amount of such class of Securities.

    Notwithstanding the foregoing, no amendment or modification may be made to the Declaration if such amendment or modification would (i) cause the Trust to be classified for purposes of United States federal income taxation as other than a grantor trust, (ii) reduce or otherwise adversely affect the powers of the Property Trustee or (iii) cause the Trust to be deemed an "investment company" which is required to be registered under the 1940 Act.

TRANSFER RESTRICTIONS

    The Convertible Preferred Securities (and any Convertible Debentures distributed to holders of Convertible Preferred Securities) will be subject to restrictions on transfer and will bear a legend substantially as described in "Notice to Investors." Shares of Company Common Stock received upon conversion of Convertible Preferred Securities or Convertible Debentures subject to such restrictions will also be subject to such restrictions and will bear a comparable legend.

REGISTRATION RIGHTS

    The Company and the Trust entered into a registration rights agreement with the Initial Purchasers (the "Registration Rights Agreement") pursuant to which the Company and the Trust will, at the Company's expense, for the benefit of the holders of the Convertible Preferred Securities, the Guarantee, the Convertible Debentures and the shares of Company Common Stock issuable upon conversion of the Convertible Debentures (together, the "Registrable Securities"), (i) file with the Commission within 90 days after the date of issuance of the Registrable Securities, a registration statement (the "Shelf Registration Statement") covering resales of the Registrable Securities, (ii) use their reasonable best efforts to cause the Shelf Registration Statement to be declared effective under the Securities Act within 150 days after the date of the issuance of the Registrable Securities and (iii) use their reasonable best efforts to keep effective the Shelf Registration Statement until two years after the date it is declared effective or such earlier date as all Registrable Securities shall have been disposed of or on which all Registrable Securities held by persons that are not affiliates of the Company or the Trust may be resold without registration pursuant to Rule 144(k) under the Securities Act (the "Effectiveness Period"). The Company will provide to each holder of Registrable Securities copies of the prospectus which is a part of the Shelf Registration Statement, notify each holder when the Shelf Registration Statement has become effective and take certain other actions as are required to permit unrestricted resales of the Registrable Securities. A holder of Registrable Securities that sells such Registrable Securities pursuant to the Shelf Registration Statement will be required to be named as a selling security holder in the related prospectus and to deliver a prospectus to purchasers, will be subject to certain of the civil liability provisions under the Securities Act in connection with such sales and will be bound by the provisions of the Registration Rights Agreement, including certain indemnification obligations.

    In the Registration Rights Agreement, the Trust and the Company agreed to indemnify the holders of Registrable Securities against certain liabilities under the Securities Act, subject to certain customary limitations, and each holder of Registrable Securities included in the Shelf Registration Statement is obligated to indemnify the Trust, the Company, their directors, trustees, agents and officers who sign any Shelf Registration Statement and each person, if any, who controls the Company or the Trust within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, against any liability with respect to information furnished by such holder in writing to the Trust or the Company (including the information in a Selling Security Holder's Questionnaire) expressly for use in the Shelf Registration Statement.

    If (i) on or prior to 90 days following the date of original issuance of the Registrable Securities, a Shelf Registration Statement has not been filed with the Commission, or (ii) on or prior to the 150th day following the issuance of the Registrable Securities, such Shelf Registration Statement is not declared effective (each, a "Registration Default"), additional interest ("Liquidated Damages") will accrue on the Convertible Debentures and, accordingly, additional distributions will accrue on the Convertible Preferred

Securities, in each case from and including the day following such Registration Default. Liquidated Damages will be paid quarterly in arrears, with the first quarterly payment due on the first interest or distribution payment date, as applicable, following the date on which such Liquidated Damages begin to accrue, and will accrue at a rate per annum equal to an additional one-quarter of one percent (0.25%) of the principal amount or liquidation amount, as applicable, to and including the 90th day following such Registration Default and one-half of one percent (0.50%) thereof from and after the 91st day following such Registration Default. The Company has the right to suspend the Shelf Registration Statement under certain circumstances for up to 90 consecutive days. In the event that the Shelf Registration Statement ceases to be effective during the Effectiveness Period for more than 90 consecutive days or any 120 days, whether or not consecutive, during any 12-month period, then the interest rate borne by the Convertible Debentures and the distribution rate borne by the Convertible Preferred Securities will each increase by an additional one quarter of one percent (0.25%) per annum from such 91st or 121st day, as applicable, until such time as the Shelf Registration Statement again becomes effective.

    The summary herein of certain provisions of the Registration Rights Agreement is subject to, and is qualified in its entirety by reference to, all the provisions of the Registration Rights Agreement, a copy of which is available upon request to the Company.

FORM, DENOMINATION AND REGISTRATION

    Convertible Preferred Securities will be issued in fully registered form.

    GLOBAL CONVERTIBLE PREFERRED SECURITIES; BOOK-ENTRY FORM.

    The description of book-entry procedures in this Offering Memorandum includes summaries of certain rules and operating procedures of DTC that affect transfers of interest in the global certificate or certificates issued in connection with sales of Convertible Preferred Securities to QIBs pursuant to Rule 144A under the Securities Act. The Convertible Preferred Securities issued to QIBs will be evidenced by one or more fully registered global Convertible Preferred Security certificates (the "Global Securities") which will be deposited with, or on behalf of, DTC and registered in the name of Cede & Co. (as nominee for DTC), in each case for credit to an account of a direct or indirect participant in DTC as described below.

    The laws of some jurisdictions require that certain purchasers of securities take physical delivery of securities in definitive form. Such laws may impair the ability to transfer beneficial interests in the global Convertible Preferred Securities as represented by a Global Security.

    DTC is a limited-purpose trust company organized under the New York Banking Law, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act. DTC holds securities that its participants ("Participants") deposit with DTC. DTC also facilitates the settlement among Participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in Participants' accounts, thereby eliminating the need for physical movement of securities certificates. Participants in DTC include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. DTC is owned by a number of its Participants and by the New York Stock Exchange, the American Stock Exchange, Inc., and the National Association of Securities Dealers, Inc. Access to the DTC system is also available to others such as securities brokers and dealers, banks and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly ("Indirect Participants"). The rules applicable to DTC and its Participants are on file with the Commission.

    Purchases of Convertible Preferred Securities within the DTC system must be made by or through Participants, which will receive a credit for the Convertible Preferred Securities on DTC's records. The ownership interest of each actual purchaser of Convertible Preferred Securities ("Beneficial Owner") is in turn to be recorded on the Participants' and Indirect Participants' records. Beneficial Owners will not receive written confirmation from DTC of their purchases, but Beneficial Owners are expected to receive written confirmations providing details of the transactions, as well as periodic statements of their holdings, from the Participants or Indirect Participants through which the Beneficial Owners purchased Convertible Preferred Securities. Transfers of ownership interests in the Convertible Preferred Securities are to be accomplished by entries made on the books of Participants and Indirect Participants acting on behalf of Beneficial Owners. Beneficial Owners will not receive certificates representing their ownership interests in Convertible Preferred Securities, except in the event that use of the book-entry system for the Convertible Preferred Securities is discontinued.

    To facilitate subsequent transfers, all the Convertible Preferred Securities deposited by Participants with DTC are registered in the name of DTC's nominee, Cede & Co. The deposit of Convertible Preferred Securities with DTC and their registration in the name of Cede & Co. effect no change in beneficial ownership. DTC has no knowledge of the actual Beneficial Owners of the Convertible Preferred Securities; DTC's records reflect only the identity of the Participants to whose accounts such Convertible Preferred Securities are credited, which may or may not be the Beneficial Owners. The Participants and Indirect Participants will remain responsible for keeping account of their holdings on behalf of their customers.

    So long as DTC, or its nominee, is the registered owner or holder of a Global Security, DTC or such nominee, as the case may be, will be considered the sole owner or holder of the Convertible Preferred Securities represented thereby for all purposes under the Declaration and the Convertible Preferred Securities. No beneficial owner of an interest in a Global Security will be able to transfer that interest except in accordance with DTC's applicable procedures, in addition to those provided for under the Declaration.

    DTC has advised the Company that it will take any action permitted to be taken by a holder of Convertible Preferred Securities (including the presentation of Convertible Preferred Securities for exchange as described below) only at the direction of one or more Participants to whose account the DTC interests in the Global Securities are credited and only in respect of such portion of the aggregate liquidation amount of Convertible Preferred Securities as to which such Participant or Participants has or have given such direction. However, if there is an Event of Default under the Convertible Preferred Securities, DTC will exchange the Global Securities for Certificated Securities, which it will distribute to its Participants.

    Conveyance of notices and other communications by DTC to Participants, by Participants to Indirect Participants, and by Participants and Indirect Participants to Beneficial Owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

    Redemption notices in respect of the Convertible Preferred Securities held in book-entry form will be sent to Cede & Co. If less than all of the Convertible Preferred Securities are being redeemed, DTC will determine the amount of the interest of each Participant to be redeemed in accordance with its procedures.

    Although voting with respect to the Convertible Preferred Securities is limited, in those cases where a vote is required, neither DTC nor Cede & Co. will itself consent or vote with respect to Convertible Preferred Securities. Under its usual procedures, DTC would mail an Omnibus Proxy to the Trust as soon as possible after the record date. The Omnibus Proxy assigns Cede & Co.'s consenting or voting rights to those Participants to whose accounts the Convertible Preferred Securities are credited on the record date (identified in a listing attached to the Omnibus Proxy).

    Distributions on the Convertible Preferred Securities held in book-entry form will be made to DTC in immediately available funds. DTC's practice is to credit Participants' accounts on the relevant payment date in accordance with their respective holdings shown on DTC's records unless DTC has reason to believe that it will not receive payments on such payment date. Payments by Participants and Indirect Participants to Beneficial Owners will be governed by standing instructions and customary practices and will be the responsibility of such Participants and Indirect Participants and not of DTC, the Trust or the Company, subject to any statutory or regulatory requirements as may be in effect from time to time. Payment of distributions to DTC is the responsibility of the Trust, disbursement of such payments to Participants is the responsibility of DTC, and disbursement of such payments to the Beneficial Owners is the responsibility of Participants and Indirect Participants.

    Except as provided herein, a Beneficial Owner of an interest in a Global Security will not be entitled to receive physical delivery of Convertible Preferred Securities. Accordingly, each Beneficial Owner must rely on the procedures of DTC to exercise any rights under the Convertible Preferred Securities.

    Although DTC has agreed to the foregoing procedures in order to facilitate transfers of interests in the Global Securities among Participants of DTC, DTC is under no obligation to perform or continue to perform such procedures, and such procedures may be discontinued at any time. Neither the Company, the Issuer nor the Trustee will have any responsibility for the performance by DTC or its Participants or Indirect Participants under the rules and procedures governing DTC. DTC may discontinue providing its services as securities depository with respect to the Convertible Preferred Securities at any time by giving notice to the Trust. Under such circumstances, in the event that a successor securities depository is not obtained, Convertible Preferred Security certificates are required to be printed and delivered. Additionally, the Trust (with the consent of the Company) may decide to discontinue use of the system of book-entry transfers through DTC (or a successor depository). In that event, certificates for the Convertible Preferred Securities will be printed and delivered. In each of the above circumstances, the Company will appoint a paying agent with respect to the Convertible Preferred Securities.

    CERTIFICATED CONVERTIBLE PREFERRED SECURITIES.

    Convertible Preferred Securities sold to investors that are not QIBs will be issued in definitive registered form (each a "Certified Security") and may not be represented by a Global Security. QIBs may request that any Certificated Security they hold in definitive registered form be exchanged for interests in the applicable Global Security. Certificated Securities will be issued in exchange for Global Securities only under the limited circumstances described above.

    RESTRICTIONS ON TRANSFER; LEGENDS.

    The Convertible Preferred Securities will be subject to certain transfer restrictions as described below under "Notice to Investors" and certificates evidencing the Convertible Preferred Securities will bear a legend to such effect.

    The information in this section concerning DTC and DTC's book-entry system has been obtained from sources that the Trust and the Company believe to be reliable, but the Trust and the Company take no responsibility for the accuracy thereof.

PAYMENT AND PAYING AGENCY

    Payments in respect of the Convertible Preferred Securities represented by the Global Certificates shall be made to DTC, which shall credit the relevant accounts at DTC on the applicable distribution dates or, in the case of Certificated Securities, such payments shall be made by check mailed to the address of the holder entitled thereto as such address shall appear on the Trust's register. The Paying Agent shall initially be The Bank of New York. The Paying Agent shall be permitted to resign as Paying Agent upon 30 days' written notice to the Issuer Trustees. In the event The Bank of New York shall no longer be the

Paying Agent, the Trustee shall appoint a successor to act as Paying Agent (which shall be a bank or trust company).

REGISTRAR, TRANSFER AGENT, PAYING AGENT AND CONVERSION AGENT

    The Property Trustee will act as Registrar, Transfer Agent, Paying Agent and Conversion Agent for the Convertible Preferred Securities.

    Registration of transfers of Convertible Preferred Securities will be effected without charge by or on behalf of the Trust, but upon payment (with the giving of such indemnity as the Trust or the Company may require) in respect of any tax or other government charges which may be imposed in relation to it.

    The Trust will not be required to register or cause to be registered the transfer of Convertible Preferred Securities after such Convertible Preferred Securities have been called for redemption.

INFORMATION CONCERNING THE PROPERTY TRUSTEE

    The Company and certain of its subsidiaries maintain deposit accounts and conduct other banking transactions with the Property Trustee in the ordinary course of their businesses. The Property Trustee, prior to the occurrence of a default with respect to the Trust Securities, undertakes to perform only such duties as are specifically set forth in the Declaration and, after default, shall exercise the same degree of care as a prudent individual would exercise in the conduct of his or her own affairs. Subject to such provisions, the Property Trustee is under no obligation to exercise any of the powers vested in it by the Declaration at the request of any holder of Convertible Preferred Securities, unless offered reasonable indemnity by such holder against the costs, expenses and liabilities which might be incurred thereby. The holders of Convertible Preferred Securities will not be required to offer such indemnity in the event such holders, by exercising their voting rights, direct the Property Trustee to take any action following a Declaration Event of Default.

GOVERNING LAW

    The Declaration and the Convertible Preferred Securities will be governed by, and construed in accordance with, the internal laws of the State of Delaware.

MISCELLANEOUS

    The Administrative Trustees are authorized and directed to conduct the affairs of and to operate the Trust in such a way that the Trust will not be deemed to be an "investment company" required to be registered under the 1940 Act or characterized as other than a grantor trust for United States federal income tax purposes so that the Convertible Debentures will be treated as indebtedness of the Company for United States federal income tax purposes. In this connection, the Administrative Trustees are authorized to take any action, not inconsistent with applicable law, the certificate of trust or the Declaration that the Administrative Trustees determine in their discretion to be necessary or desirable for such purposes as long as such action does not adversely affect the interests of the holders of the Convertible Preferred Securities.

    Holders of the Convertible Preferred Securities have no preemptive rights.

                          DESCRIPTION OF THE GUARANTEE

    Set forth below is a summary of information concerning the Guarantee which will be executed and delivered by the Company for the benefit of the holders from time to time of the Convertible Preferred Securities. The summary does not purport to be complete and is subject in all respects to the provisions of, and is qualified in its entirety by reference to, the Guarantee. The Guarantee incorporates by reference the terms of the Trust Indenture Act. It is expected that at the time the Shelf Registration Statement becomes effective, the Guarantee will be qualified under the Trust Indenture Act. The Bank of New York, as the Guarantee Trustee, will hold the Guarantee for the benefit of the holders of the Convertible Preferred Securities.

GENERAL

    Pursuant to and to the extent set forth in the Guarantee, the Company will irrevocably and unconditionally agree to pay in full to the holders of the Convertible Preferred Securities (except to the extent paid by the Trust), as and when due, regardless of any defense, right of set off or counterclaim which the Trust may have or assert, the following payments (the "Guarantee Payments"), without duplication: (i) any accrued and unpaid distributions that are required to be paid on the Convertible Preferred Securities to the extent the Trust has funds available therefor, (ii) the Redemption Price, with respect to any Convertible Preferred Securities called for redemption by the Trust, to the extent the Trust has funds available therefor and (iii) upon a voluntary or involuntary dissolution, winding-up or termination of the Trust (other than in connection with the distribution of Convertible Debentures to the holders of Convertible Preferred Securities or the redemption of all the Convertible Preferred Securities), the lesser of (a) the aggregate of the liquidation amount and all accrued and unpaid distributions on the Convertible Preferred Securities to the date of payment to the extent the Trust has funds available therefor and
(b) the amount of assets of the Trust remaining available for distribution to holders of Convertible Preferred Securities upon the liquidation of the Trust. The holders of a majority in liquidation amount of the Convertible Preferred Securities have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Guarantee Trustee or to direct the exercise of any trust or power conferred upon the Guarantee Trustee under the Guarantee. Any holder of Convertible Preferred Securities may directly institute a legal proceeding against the Company to enforce the obligations of the Guarantor under the Guarantee without first instituting a legal proceeding against the Trust, the Guarantee Trustee or any other person or entity. If the Company were to default on its obligation to pay amounts payable on the Convertible Debentures, the Trust would lack available funds for the payment of distributions or amounts payable on redemption of the Convertible Preferred Securities or otherwise, and in such event holders of the Convertible Preferred Securities would not be able to rely upon the Guarantee for payment of such amounts. Instead, a holder of the Convertible Preferred Securities would be required to rely on the enforcement (1) by the Property Trustee of its rights, as registered holder of the Convertible Debentures, against the Company pursuant to the terms of the Convertible Debentures or (2) by such holder of Convertible Preferred Securities of its right against the Company to enforce payments on Convertible Debentures. See "Description of the Convertible Debentures." The Declaration provides that each holder of Convertible Preferred Securities, by acceptance thereof, agrees to the provisions of the Guarantee, including the subordination provisions thereof, and the Indenture.

    The Guarantee will be a guarantee on a subordinated basis with respect to the Convertible Preferred Securities from the time of issuance of such Convertible Preferred Securities but will not apply to any payment of distributions or Redemption Price, or to payments upon the dissolution, winding-up or termination of the Trust, except to the extent the Trust shall have funds available therefor. If the Company does not make interest payments on the Convertible Debentures, the Trust will not pay distributions on the Convertible Preferred Securities and will not have funds available therefor. See "Description of the Convertible Debentures." The Guarantee, when taken together with the Company's obligations under the Convertible Debentures, and the Indenture thereto and the Declaration, including its obligations to pay costs, expenses, debts and liabilities of the Trust (other than with respect to the Trust Securities) will provide a full and unconditional guarantee on a subordinated basis by the Company of payments due on the Convertible Preferred Securities issued by the Trust.

    The Company has also agreed separately to irrevocably and unconditionally guarantee the obligations of the Trust with respect to the Common Securities (the "Common Securities Guarantee") to the same extent as the Guarantee, except that upon the occurrence and during the continuation of a Declaration Event of Default, holders of Convertible Preferred Securities shall have priority over holders of Common Securities with respect to distributions and payments on liquidation, redemption or otherwise.

CERTAIN COVENANTS OF THE COMPANY

    In the Guarantee, the Company has covenanted that, so long as any Convertible Preferred Securities remain outstanding, if (i) the Company has exercised its option to defer interest payments on the Convertible Debentures by extending the interest payment period and such extension shall be continuing,
(ii) the Company shall be in default with respect to its payment or other obligations under the Guarantee or (iii) there shall have occurred and be continuing any event that, with the giving of notice or the lapse of time or both, would constitute an Indenture Event of Default, then the Company has agreed (a) not to declare or pay dividends on, or make distributions with respect to, or redeem, purchase or acquire, or make a liquidation payment with respect to, any of its capital stock (other than (i) purchases or acquisitions of shares of Company Common Stock in connection with the satisfaction by the Company of its obligations under any employee benefit plans or the satisfaction by the Company of its obligations pursuant to any contract or security requiring the Company to purchase shares of Company Common Stock, (ii) as a result of a reclassification of the Company's capital stock or the exchange or conversion of one class or series of the Company's capital stock for another class or series of the Company's capital stock or (iii) the purchase of fractional interests in shares of the Company's capital stock pursuant to the conversion or exchange provisions of such capital stock or the security being converted or exchanged (or make any guarantee payments with respect to the foregoing)), (b) not to make any payment of interest, principal or premium, if any, on or repay, repurchase or redeem any debt securities of the Company that rank PARI PASSU with or junior to the Convertible Debentures (except by conversion into or exchange for shares of its capital stock), and (c) not to make any guarantee payments with respect to the foregoing (other than pursuant to the Guarantee).

    As part of the Guarantee, the Company will agree that it will honor all obligations described therein relating to the conversion of the Convertible Preferred Securities into Company Common Stock as described in "Description of the Convertible Preferred Securities--Conversion Rights."

EVENTS OF DEFAULT

    An event of default under the Guarantee will occur upon the failure of the Company to perform any of its payment or other obligations thereunder. The holders of a majority in aggregate liquidation preference of the Convertible Preferred Securities have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Guarantee Trustee in respect of the Guarantee or to direct the exercise of any trust or power conferred upon the Guarantee Trustee under the Guarantee.

    If the Guarantee Trustee fails to enforce the Guarantee, any holder of the Convertible Preferred Securities may institute a legal proceeding directly against the Company to enforce its rights under the Guarantee without first instituting a legal proceeding against the Trust, the Guarantee Trustee or any other person or entity. In addition, any record holder of Convertible Preferred Securities shall have the right, which is absolute and unconditional, to proceed directly against the Company to obtain Guarantee Payments, without first waiting to determine if the Guarantee Trustee has enforced the Guarantee or instituting a legal proceeding against the Trust, the Guarantee Trustee or any other person or entity. The

Company has waived any right or remedy to require that any action be brought just against the Trust, or any other person or entity, before proceeding directly against the Company.

    The Company, as guarantor, is required to file annually with the Guarantee Trustee a certificate as to whether or not the company is in compliance with all the conditions and covenants applicable to it under the Guarantee.

AMENDMENTS AND ASSIGNMENT

    Except with respect to any changes that do not materially adversely affect the rights of holders of Convertible Preferred Securities (in which case no vote will be required), the Guarantee may be amended only with the prior approval of the holders of at least a majority in liquidation amount of all the outstanding Convertible Preferred Securities. The manner of obtaining any such approval of holders of the Convertible Preferred Securities will be as set forth under "Description of the Convertible Preferred Securities--Voting Rights." All guarantees and agreements contained in the Guarantee shall bind the successors, assigns, receivers, trustees and representatives of the Company and shall inure to the benefit of the holders of the Convertible Preferred Securities then outstanding. Except in connection with any permitted merger or consolidation of the Company with or into another entity or any permitted sale, transfer or lease of the Company's assets to another entity as described below under "Description of the Convertible Debentures," the Company may not assign its rights or delegate its obligations under the Guarantee without the prior approval of the holders of at least a majority of the aggregate stated liquidation amount of the Convertible Preferred Securities then outstanding.

TERMINATION OF THE GUARANTEE

    The Guarantee will terminate as to each holder of Convertible Preferred Securities upon (i) full payment of the Redemption Price of all Convertible Preferred Securities, (ii) distribution of the Convertible Debentures held by the Trust to the holders of the Convertible Preferred Securities, (iii) liquidation of the Trust or (iv) the distribution of Company Common Stock to such holder in respect of the conversion of such holder's Convertible Preferred Securities into Company Common Stock and will terminate completely upon full payment of the amounts payable in accordance with the Declaration. The Guarantee will continue to be effective or will be reinstated, as the case may be, if at any time any holder of Convertible Preferred Securities must restore payment of any sum paid under such Convertible Preferred Securities or such Guarantee.

STATUS OF THE GUARANTEE; SUBORDINATION

    The Guarantee will constitute an unsecured obligation of the Company and will rank (i) subordinate and junior to all other liabilities of the Company except any liabilities that may be PARI PASSU expressly by their terms, (ii) PARI PASSU with the most senior preferred stock issued from time to time by the Company and with any guarantee now or hereafter entered into by the Company in respect of any preferred or preference stock or preferred securities of any affiliate of the Company and (iii) senior to the Company Common Stock. The terms of the Convertible Preferred Securities provide that each holder of Convertible Preferred Securities by acceptance thereof agrees to the subordination provisions and other terms of the Guarantee.

    The Guarantee will constitute a guarantee of payment and not of collection (that is, the guaranteed party may directly institute a legal proceeding against the Company to enforce its rights under a Guarantee without instituting a legal proceeding against any other person or entity).

INFORMATION CONCERNING THE GUARANTEE TRUSTEE

    The Guarantee Trustee, prior to the occurrence of a default with respect to the Guarantee, undertakes to perform only such duties as are specifically set forth in the Guarantee and, after default with respect to the Guarantee, shall exercise the same degree of care as a prudent individual would exercise in the conduct of his or her own affairs. Subject to such provision, the Guarantee Trustee is under no obligation to exercise any of the powers vested in it by the Guarantee at the request of any holder of Convertible Preferred Securities unless it is offered reasonable indemnity against the costs, expenses and liabilities that might be incurred thereby.

GOVERNING LAW

    The Guarantee will be governed by, and construed in accordance with, the laws of the State of New York.

                   DESCRIPTION OF THE CONVERTIBLE DEBENTURES

    Set forth below is a description of the specific terms of the Convertible Debentures in which the Trust will invest the proceeds from the issuance and sale of the Trust Securities. The following description does not purport to be complete and is subject to, and is qualified in its entirety by reference to, the Indenture between the Company and The Bank of New York, as trustee (the "Indenture Trustee"), a copy of which may be obtained from the Company upon request, and those to be made a part of the Indenture by the Trust Indenture Act. Certain capitalized terms used herein are defined in the Indenture. It is expected that at the time the Shelf Registration Statement becomes effective, the Indenture will be qualified under the Trust Indenture Act.

    Under certain circumstances involving the dissolution of the Trust following the occurrence of a Special Event, Convertible Debentures may be distributed to the holders of the Trust Securities in liquidation of the Trust. See "Description of the Convertible Preferred Securities--Special Event Redemption or Distribution." If the Convertible Debentures are distributed to the holders of Convertible Preferred Securities, the Company will use its reasonable best efforts to have the Convertible Debentures listed on the New York Stock Exchange or on such other national securities exchange or similar organization on which the Convertible Preferred Securities are then listed or quoted.

GENERAL

    The Convertible Debentures will be issued as subordinated unsecured debt under the Indenture. The Convertible Debentures will be limited in aggregate principal amount to approximately $309.3 million (approximately $355.7 million if the Initial Purchasers' over-allotment option is exercised in full), such amount being the sum of the aggregate stated liquidation amount of the Convertible Preferred Securities and the Common Securities.

    The Convertible Debentures are not subject to a sinking fund provision. The entire principal amount of the Convertible Debentures will become due and payable, together with any accrued and unpaid interest thereon, including Compounded Interest and Additional Interest (both as defined herein), if any, on May 1, 2028.

    The Convertible Debentures, if distributed to holders of Convertible Preferred Securities in liquidation of such holder's interest in the Trust, will initially be issued in the same form as the Convertible Preferred Securities that such Convertible Debentures replace. See "--Book-Entry and Settlement." Under certain limited circumstances, Convertible Debentures may be issued in certificated form in exchange for a Global Security. In the event that Convertible Debentures are issued in certificated form, such Convertible Debentures will be in denominations of $25 and integral multiples thereof and may be transferred or exchanged at the offices described below.

    Payments on Convertible Debentures issued as a Global Security will be made to DTC, a successor depositary or, in the event that no depositary is used, to a Paying Agent for the Convertible Debentures. In the event Convertible Debentures are issued in certificated form, principal and interest will be payable, the transfer of the Convertible Debentures will be registrable and Convertible Debentures will be exchangeable for Convertible Debentures of other denominations of a like aggregate principal amount at the corporate trust office of the Indenture Trustee in The City of New York; PROVIDED, that unless the Convertible Debentures are held by the Trust or any successor permissible under "Description of the Convertible Preferred Securities--Merger, Consolidation or Amalgamation of the Trust," payment of interest may be made at the option of the Company by check mailed to the address of the persons entitled thereto.

    There are no covenants or provisions in the Indenture that afford holders of Convertible Debentures protection in the event of a highly leveraged transaction or other similar transaction involving the Company that may adversely affect such holders.

INTEREST

    Each Convertible Debenture will bear interest at the rate of 7% per annum from the original date of issuance, payable quarterly in arrears on February 1, May 1, August 1 and November 1 (each, an "Interest Payment Date"), commencing August 1, 1998, to the person in whose name such Convertible Debenture is registered, subject to certain exceptions, at the close of business on the Business Day next preceding such Interest Payment Date.

    The amount of interest payable for any period will be computed on the basis of a 360-day year of twelve 30-day months. The amount of interest payable for any period shorter than a full quarterly period for which interest is computed will be computed on the basis of the actual number of days elapsed. In the event that any date on which interest is payable on the Convertible Debentures is not a Business Day, then payment of the interest payable on such date will be made on the next succeeding day which is a Business Day (without any interest or other payment in respect of any such delay), except that, if such Business Day is in the next succeeding calendar year, such payment shall be made on the immediately preceding Business Day, in each case with the same force and effect as if made on such date.

OPTION TO EXTEND INTEREST PAYMENT PERIOD

    So long as no Event of Default under the Indenture has occurred and is continuing, the Company shall have the right at any time during the term of the Convertible Debentures to defer interest payments from time to time by extending the interest payment period for successive periods not exceeding 20 consecutive quarters for each such period (each an Extension Period); PROVIDED that no Extension Period may extend beyond the maturity date of the Convertible Debentures. At the end of each Extension Period, the Company shall pay all interest then accrued and unpaid (including Additional Interest and Liquidated Damages, if any) together with interest thereon compounded quarterly at the rate specified for the Convertible Debentures to the extent permitted by applicable law ("Compounded Interest"); PROVIDED that during any Extension Period, the Company has agreed, among other things, (a) not to declare or pay dividends on, or make distributions with respect to, or redeem, purchase or acquire, or make a liquidation payment with respect to, any of its capital stock (other than (i) purchases or acquisitions of shares of Company Common Stock in connection with the satisfaction by the Company of its obligations under any employee benefit plans or the satisfaction by the Company of its obligations pursuant to any contract or security requiring the Company to purchase shares of Company Common Stock, (ii) as a result of a reclassification of the Company's capital stock or the exchange or conversion of one class or series of the Company's capital stock for another class or series of the Company's capital stock or (iii) the purchase of fractional interests in shares of the Company's capital stock pursuant to the conversion or exchange provisions of such capital stock or the security being converted or exchanged (or make any guarantee payments with respect to the foregoing)), (b) not to make any payment of interest, principal or premium, if any, on or repay, repurchase or redeem, any debt securities issued by the Company that rank PARI PASSU with or junior to the Convertible Debentures (except by conversion into or exchange for shares of its capital stock) and (c) shall not make any guarantee payments with respect to the foregoing (other than pursuant to the Guarantee). Prior to the termination of any such Extension Period, the Company may further extend such Extension Period; PROVIDED that such Extension Period together with all previous and further extensions thereof may not exceed 20 consecutive quarters and may not extend beyond the maturity of the Convertible Debentures. Upon the termination of any Extension Period and the payment of all amounts then due, the Company may commence a new Extension Period, subject to the above requirements. No interest during an Extension Period, except at the end thereof, shall be due and payable. The Company has no current intention of exercising its right to defer payments of interest by extending the interest payment period on the Convertible Debentures. If the Property Trustee shall be the sole holder of the Convertible Debentures at the time the Company selects an Extension Period, the Company shall give the Administrative Trustees and the Property Trustee notice of its selection of such Extension Period at least one Business Day prior to the earlier of (i) the date the distributions on the Convertible Preferred Securities are payable or (ii) the date the Trust is required to give notice to the New York Stock Exchange (or any applicable self-regulatory organization) or to holders of the Convertible Preferred Securities of the record date or the date such distribution is payable, but in any event not less than ten Business Days prior to such record date. The Company shall cause the Trust to give notice of the Company's selection of such Extension Period to the holders of the Convertible Preferred Securities. If the Property Trustee shall not be the sole holder of the Convertible Debentures at the time the Company selects an Extension Period, the Company shall give the holders of the Convertible Debentures notice of its selection of such Extension Period at least ten Business Days prior to the earlier of (i) the Interest Payment Date or (ii) the date the Company is required to give notice to the New York Stock Exchange (or any applicable self-regulatory organization) or to holders of the Convertible Debentures on the record or payment date of such related interest payment, but in any event not less than two Business Days prior to such record date.

ADDITIONAL INTEREST

    If the Trust would be required to pay any taxes, duties, assessments or governmental charges of whatever nature (other than withholding taxes) imposed by the United States, or any other taxing authority, then, in any such case, the Company will pay as additional interest ("Additional Interest") such amounts as shall be required so that the net amounts received and retained by the Trust after paying any such taxes, duties, assessments or governmental charges will be not less than the amounts the Trust would have received had no such taxes, duties, assessments or governmental charges been imposed.

CONVERSION OF THE CONVERTIBLE DEBENTURES

    The Convertible Debentures will be convertible into Company Common Stock at the option of the holders of the Convertible Debentures at any time after June 28, 1998 on or prior to 5:00 p.m. (New York City time) on the Business Day immediately preceding the date of repayment of such Convertible Debentures, whether at maturity or upon redemption (either at the option of the Company or pursuant to a Tax Event), at the initial conversion price set forth on the cover page of this Offering Memorandum subject to the conversion price adjustments described under "Description of the Convertible Preferred Securities--Conversion Rights." The Trust will covenant not to convert Convertible Debentures held by it except pursuant to a notice of conversion delivered to the Conversion Agent by a holder of Convertible Preferred Securities. Upon surrender of a Convertible Preferred Security to the Conversion Agent for conversion, the Trust will distribute $25 principal amount of the Convertible Debentures to the Conversion Agent on behalf of the holder of the Convertible Preferred Securities so converted, whereupon the Conversion Agent will convert such Convertible Debentures to Company Common Stock on behalf of such holder. The Company's delivery to the holders of the Convertible Debentures (through the Conversion Agent) of the fixed number of shares of Company Common Stock into which the Convertible Debentures are convertible (together with the cash payment, if any, in lieu of fractional shares) will be deemed to satisfy the Company's obligation to pay the principal amount of the Convertible Debentures so converted, and the accrued and unpaid interest thereon attributable to the period from the last date to which interest has been paid or duly provided for; PROVIDED, HOWEVER,that if any Convertible Debenture is converted after a record date for payment of interest, the interest payable on the related interest payment date with respect to such Convertible Debenture shall be paid to the Trust (which will distribute such interest to the converting holder) or other converting holder of Convertible Debentures, as the case may be, despite such conversion.

MANDATORY REDEMPTION

    Upon repayment at maturity or as a result of acceleration upon the occurrence of an Indenture Event of Default, the Company will redeem the Convertible Debentures, in whole but not in part, at a redemption price equal to 100% of the principal amount thereof, together with any accrued and unpaid interest thereon. Any payment pursuant to this provision shall be made prior to 12:00 noon, New York City time, on the date of such repayment or acceleration or at such other time on such earlier date as the parties thereto shall agree. The Convertible Debentures are not entitled to the benefit of any sinking fund or, except as set forth above or as a result of acceleration, any other provision for mandatory prepayment.

OPTIONAL REDEMPTION

    The Company shall have the right to redeem the Convertible Debentures, in whole or in part, at any time or from time to time after May 3, 2001, upon not less than 30 nor more than 60 days notice, at the optional redemption prices (expressed as a percentage of the principal amount of Convertible Debentures to be redeemed) shown in the table below, plus any accrued and unpaid interest, including Additional Interest, Compounded Interest and Liquidated Damages, if any, to the redemption date, if redeemed during the 12-month period beginning May 3,:

                                                                                  OPTIONAL
YEAR                                                                          REDEMPTION PRICE
----------------------------------------------------------------------------  ----------------
2001........................................................................        104.000%
2002........................................................................        103.000
2003........................................................................        102.000
2004........................................................................        101.000
2005 and thereafter.........................................................        100.000%

If the Company has deferred interest payments, all unpaid interest must be paid in cash prior to any notice of redemption.

    Sun shall also have the right to redeem the Convertible Debentures at any time in certain circumstances upon the occurrence of a Special Event as described under "Description of the Convertible Preferred Securities--Special Event Redemption or Distribution" at 100% of the principal amount thereof together with accrued and unpaid interest (including Additional Interest, Compounded Interest and Liquidated Damages, if any) to the redemption date.

    If a partial redemption of the Convertible Preferred Securities resulting from a partial redemption of the Convertible Debentures would result in the delisting of the Convertible Preferred Securities, the Company may only redeem Convertible Debentures in whole.

REDEMPTION PROCEDURES

    Notices of any redemption of the Convertible Debentures and the procedures for such redemption shall be as provided with respect to the Convertible Preferred Securities under "Description of the Convertible Preferred Securities--Redemption Procedures." Notice of any redemption will be mailed at least 30 days but not more than 60 days before the redemption date to each holder of Convertible Debentures to be redeemed at its registered address. Unless the Company defaults in payment of the redemption price, on and after the redemption date interest shall cease to accrue on such Convertible Debentures or portions thereof called for redemption.

DISTRIBUTION OF CONVERTIBLE DEBENTURES

    At any time, the Company will have the right to dissolve the Trust and, after satisfaction of the liabilities of creditors of the Trust as provided by applicable law, cause the Convertible Debentures to be distributed to the holders of the Convertible Preferred Securities in dissolution of the Trust. If distributed to holders of Convertible Preferred Securities in liquidation, the Convertible Debentures will initially be issued in the same form as the Convertible Preferred Securities which such Convertible Debentures replace. It is anticipated that the depositary arrangements for the Convertible Debentures would be substantially identical to those in effect for the Convertible Preferred Securities. There can be no assurance as to the market price of any Convertible Debentures that may be distributed to the holders of Convertible Preferred Securities. For a description of DTC and the terms of the depositary matters, see "--Book-Entry and Settlement."

SUBORDINATION

    The Indenture provides that the Convertible Debentures are subordinate and junior in right of payment to all existing and future Senior Indebtedness of the Company.

    No payment (by set-off or otherwise) may be made by or on behalf of Sun, on account of the principal of, premium, if any, or interest on the Convertible Debentures (including any repurchases of Convertible Debentures), or on account of the redemption provisions of the Convertible Debentures, for cash or property (other than Junior Securities or from a trust related to defeasance of indebtedness (a "Defeasance Trust")), (i) upon the maturity of any Senior Indebtedness having an aggregate principal amount outstanding in excess of $5 million of Sun by lapse of time, acceleration (unless waived) or otherwise, unless and until all principal of, premium, if any, and the interest on such Senior Indebtedness are first paid in full in cash or Cash Equivalents (or such payment is duly provided for) or otherwise to the extent holders accept satisfaction of amounts due by settlement in other than cash or Cash Equivalents, or (ii) in the event of default in the payment of any principal of, premium, if any, or interest on Senior Indebtedness of Sun having an aggregate principal amount outstanding in excess of $5 million when it becomes due and payable, whether at maturity or at a date fixed for prepayment or by declaration or otherwise (a "Payment Default"), unless and until (in the case of both (i) and (ii)) such Payment Default has been cured or waived or otherwise has ceased to exist.

    Upon (i) the happening of an event of default (other than a Payment Default) that permits the holders of Senior Indebtedness to declare such Senior Indebtedness to be due and payable and (ii) written notice of such event of default given to Sun and the Trustee by the Representative under the Credit Agreement or the holders of an aggregate of at least $50 million principal amount outstanding of any other Senior Indebtedness which Senior Indebtedness is designated by Sun ("Designated Senior Indebtedness") or their representative (a "Payment Notice"), then, unless and until such event of default has been cured or waived or otherwise has ceased to exist, no payment (by set-off or otherwise) may be made by or on behalf of Sun under such Designated Senior Indebtedness on account of the principal of, premium, if any, or interest on the Convertible Debentures, (including any repurchases of any of the Convertible Debentures), or on account of the redemption provisions of the Convertible Debentures, in any such case, other than payments made with Junior Securities or from a Defeasance Trust. Notwithstanding the foregoing, unless the Designated Senior Indebtedness in respect of which such event of default exists has been declared due and payable in its entirety within 179 days after the Payment Notice is delivered as set forth above (the "Payment Blockage Period") (and such declaration has not been rescinded or waived), at the end of the Payment Blockage Period, Sun shall be required to pay all sums not paid to the Holders of the Convertible Debentures during the Payment Blockage Period due to the foregoing prohibitions and to resume all other payments as and when due on the Convertible Debentures. Any number of Payment Notices may be given; PROVIDED that (i) not more than one Payment Notice shall be given within a period of any 360 consecutive days, and
(ii) no default that existed upon the date of such Payment Notice or the commencement of such Payment Blockage Period (whether or not such event of default is on the same issue of Senior Indebtedness) shall be made the basis for the commencement of any other Payment Blockage Period unless such other Payment Blockage Period is commenced by a Payment Notice from the Representative under the Credit Agreement and such event of default shall have been cured or waived for a period of at least 90 consecutive days.

    Upon any distribution of assets of Sun upon any dissolution, winding up, total or partial liquidation or reorganization of Sun, whether voluntary or involuntary, in bankruptcy, insolvency, receivership or a similar proceeding or upon assignment for the benefit of creditors or any marshalling of assets or liabilities, (i) the holders of all Senior Indebtedness of Sun or such Guarantor, as applicable, will first be entitled to receive payment in full in cash or Cash Equivalents (or have such payment duly provided for to the satisfaction of such holders) or otherwise to the extent holders accept satisfaction of amounts due by settlement in other than cash or Cash Equivalents before the Holders are entitled to receive any payment on account of principal of, premium, if any, and interest on the Convertible Debentures (other than Junior Securities or from a Defeasance Trust) and (ii) any payment or distribution of assets of Sun of any kind or character from any source, whether in cash, property or securities (other than Junior Securities or from a Defeasance Trust) to which the Holders or the Trustee on behalf of the Holders would be entitled (by set-off or otherwise), except for the subordination provisions contained in the Indenture, will be paid by the liquidating trustee or agent or other person making such a payment or distribution directly to the holders of such Senior Indebtedness or their representative to the extent necessary to make payment in full (or have such payment duly provided for) on all such Senior Indebtedness remaining unpaid, after giving effect to any concurrent payment or distribution to the holders of such Senior Indebtedness.

    In the event that, notwithstanding the foregoing, any payment or distribution of assets of Sun (other than Junior Securities or from a Defeasance Trust) shall be received by the Trustee or the Holders at a time when such payment or distribution is prohibited by the foregoing provisions, such payment or distribution shall be held in trust for the benefit of the holders of such Senior Indebtedness, and shall be paid or delivered by the Trustee or such Holders, as the case may be, to the holders of such Senior Indebtedness remaining unpaid or unprovided for or to their representative or representatives, or to the trustee or trustees under any indenture pursuant to which any instruments evidencing any of such Senior Indebtedness may have been issued, ratably according to the aggregate principal amounts remaining unpaid on account of such Senior Indebtedness held or represented by each, for application to the payment of all such Senior Indebtedness remaining unpaid, to the extent necessary to pay or to provide for the payment of all such Senior Indebtedness in full in cash or Cash Equivalents or otherwise to the extent holders accept satisfaction of amounts due by settlement in other than cash or Cash Equivalents after giving effect to any concurrent payment or distribution to the holders of such Senior Indebtedness.

    The subordination provisions of the Indenture and the Convertible Debentures shall continue to be effective or be reinstated, as the case may be, if at any time any payment of any of the Senior Indebtedness is rescinded or must otherwise be returned by any holder of such Senior Indebtedness upon the insolvency, bankruptcy or reorganization of Sun, or otherwise, all as though such payment has not been made.

    No provision contained in the Indenture or the Convertible Debentures will affect the obligation of Sun which is absolute and unconditional, to pay, when due, principal of, premium, if any, and interest on the Convertible Debentures. The subordination provisions of the Indenture and the Convertible Debentures will not prevent the occurrence of any Default or Event of Default under the Indenture or limit the rights of the Trustee or any Holder to pursue any other rights or remedies with respect to the Convertible Debentures.

    As a result of these subordination provisions, in the event of the liquidation, bankruptcy, reorganization, insolvency, receivership or similar proceeding or an assignment for the benefit of the creditors of Sun or a marshalling of assets or liabilities of Sun, the Holders may receive ratably less than other creditors.

    Sun conducts substantially all of its operations through its subsidiaries. See "Risk Factors--Holding Company Structure; Effects of Asset Encumbrances." Accordingly, Sun's ability to meet its cash obligations is dependent upon the ability of its subsidiaries to make cash distributions to Sun. Furthermore, any right of Sun to receive the assets of any subsidiary upon such subsidiary's liquidation or reorganization (and the consequent right of the Holders of the Convertible Debentures to participate in the distribution of the proceeds of those assets) effectively will be subordinated by operation of law to the claims of such subsidiary's creditors (including trade creditors) and holders of its preferred stock, except to the extent that Sun is itself recognized as a creditor or preferred stockholder of such subsidiary, in which case the claims of Sun would still be subordinate to any indebtedness or preferred stock of such subsidiary senior in right of payment to that held by Sun.

    The term "Senior Indebtedness" shall mean in respect of the Company: (i) the principal, premium, if any, and interest in respect of (A) indebtedness of such obligor for money borrowed and (B) indebtedness evidenced by securities, debentures, bonds or other similar instruments issued by such obligor, including, without limitation, in the case of Sun, all indebtedness, and all obligations of Sun to pay fees and other amounts, under the Senior Credit Facility or under the indentures with respect to the 9 1/2% Notes and the 2008 Notes, and any refinancing of the Senior Credit Facility in the bank credit market (including institutional participants therein), including interest accruing on or after a bankruptcy or other similar event, whether or not an allowed claim therein, (ii) all capital lease obligations of such obligor, (iii) all obligations of such obligor issued or assumed as the deferred purchase price of property, all conditional sale obligations of such obligor and all obligations of such obligor under any title retention agreement (but excluding trade accounts payable arising in the ordinary course of business), (iv) all obligations of such obligor for the reimbursement of any letter of credit, banker's acceptance, security purchase facility or similar credit transaction,
(v) all obligations of the type referred to in clauses (i) through (iv) above of other persons for the payment of which such obligor is responsible or liable as obligor, guarantor or otherwise, and (vi) all obligations of the type referred to in clauses (i) through (v) above of other persons secured by any lien on any property or asset of such obligor (whether or not such obligation is assumed by such obligor), except for (1) any such indebtedness that is by its terms subordinated to or PARI PASSU with the Convertible Debentures and (2) any indebtedness between or among such obligor or its affiliates, including all other debt securities and guarantees in respect of those debt securities issued to any trust, or trustee of such trust, partnership or other entity affiliated with the Company that is, directly or indirectly, a financing vehicle of the Company (a "Financing Entity") in connection with the issuance by such Financing Entity of Convertible Preferred Securities or other securities that rank PARI PASSU with, or junior to, the Convertible Preferred Securities, unless otherwise expressly provided in the terms of such debt securities. Such Senior Indebtedness shall continue to be Senior Indebtedness and entitled to the benefits of the subordination provisions irrespective of any amendment, modification or waiver of any term of such Senior Indebtedness, except as otherwise provided in the exception clauses above.

    The Indenture does not limit the aggregate amount of Senior Indebtedness that may be issued by Sun. Borrowings pursuant to the Senior Credit Facility, which provides for facilities aggregating $1.2 billion, would constitute Senior Indebtedness ($566.4 million after the consummation of the Offerings and use of the proceeds therefrom as described in "Use of Proceeds"). As of March 31, 1998, on a pro forma basis after giving effect to the Offerings and the application of the estimated net proceeds therefrom as described under "Use of Proceeds," the consolidated indebtedness of Sun would have aggregated approximately $1.4 billion, all of which indebtedness is effectively senior to the Convertible Debentures. See "Capitalization."

CERTAIN COVENANTS

    In the Indenture, the Company has covenanted that, so long as any Convertible Debentures are outstanding, if (i) there shall have occurred and be continuing any event that with the giving of notice or the lapse of time or both, would constitute an Indenture Event of Default, (ii) the Company shall be in default with respect to its payment of any obligations under the Guarantee, or
(iii) the Company has exercised its option to defer interest payments on the Convertible Debentures by extending the interest payment period and such period, or any extension thereof, shall be continuing, then the Company has agreed (a) not to declare or pay dividends on, make distributions with respect to, or redeem, purchase or acquire, or make a liquidation payment with respect to, any of its capital stock (other than (i) purchases or acquisitions of shares of Company Common Stock in connection with the satisfaction by the Company of its obligations under any employee benefit plans or the satisfaction by the Company of its obligations pursuant to any contract or security requiring the Company to purchase shares of Company Common Stock, (ii) as a result of a reclassification of the Company's capital stock or the exchange or conversion of one class or series of the Company's capital stock for another class or series of the Company's capital stock or (iii) the purchase of fractional interests in shares of the Company's capital stock pursuant to the conversion or exchange provisions of such capital stock or the security being converted or exchanged (or make any guarantee payments with respect to the foregoing)), (b) not to make any payment of interest, principal or premium, if any, on or repay, repurchase or redeem any debt securities issued by the Company that rank PARI PASSU with or junior to the Convertible Debentures (except by conversion into or exchange for shares of its capital stock), and (c) not to make any guarantee payments with respect to the foregoing (other than pursuant to the Guarantee).

    The Company will covenant (i) to directly or indirectly maintain 100% ownership of the Common Securities of the Trust; PROVIDED, HOWEVER, that any permitted successor of the Company under the Indenture may succeed to the Company's ownership of such Common Securities and (ii) to use its reasonable efforts to cause the Trust (x) to remain a statutory business trust, except in connection with the distribution of Convertible Debentures to the holders of Trust Securities in liquidation of the Trust, the redemption of all of the Trust Securities of the Trust, or certain mergers, consolidations or amalgamations, each as permitted by the Declaration, and (y) to otherwise continue to be classified as a grantor trust for United States federal income tax purposes.

CONSOLIDATION, MERGER AND SALE OF ASSETS

    The Indenture provides that the Company will not consolidate with or merge into any other corporation or convey, transfer or lease its assets substantially as an entirety unless (a) if the Company is not the survivor, the successor is a corporation organized in the United States and expressly assumes the due and punctual payment of the principal of (and premium, if any) and interest on all Convertible Debentures issued thereunder and the performance of every other covenant of the Indenture on the part of the Company and (b) immediately thereafter no event of default under the Indenture and no event which, after notice or lapse of time, or both, would become an event of default under the Indenture, shall have happened and be continuing. Upon any such consolidation, merger, conveyance or transfer, the successor corporation shall succeed to and be substituted for the Company under the Indenture and thereafter the predecessor corporation shall be relieved of all obligations and covenants under the Indenture and the Convertible Debentures.

BOOK-ENTRY AND SETTLEMENT

    If distributed to holders of the Convertible Preferred Securities in connection with the involuntary or voluntary dissolution, winding-up or liquidation of the Trust as a result of the occurrence of a Special Event, the Convertible Debentures will be issued in the same form as the Convertible Preferred Securities which such Convertible Debentures replace. Any Global Security will be replaced by one or more global certificates (each a "Global Security") registered in the name of the depositary or its nominee. Except under the limited circumstances described below, the Convertible Debentures represented by the Global Security will not be exchangeable for, and will not otherwise be issuable as, Convertible Debentures in definitive form. The Global Securities described above may not be transferred except by the depositary to a nominee of the depositary or by a nominee of the depositary to the depositary or another nominee of the depositary or to a successor depositary or its nominee.

    The laws of some jurisdictions require that certain purchasers of securities take physical delivery of such securities in definitive form. Such laws may impair the ability to transfer beneficial interests in such a Global Security.

    Except as provided below, owners of beneficial interests in such a Global Security will not be entitled to receive physical delivery of Convertible Debentures in definitive form and will not be considered the holders thereof for any purpose under the Indenture, and no Global Security representing Convertible Debentures shall be exchangeable, except for another Global Security of like denomination and tenor to be registered in the name of the depositary or its nominee or to a successor depositary or its nominee. Accordingly, each Beneficial Owner must rely on the procedures of DTC or if such person is not a participating organization in the Depositary (a "Participant"), on the procedures of the Participant through which such person owns its interest to exercise any rights of a holder under the Indenture.

    For a description of DTC and the specific terms of the depositary arrangements, see "Description of the Convertible Preferred Securities--Form, Denomination and Registration." As of the date of this Offering Memorandum, the description herein of DTC's book-entry system and DTC's practices as they relate to purchases, transfers, notices and payments with respect to the Convertible Preferred Securities apply in all material respects to any debt obligations represented by one or more Global Securities held by DTC. The Company may appoint a successor to DTC or any successor depositary in the event DTC or such successor depositary is unable or unwilling to continue as a depositary for the Global Securities.

    None of the Company, the Trust, the Indenture Trustee, any paying agent and any other agent of the Company or the Indenture Trustee will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in a Global Security for such Convertible Debentures or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

    A Global Security shall be exchangeable for Convertible Debentures registered in the names of persons other than the depositary or its nominee only if (i) the depositary notifies the Company that it is unwilling or unable to continue as a depositary for such Global Security and no successor depositary shall have been appointed, (ii) the depositary, at any time, ceases to be a clearing agency registered under the Exchange Act at which time the depositary is required to be so registered to act as such depositary and no successor depositary shall have been appointed, (iii) the Company, in its sole discretion, determines that such Global Security shall be so exchangeable or (iv) there shall have occurred an Event of Default with respect to such Convertible Debentures. Any Global Security that is exchangeable pursuant to the preceding sentence shall be exchangeable for Convertible Debentures registered in such names as the depositary shall direct. It is expected that such instructions will be based upon directions received by the depositary from its Participants with respect to ownership of beneficial interests in such Global Security.

PAYMENT AND PAYING AGENTS

    Payments on Convertible Debentures represented by a Global Security will be made to DTC, as the depositary for the Convertible Debentures. In the event Convertible Debentures are issued in definitive form, principal of and premium, if any, and any interest on Convertible Debentures will be payable, the transfer of the Convertible Debentures will be registrable, and the Convertible Debentures will be exchangeable for Convertible Debentures of other denominations of a like aggregate principal amount at the corporate office of the Indenture Trustee in the City of New York or at the office of such Paying Agent or Paying Agents as the Company may designate, except that at the option of the Company payment of any interest may be made (i) by check mailed to the address of the Person entitled thereto as such address shall appear in the Securities Register or (ii) by wire transfer to an account maintained by the Person entitled thereto as specified in the Securities Register, provided that proper transfer instructions have been received by the Regular Record Date. Payment of any interest on Convertible Debentures will be made to the Person in whose name such Convertible Debentures are registered at the close of business on the Regular Record Date for such interest, except in the case of defaulted interest. The Regular Record Date for the interest payable on any Interest Payment Date shall be the fifteenth day (whether or not a Business Day) next preceding such Interest Payment Date. The Company may at any time designate additional Paying Agents or rescind the designation of any Paying Agent.

    Any monies deposited with the Indenture Trustee or any Paying Agent, or then held by the Company in trust, for the payment of the principal of and premium, if any, or interest on any Convertible Debentures and remaining unclaimed for two years after such principal and premium, if any, or interest has become due and payable shall, at the request of the Company, be repaid to the Company and the holder of such Convertible Debentures shall thereafter look, as a general unsecured creditor, only to the Company for payment thereof.

EVENTS OF DEFAULT

    The Indenture provides that any one or more of the following described events, which has occurred and is continuing, constitutes an "Event of Default" with respect to the Convertible Debentures: (i) failure for 30 days to pay interest on the Convertible Debentures, including any Additional Interest and Compounded Interest, in respect thereof, when due provided that a valid extension of an interest payment period will not constitute a default in the payment of interest (including any Additional Interest or Compounded Interest, if any) for this purpose; or (ii) failure to pay principal of or premium, if any, on the Convertible Debentures when due whether at maturity, upon redemption, by declaration or otherwise; or (iii) failure by the Company to deliver shares of Company Common Stock upon an election by a holder of Convertible Preferred Securities to convert such Convertible Preferred Securities; or (iv) failure to observe or perform any other covenant contained in the Indenture for 90 days after notice to the Company by the Trustee or by the holders of not less than 25% in aggregate outstanding principal amount of the Convertible Debentures; (v) the dissolution, winding up or termination of the Trust, except in connection with the distribution of Convertible Debentures to the holders of Convertible Preferred Securities in liquidation of the Trust upon the redemption of all outstanding Convertible Preferred Securities and in connection with certain mergers, consolidations or amalgamations permitted by the Declaration; or (vi) certain events in bankruptcy, insolvency or reorganization of the Company.

    The Indenture Trustee or the holders of not less than 25% in aggregate outstanding principal amount of the Convertible Debentures may declare the principal of and interest on the Convertible Debentures due and payable immediately on the occurrence of an Event of Default; PROVIDED, HOWEVER, that, after such acceleration, but before a judgment or decree based on acceleration, the holders of a majority in aggregate principal amount of outstanding Convertible Debentures may, under certain circumstances, rescind and annul such acceleration if all Events of Default, other than the nonpayment of accelerated principal, have been cured or waived as provided in the Indenture. For information as to waiver of defaults, see "--Modifications and Amendments of the Indenture."

    Notwithstanding the foregoing, if an Indenture Event of Default has occurred and is continuing and such event is attributable to the failure of the Company to pay interest or principal on the Convertible Debentures on the date such interest or principal is otherwise payable, the Company acknowledges that, in such event, a holder of Convertible Preferred Securities may institute a Direct Action for payment on or after the respective due date specified in the Convertible Debentures. The Company may not amend the Indenture to remove the foregoing right to bring a Direct Action without the prior written consent of all the holders of Convertible Preferred Securities. Notwithstanding any payment made to such holder of Convertible Preferred Securities by the Company in connection with a Direct Action, the Company shall remain obligated to pay the principal of or interest on the Convertible Debentures held by the Trust or the Property Trustee and the Company shall be subrogated to the rights of the holder of such Convertible Preferred Securities with respect to payments on the Convertible Preferred Securities to the extent of any payments made by the Company to such holder in any Direct Action. The holders of Convertible Preferred Securities will not be able to exercise directly any other remedy available to the holders of the Convertible Debentures.

    The Holders of not less than a majority in principal amount of the outstanding Convertible Debentures may on behalf of the holders of all the Convertible Debentures waive any past defaults except (a) a default in payment of the principal of (or premium, if any) or interest, if any, on any Convertible Debentures and (b) a default in respect of a covenant or provision of the Indenture which cannot be amended or modified without the consent of the holder of each Convertible Debenture; PROVIDED, HOWEVER, that if the Convertible Debentures are held by the Trust or a trustee of such Trust, such waiver or modification to such waiver shall not be effective until the holders of a majority in liquidation amount of Trust Securities shall have consented to such waiver or modification to such waiver; PROVIDED, FURTHER, that if the consent of the holder of each outstanding Convertible Debenture is required, such waiver shall not be effective until each holder of the Trust Securities shall have consented to such waiver.

    A default under any other indebtedness of the Company or the Trust would not constitute an Event of Default under the Convertible Debentures.

    Subject to the provisions of the Indenture relating to the duties of the Indenture Trustee in case an Event of Default shall occur and be continuing, the Indenture Trustee will be under no obligation to exercise any of its rights or powers under the Indenture at the request or direction of any holders of Convertible Debentures, unless such holders shall have offered to the Indenture Trustee reasonable indemnity. Subject to such provisions for the indemnification of the Indenture Trustee, the holders of a majority in aggregate principal amount of the Convertible Debentures then outstanding will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Indenture Trustee, or exercising any trust or power conferred on the Indenture Trustee with respect to such series.

    No holder of any Convertible Debenture will have any right to institute any proceeding with respect to the Indenture or for any remedy thereunder, unless
(i) such holder shall have previously given to the Indenture Trustee written notice of a continuing Event of Default, (ii) if the Trust is not the sole holder of Convertible Debentures, the holders of at least 25% in aggregate principal amount of the Convertible Debentures then outstanding shall also have made written request, (iii) such holder has offered reasonable indemnity to the Indenture Trustee to institute such proceeding as Indenture Trustee, (iv) the Indenture Trustee shall have failed to institute such proceeding within 60 days of such notice, and (v) the Indenture Trustee shall not have received from the holders of a majority in aggregate principal amount of the outstanding Convertible Debentures a direction inconsistent with such request. However, such limitations do not apply to a suit instituted by a holder of a Convertible Debenture for enforcement of payment of the principal of or interest on such Convertible Debenture on or after the respective due dates expressed in such Convertible Debenture.

    The Company is required to file annually with the Indenture Trustee and the Property Trustee a certificate as to whether or not the Company is in compliance with all the conditions and covenants under the Indenture.

MODIFICATIONS AND AMENDMENTS OF THE INDENTURE

    The Indenture contains provisions permitting the Company and the Indenture Trustee, with the consent of the holders of not less than a majority in aggregate principal amount of the outstanding Convertible Debentures, to modify the Indenture or the rights of the holders of Convertible Debentures; PROVIDED, HOWEVER, that no such modification may, without the consent of the holder of each outstanding Convertible Debenture affected thereby, (i) extend the stated maturity of the Convertible Debentures or reduce the principal amount thereof, or reduce the rate or extend the time of payment of interest thereon, or reduce any premium payable upon the redemption thereof, or adversely affect the right to convert

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Convertible Debentures or the subordination provisions of the Indenture, or (ii)
reduce the percentage in aggregate principal amount of outstanding Convertible Debentures, the holders of which are required to consent to any such supplemental indenture.

    In addition, the Company and the Indenture Trustee may execute, without the consent of any holder of Convertible Debentures, any supplemental indenture to cure any ambiguities, comply with the Trust Indenture Act and for certain other customary purposes.

GOVERNING LAW

    The Indenture and the Convertible Debentures will be governed by, and construed in accordance with, the laws of the State of New York.

INFORMATION CONCERNING THE INDENTURE TRUSTEE

    The Indenture Trustee, prior to default, undertakes to perform only such duties as are specifically set forth in the Indenture and, after default, shall exercise the same degree of care as a prudent individual would exercise in the conduct of his or her own affairs. Subject to such provision, the Indenture Trustee is under no obligation to exercise any of the powers vested in it by the Indenture at the request of any holder of Convertible Debentures, unless offered reasonable indemnity by such holder against the costs, expenses and liabilities which might be incurred thereby. The Indenture Trustee is not required to expend or risk its own funds or otherwise incur personal financial liability in the performance of its duties if the Indenture Trustee reasonably believes that repayment or adequate indemnity is not reasonably assured to it.

                          EFFECT OF OBLIGATIONS UNDER
                  THE CONVERTIBLE DEBENTURES AND THE GUARANTEE

    As set forth in the Declaration, the sole purpose of the Trust is to issue the Trust Securities evidencing undivided beneficial interests in the assets of the Trust, and to invest the proceeds from such issuance and sale in the Convertible Debentures.

    As long as payments of interest and other payments are made when due on the Convertible Debentures, such payments will be sufficient to cover distributions and payments due on the Trust Securities because of the following factors: (i) the aggregate principal amount of Convertible Debentures will be equal to the sum of the aggregate stated liquidation amount of the Trust Securities; (ii) the interest rate and the interest and other payment dates on the Convertible Debentures will match the distribution rate and distribution and other payment dates for the Convertible Preferred Securities; (iii) pursuant to the Indenture, the Company shall pay, and the Trust shall not be obligated to pay, directly or indirectly, all costs, expenses, debt and obligations of the Trust (other than with respect to obligations of the Trust under the Trust Securities); and (iv) the Declaration further provides that the Issuer Trustees will not cause or permit the Trust to, among other things, engage in any activity that is not consistent with the purposes of the Trust.

    Payments of distributions (to the extent funds therefor are available) and other payments due on the Convertible Preferred Securities (to the extent funds therefor are available) are guaranteed by the Company as set forth under "Description of the Guarantee." If the Company does not make interest payments on the Convertible Debentures purchased by the Trust, it is expected that the Trust will not have sufficient funds to pay distributions on the Convertible Preferred Securities. The Guarantee is a guarantee on a subordinated basis with respect to the Convertible Preferred Securities from the time of its issuance but does not apply to any payment of distributions unless and until the Trust has sufficient funds for the payment of such distributions.

    The Guarantee covers the payment of distributions and other payments on the Convertible Preferred Securities only if and to the extent that the Company has made a payment of interest or principal on the

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Convertible Debentures held by the Trust as its sole asset. The Guarantee, when taken together with the Company's obligations under the Convertible Debentures and the Indenture and its obligations under the Declaration, including its obligations to pay costs, expenses, debts and liabilities of the Trust (other than with respect to the Trust Securities), will provide a full and unconditional guarantee of amounts on the Convertible Preferred Securities.

    If the Company fails to make interest or other payments on the Convertible Debentures when due (taking account of any Extension Period), the Declaration provides a mechanism whereby the holders of the Convertible Preferred Securities, using the procedures described in "Description of the Convertible Preferred Securities--Form, Denomination and Registration" and "--Voting Rights," may direct the Property Trustee to enforce its rights under the Convertible Debentures. If the Property Trustee fails to enforce its rights under the Convertible Debentures, any holder of Convertible Preferred Securities may directly institute a legal proceeding against the Company to enforce the Property Trustee's rights under the Convertible Debentures without first instituting any legal proceeding against the Property Trustee or any other person or entity. Notwithstanding the foregoing, if a Declaration Event of Default has occurred and is continuing and such event is attributable to the failure of the Company to pay interest or principal on, the Convertible Debentures on the date such interest or principal is otherwise payable (or in the case of redemption, on the redemption date), then a holder of Convertible Preferred Securities may institute a Direct Action for payment on or after the respective due date specified in the Convertible Debentures. In connection with such Direct Action, the Company will be subrogated to the rights of such holder of Convertible Preferred Securities under the Declaration to the extent of any payment made by the Company to such holder of Convertible Preferred Securities in such Direct Action. The Company, under the Guarantee, acknowledges that the Guarantee Trustee shall enforce the Guarantee on behalf of the holders of the Convertible Preferred Securities. If the Company fails to make payments under the Guarantee, the Guarantee provides a mechanism whereby the holders of the Convertible Preferred Securities may direct the Guarantee Trustee to enforce its rights thereunder. If the Guarantee Trustee fails to enforce the Guarantee, any holder of Convertible Preferred Securities may directly institute a legal proceeding against the Company to enforce the Guarantee Trustee's rights under the Guarantee without first instituting a legal proceeding against the Trust, the Guarantee Trustee, or any other person or entity.

                          DESCRIPTION OF CAPITAL STOCK

    Sun's authorized capital stock consists of 150,000,000 shares of Company Common Stock, par value $.01 per share, and 5,000,000 shares of preferred stock, par value $.01 per share (the "Company Preferred Stock"). As of May 28, 1998, 49,735,426 shares of Company Common Stock were issued and outstanding, net of shares of Company Common Stock held in treasury, and no shares of Company Preferred Stock were issued and outstanding.

COMPANY COMMON STOCK

    The holders of shares of Company Common Stock have one vote per share on all matters to be voted upon by stockholders. Subject to any preferences, voting powers, qualifications and special or relative rights or privileges of any holders of preferred stock, holders of Company Common Stock are entitled, among other things, to dividends if, when and as declared from time to time by the Board of Directors out of assets legally available therefor after payment of debts and expenses. Sun's ability to pay dividends is restricted by the terms of its existing credit facility and agreements governing certain outstanding indebtedness of Sun. With the exception of the rights issued pursuant to Sun's Stockholders' Rights Plan, holders of shares of Company Common Stock have no preemptive or other rights to subscribe for additional shares. The Company Common Stock is neither redeemable nor convertible, and there are no sinking fund provisions. Upon the voluntary or involuntary liquidation of Sun, holders of Company Common Stock are entitled to receive all remaining assets of Sun available for distribution to stockholders after payment to creditors or of preference amounts owed to holders of any preferred stock.

    All of the outstanding shares of Company Common Stock are fully paid and nonassessable.

    The shares of Company Common Stock do not have cumulative voting rights, which means that the holders of more than 50% of the shares voting can elect all the directors if they so choose, and, in such event, the holders of the remaining shares cannot elect any directors. No stockholder owns more than 50% of the outstanding Company Common Stock.

COMPANY PREFERRED STOCK

    Sun's Certificate of Incorporation (the "Sun Certificate") authorizes the issuance of up to 5,000,000 shares of Sun Preferred Stock, none of which is currently outstanding. Of the 5,000,000 shares of Company Preferred Stock, Sun has reserved for issuance 1,000,000 shares of its Series A Preferred Stock pursuant to Sun's Stockholders' Rights Plan. The terms of the Series A Preferred Stock are described in the Form 8-A dated June 5, 1995 as amended by Form 8-A/A-1 dated August 18, 1995. Sun has also reserved for issuance 298,334 shares of Series B Convertible Preferred Stock in connection with Sun's acquisition of Retirement Care. Each share of Series B Preferred Stock is convertible into .965 shares of Company Common Stock.

    Company Preferred Stock may be issued from time to time in one or more series, without stockholder approval. Subject to limitations prescribed by law, the Board of Directors is authorized to determine the voting powers (if any), designation, preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions thereof, for each series of preferred stock that may be issued, and to fix the number of shares of each such series. Thus, the Board of Directors, without stockholder approval, could authorize the issuance of preferred stock with voting, conversion and other rights that could adversely affect the voting power and other rights of holders of Company Common Stock or other series of preferred stock or that could have the effect of delaying, deferring or preventing a change in control of Sun. Among other things, the Company Preferred Stock may be issued with extraordinary voting, dividend, redemption or conversion rights.

CERTAIN PROVISIONS OF THE SUN CERTIFICATE, BYLAWS AND DELAWARE CORPORATE LAW

    The Sun Certificate provides for a Board of Directors with three classes consisting as nearly as possible of one-third of the directors. Each director serves for a term of three years and until his or her successor is elected and qualified. Directors may be removed with or without cause by the affirmative vote of the holders of a majority of the outstanding shares entitled to vote. A classified board of directors could make it more difficult for stockholders, including those holding a majority of the outstanding shares, to force an immediate change in the composition of a majority of the board of directors. Staggered terms moderate the pace of changes in the board of directors by extending the minimum time required to elect a majority of directors to two years.

    The Sun Certificate provides that any action required or permitted to be taken by stockholders shall be taken only at a duly called special or annual meeting of the stockholders. Stockholders have no authority to take action by written consent unless approved in advance by Sun's Board of Directors. The Sun Certificate also provides that special meetings of the common stockholders of Sun may be called only by the Chairman, President or a majority of Sun's Board of Directors.

    The Sun Certificate limits the personal liability of each Sun director to Sun or its stockholders for monetary damages for breach of his fiduciary duty as a director except to the extent such limitation of liability is not permitted under the Delaware General Corporation Law (the "DGCL"). The DGCL provides that the liability of a director may not be limited (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, (iii) for liability for payment of dividends or stock purchases or redemptions in violation of the DGCL or (iv) for any transaction from which the director derived an improper personal benefit.

    In addition, Sun's Bylaws provide that Sun shall indemnify any and all of its directors, or former directors, to the fullest extent permitted by law against claims and liabilities to which such persons may become subject. The DGCL provides that indemnification is permissible only when the director acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe the conduct was unlawful. The DGCL also permits indemnification in respect of any claim, issue, or matter as to which such person shall have been adjudicated to be liable to the corporation to the extent that the Delaware Court of Chancery or the court in which such action or suit was brought has determined upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity.

    Section 203 of the DGCL, which is currently applicable to Sun, prohibits certain publicly held Delaware corporations from engaging in a "business combination" with an "interested stockholder" for a period of three years after the date of the transaction in which the person or entity became an interested stockholder, unless, among other exemptions (i) the business combination is approved by the board of directors prior to the date the interested stockholder attained such status, and authorized by the holders of two-thirds of the outstanding voting stock not owned by the interested stockholders or (ii) the interested stockholder acquired 85% or more of the outstanding voting stock of Sun in the transaction in which the person or entity became an interested stockholder. For purposes of Section 203, a "business combination" is defined broadly to include mergers, asset sales and other transactions resulting in a financial benefit to the interested stockholder. Subject to certain exceptions, an "interested stockholder" is a person or entity who, together with affiliates and associates, owns or within the three years immediately preceding a business combination did own 15% or more of the corporation's outstanding voting stock.

TRANSFER AGENT AND REGISTRAR

    The transfer agent and registrar for the Company Common Stock is ChaseMellon Shareholder Services, L.L.C. located in Ridgefield Park, New Jersey.

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                     UNITED STATES FEDERAL INCOME TAXATION

GENERAL

    The following is a summary of certain of the material United States federal income tax consequences of the purchase, ownership, disposition and conversion of Convertible Preferred Securities. Unless otherwise stated, this summary deals only with Convertible Preferred Securities held as capital assets by holders who purchase the Convertible Preferred Securities upon original issuance. This summary addresses the United States federal income tax considerations to holders of Convertible Preferred Securities who are citizens or residents of the United States, corporations, partnerships or other entities created or organized in or under the laws of the United States or any political subdivision thereof or therein, estates, the income of which is subject to United States federal income taxation regardless of its source, trusts, if a U.S. court is able to exercise primary supervision over the trust's administration and one or more United States persons has the authority to control all of the trust's substantial decisions or other holders who are otherwise subject to United States federal income taxation on a net income basis with respect to Convertible Preferred Securities ("U.S. Holders") and does not address the tax consequences to holders of Convertible Preferred Securities who are not U.S. Holders. This summary does not deal with special classes of holders such as banks, thrifts, real estate investment trusts, regulated investment companies, insurance companies, common trust funds, dealers in securities or currencies, tax-exempt investors, or persons that will hold the Convertible Preferred Securities as a position in a "straddle," as part of a "synthetic security" or "hedge," as part of a "conversion transaction" or other integrated investment or as other than a capital asset. This summary also does not address the tax consequences to persons that have a functional currency other than the U.S. Dollar or the tax consequences to shareholders, partners or beneficiaries of a holder of Convertible Preferred Securities. Further, it does not include any description of any alternative minimum tax consequences or the tax laws of any state or local government or of any foreign government that may be applicable to the Convertible Preferred Securities. This summary is based on the Internal Revenue Code of 1986, as amended (the "Code"), Treasury regulations thereunder and administrative and judicial interpretations thereof, as of the date hereof, all of which are subject to change, possibly on a retroactive basis.

CLASSIFICATION OF THE CONVERTIBLE DEBENTURES

    The Company intends to take the position that the Convertible Debentures will be classified for United States federal income tax purposes as indebtedness of the Company under current law, and, by acceptance of a Preferred Security, each holder covenants to treat the Convertible Debentures as indebtedness and the Convertible Preferred Securities as evidence of an indirect beneficial ownership interest in the Convertible Debentures. No assurance can be given, however, that such position of the Company will not be challenged by the Internal Revenue Service or, if challenged, that such a challenge will not be successful. The remainder of this discussion assumes that the Convertible Debentures will be classified as indebtedness of the Company for United States federal income tax purposes.

CLASSIFICATION OF THE TRUST

    In connection with the issuance of the Convertible Preferred Securities, Shearman & Sterling, special counsel to the Company and the Trust, rendered its opinion generally to the effect that, under then current law and assuming full compliance with the terms of the Declaration and the Indenture (and certain other documents), and based on certain facts and assumptions contained in such opinion, the Trust will be classified for United Stated federal income tax purposes as a grantor trust and not as an association taxable as a corporation. Accordingly, for United States federal income tax purposes, each holder of Convertible Preferred Securities generally will be considered the owner of an undivided interest in the Convertible Debentures, and each holder will be required to include in its gross income any interest (or OID) with respect to its allocable share of those Convertible Debentures.

INTEREST INCOME AND ORIGINAL ISSUE DISCOUNT

    Under Treasury regulations applicable to debt instruments issued on or after August 13, 1996 (the "Regulations"), a "remote" contingency that stated interest will not be timely paid will be ignored in determining whether a debt instrument is issued with OID. The Company believes that the likelihood of its exercising its option to defer payments is remote within the meaning of the Regulations. Based on the foregoing, the Company believes that, although the matter is not free from doubt, the Convertible Debentures will not be considered to be issued with OID at the time of their original issuance and, accordingly, that a holder of the Convertible Preferred Securities should include in gross income such holder's allocable share of interest on the Convertible Debentures in accordance with such holder's method of tax accounting.

    Under the Regulations, if the option to defer any payment of interest was determined not to be "remote" or if the Company exercised such option, the Convertible Debentures would be treated as issued with OID at the time of issuance, or at the time of such exercise, as the case may be, and all stated interest on the Convertible Debentures would thereafter be treated as OID as long as the Convertible Debentures remain outstanding. In such event, all of the holder's taxable interest income with respect to the Convertible Debentures would constitute OID that would have to be included in income on an economic accrual basis before the receipt of cash attributable to the interest, regardless of such holder's method of tax accounting, and actual distributions of stated interest would not be reported as taxable income.

    Consequently, holders of Convertible Preferred Securities would be required to include in gross income OID even though the Company would not make any actual cash payments during the extension period.

    No rulings or other interpretations have been issued by the Internal Revenue Service ("IRS") which have addressed the meaning of the term "remote" as used in the Regulations, and it is possible that the IRS could take a position contrary to the interpretation herein.

    Because income on the Convertible Preferred Securities will constitute interest or OID, corporate holders of Convertible Preferred Securities will not be entitled to a dividends-received deduction with respect to any income recognized with respect to the Convertible Preferred Securities.

RECEIPT OF CONVERTIBLE DEBENTURES OR CASH UPON LIQUIDATION OF THE TRUST

    Under certain circumstances, as described under the caption "Description of the Convertible Preferred Securities--Special Event Redemption or Distribution," Convertible Debentures may be distributed to holders in exchange for the Convertible Preferred Securities and in liquidation of the Trust. Under current law, such a distribution to holders, for United States federal income tax purposes, would be treated as a nontaxable event to each holder, and each holder would receive an aggregate tax basis in the Convertible Debentures equal to such holder's aggregate tax basis in its Convertible Preferred Securities. A holder's holding period in the Convertible Debentures so received in liquidation of the Trust would include the period during which the Convertible Preferred Securities were held by such holder. If, however, the related Special Event is a Tax Event which results in the Trust being treated as an association taxable as a corporation, the distribution would likely constitute a taxable event to holders of the Convertible Preferred Securities, in which event the Company would generally be required to redeem the Convertible Debentures and distribute the resulting cash in liquidation of the Trust.

    Under certain circumstances described herein (see "Description of the Convertible Preferred Securities"), the Convertible Debentures may be redeemed for cash and the proceeds of such redemption distributed to holders in redemption of their Convertible Preferred Securities. Under current law, such a redemption would, for United States federal income tax purposes, constitute a taxable disposition of the redeemed Convertible Preferred Securities, and a holder would recognize gain or loss as if it sold such redeemed Convertible Preferred Securities for cash. See "--Sales of Convertible Preferred Securities."

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
SALES OF CONVERTIBLE PREFERRED SECURITIES

    A holder that sells Convertible Preferred Securities will be considered to have disposed of all or part of his pro rata share of the Convertible Debentures and will recognize gain or loss equal to the difference between its adjusted tax basis in the Convertible Preferred Securities and the amount realized on the sale of such Convertible Preferred Securities. Assuming that the Company does not exercise its option to defer payment of interest on the Convertible Debentures and that the Convertible Debentures are not deemed to be issued with OID, a holder's adjusted tax basis in the Convertible Preferred Securities will generally be its initial purchase price. If the Convertible Debentures are deemed to be issued with OID, a holder's tax basis in the Convertible Preferred Securities generally will be its initial purchase price, increased by OID previously includible in such holder's taxable income to the date of disposition and decreased by distributions or other payments received on the Convertible Preferred Securities since and including the date that the Convertible Debentures were deemed to be issued with OID. Such gain or loss generally will be capital gain or loss (except to the extent of any accrued interest with respect to such holder's pro rata share of the Convertible Preferred Securities required to be included in income as ordinary income). Under the Taxpayer Relief Act of 1997, net capital gain (i.e., generally, capital gain in excess of capital loss) recognized by an individual from the sale of a capital asset that has been held for more than 18 months will be subject to tax at a rate not to exceed 20%, capital gain from the sale of an asset held for more than 12 months but not more than 18 months will be subject to tax at a rate not to exceed 28%, and capital gain recognized from the sale of a capital asset that has been held for 12 months or less will be subject to tax at ordinary income tax rates. In addition, capital gain recognized by a corporate taxpayer will be subject to tax at the ordinary income tax rates applicable to corporations. If the selling price is less than the holder's adjusted tax basis, such holder will recognize tax loss, and subject to certain limited exceptions, capital losses cannot be applied to offset ordinary income for United State federal income tax purposes.

    Should the Company exercise its option to defer any payment of interest on the Convertible Debentures, the Convertible Preferred Securities may trade at a price that does not accurately reflect the value of the accrued but unpaid interest with respect to the underlying Convertible Debentures. In such event, a holder who disposes of its Convertible Preferred Securities between record dates for payments of distributions thereon will be required to include in income as ordinary income accrued but unpaid interest on the Convertible Debentures through the date of disposition and to add such amount to its adjusted tax basis in its pro rata share of the underlying Convertible Debentures deemed disposed of. To the extent that the selling price is less than the holder's adjusted tax basis (which will include, in the form of OID, all accrued but unpaid interest), such holder will recognize a capital loss.

ADJUSTMENT OF CONVERSION PRICE

    Treasury Regulations promulgated under Section 305 of the Code would treat holders of Convertible Preferred Securities as having received a constructive distribution from the Company in the event the conversion ratio of the Convertible Debentures were adjusted if (i) as a result of such adjustment, the proportionate interest (measured by the quantum of Company Common Stock into or for which the Convertible Debentures are convertible or exchangeable) of the holders of the Convertible Preferred Securities in the assets or earnings and profits of the Company were increased, and (ii) the adjustment was not made pursuant to a bona fide, reasonable antidilution formula. An adjustment in the conversion ratio would not be considered made pursuant to such a formula if the adjustment was made to compensate for certain taxable distributions with respect to the Company Common Stock. Thus, under certain circumstances, a reduction in the conversion price for the holders may result in deemed dividend income to holders to the extent of the current or accumulated earnings and profits of the Company. Holders of the Convertible Preferred Securities would be required to include their allocable share of such deemed dividend income in gross income but would not receive any cash related thereto.

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INFORMATION REPORTING AND BACKUP WITHHOLDING

    Generally, income on the Convertible Preferred Securities will be reported to holders on Forms 1099, which forms should be mailed to holders of Convertible Preferred Securities by January 31 following each calendar year.

    Payments made on, and proceeds from the sale of, the Convertible Preferred Securities may be subject to a "backup" withholding tax of 31% unless the holder complies with certain identification requirements. Any withheld amounts will be allowed as a credit against the holder's United States federal income tax, provided the required information is provided to the Internal Revenue Service.

    On October 7, 1997, the United States Treasury Department issued final Treasury regulations governing information reporting and the certification procedures regarding withholding and backup withholding on certain amounts paid to non-U.S. Holders after December 31, 1998. Such regulations, among other things, may change the certification procedures relating to the receipt by intermediaries of payments on behalf of a beneficial owner of a Preferred Security. Prospective investors should consult their tax advisors regarding the effect, if any, of such new regulations on an investment in the Convertible Preferred Securities.

    THE UNITED STATES FEDERAL INCOME TAX DISCUSSION SET FORTH ABOVE IS INCLUDED FOR GENERAL INFORMATION ONLY AND MAY NOT BE APPLICABLE DEPENDING UPON A HOLDER'S PARTICULAR SITUATION. HOLDERS SHOULD CONSULT THEIR TAX ADVISORS WITH RESPECT TO THE TAX CONSEQUENCES TO THEM OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF THE CONVERTIBLE PREFERRED SECURITIES, INCLUDING THE TAX CONSEQUENCES UNDER STATE, LOCAL, FOREIGN AND OTHER TAX LAWS AND THE POSSIBLE EFFECTS OF CHANGES IN UNITED STATES FEDERAL OR OTHER TAX LAWS.

                                SELLING HOLDERS

    The Convertible Preferred Securities were originally issued by the Trust and sold by the Initial Purchasers in a transaction exempt from the registration requirements of the Securities Act, to persons reasonably believed by such Initial Purchasers to be "qualified institutional buyers" (as defined in Rule 144A under the Securities Act), or outside the United States to non-U.S. persons in offshore transactions in reliance on Regulation S under the Securities Act. The Selling Holders may from time to time offer and sell pursuant to this Prospectus any or all of the Convertible Preferred Securities and Company Common Stock issued upon conversion of the Convertible Preferred Securities.

    The following table sets forth information with respect to the record holders of the Convertible Preferred Securities as of July 24, 1998. The term Selling Holder includes the record holders listed below and the beneficial owners of the Convertible Preferred Securities and their transferees, pledgees, donees or other successors.

                                                                                                        CONVERTIBLE
                                                                                                         PREFERRED
           SELLING HOLDER                                                                                SECURITIES
           ----------------------------------------------------------------------------------------  ------------------
       1.  Deutsche Bank AG........................................................................          993,000

       2.  Bear Stearns Securities Corp............................................................          350,000

       3.  Alpine Associates.......................................................................          336,400

       4.  President and Fellows of Harvard College................................................          325,000

       5.  Bear Stearns & Co. Inc..................................................................          300,000

       6.  Mainstray Convertible Fund..............................................................          240,000

       7.  Chase Manhattan WA, as trustee for IBM Retirement Plan, dated December 18, 1945.........          216,400

       8.  Providian Life & Health.................................................................          215,000

       9.  Millennium Trading Co. L.P..............................................................          175,000

      10.  Aristeia International Limited..........................................................          171,868

      11.  Triton Capital Investments, Ltd.........................................................          160,000

      12.  JMG Convertible Investments, L.P........................................................          160,000

      13.  Donaldson, Lufkin & Jenrette Securities Corporation.....................................          160,000

      14.  Warburg Dillon Read LLC.................................................................          145,000

      15.  Bankers Trust, as trustee for Chrysler Corp. Employee #1 Pension Plan, dated April 1,             126,700
             1989..................................................................................

      16.  R(2) Investments........................................................................          119,500

      17.  Aristeia Trading LLC....................................................................          109,132

      18.  Deeprock & Co...........................................................................           95,000

      19.  Argent Classic Convertible Arbitrage Fund L.P...........................................           92,500

      20.  Van Kampen Harbor Fund..................................................................           92,400

      21.  Lincoln National Convertible Securities Fund............................................           84,000

      22.  The Northwestern Mutual Life Insurance Company..........................................           75,000

      23.  Argent Classic Convertible Arbitrage Fund (Bermuda) L.P.................................           75,000

      24.  UBS AG, London Branch...................................................................           70,000

      25.  State Street Bank, as custodian for 6E Pension Trust....................................           67,000

      26.  McMahan Securities Company, L.P.........................................................           65,000

      27.  The Class LC Company, Ltd...............................................................           62,500

                                                                                                        CONVERTIBLE
                                                                                                         PREFERRED
           SELLING HOLDER                                                                                SECURITIES
           ----------------------------------------------------------------------------------------  ------------------
      28.  Carrigaholt Capital (Bermuda) L.P.......................................................           62,500

      29.  Ambit & Co..............................................................................           60,000

      30.  South Dakota Retirement System..........................................................           50,000

      31.  Duckbill & Co...........................................................................           50,000

      32.  Double Black Diamond Offshore LDC.......................................................           49,375

      33.  Black Diamond, Ltd......................................................................           44,145

      34.  Susquehanna Capital Group...............................................................           40,000

      35.  Black Diamond Partners, L.P.............................................................           37,295

      36.  Commonwealth Life Insurance Company (Camden Teamsters Non-Enhanced).....................           25,000

      37.  Argent Convertible Arbitrage Fund Ltd...................................................           25,000

      38.  Argent Offshore Fund L.P................................................................           25,000

      39.  Alpine Partners, L.P....................................................................           23,600

      40.  Orrington Investments Limited Partnership...............................................           19,500

      41.  National Steel Corporation..............................................................           18,140

      42.  Q Investments, L.P......................................................................           16,500

      43.  Van Kampen American Capital Convertible Securities Fund.................................           15,900

      44.  Highbridge Capital Corporation..........................................................           14,000

      45.  Orrington International Fund Ltd........................................................           10,500

      46.  Fox Family Portfolio Partnership c/o Forest Investment Management LLC...................           10,000

      47.  Mainstay Strategic Value Fund...........................................................           10,000

      48.  Franklin and Marshall College...........................................................            9,900

      49.  Forest Performance Fund.................................................................            9,000

      50.  Third Avenue High Yield Fund............................................................            9,000

      51.  Forest Global Convertible Fund Series B-5...............................................            8,900

      52.  Walker Art Center.......................................................................            6,860

      53.  Worldwide Transactions Ltd..............................................................            6,480

      54.  Forest Greyhound c/o Forest Investment Management LLC...................................            4,500

      55.  Forest Global Convertible Fund Series B-1...............................................            4,500

      56.  Merrill Lynch International Ltd.........................................................            4,000

      57.  Forest Global Convertible Fund Series B-3...............................................            3,900

      58.  Global Series Fund II--Prudential IncomeVertible Funds..................................            3,200

      59.  BNP Arbitrage, SNC......................................................................            3,200

      60.  Forest Alternative Strategies Fund Series B-3...........................................            3,000

      61.  Highbridge Capital Corporation..........................................................            2,785

      62.  Forest Global Convertible Fund Series B-2...............................................            2,100

      63.  Harcourt General Retirement Plan........................................................            1,200

      64.  Other Selling Holders that may be added by amendment from time to time..................        8,031,700
                                                                                                     ------------------

           TOTAL                                                                                          13,800,000
                                                                                                     ------------------
                                                                                                     ------------------

    None of the Selling Holders has, or within the past three years has had, any position, office or other material relationship with the Trust or the Company or any of their predecessors or affiliates, except as noted above. Because the Selling Holders may, pursuant to this Prospectus, offer all or some portion of the Convertible Preferred Securities, the Company Common Stock issuable upon conversion of the Convertible Preferred Securities, or the Company Common Stock, no estimate can be given as to the amount of the Convertible Preferred Securities, Company Common Stock or the Company Common Stock issuable upon conversion of the Convertible Preferred Securities that will be held by the Selling Holders upon termination of any such sales. In addition, the Selling Holders identified above may have sold, transferred or otherwise disposed of all or a portion of their Convertible Preferred Securities, since the date on which they provided the information regarding their Convertible Preferred Securities, in transactions exempt from the registration requirements of the Securities Act.

                              PLAN OF DISTRIBUTION

    The Offered Securities may be sold from time to time to purchasers directly by the Selling Holders. Alternatively, the Selling Holders may from time to time offer the Offered Securities to or through underwriters, broker/dealers or agents, who may receive compensation in the form of underwriting discounts, concessions or commissions from the Selling Holders or the purchasers of such securities for whom they may act as agents. The Selling Holders and any underwriters, broker/dealers or agents that participate in the distribution of Offered Securities may be deemed to be "underwriters" within the meaning of the Securities Act and any profit on the sale of such securities and any discounts, commissions, concessions or other compensation received by any such underwriter, broken dealer or agent may be deemed to be underwriting discounts and commissions under the Securities Act.

    The Offered Securities may be sold from time to time in one or more transactions at fixed prices, at prevailing market prices at the time of sale (at varying prices determined at the time of sale or at negotiated prices. The sale of the Offered Securities may be effected in transactions (which may involve crosses or block transactions) (i) on any national securities exchange or quotation service on which the Offered Securities may be listed or quoted at the time of sale, (ii) in the over-the-counter market, (iii) in transactions otherwise than on such exchanges or in the over-the-counter market or (iv) through the writing of options. At the time a particular offering of the Offered Securities is made, a Prospectus Supplement, if required, will be distributed which will set forth the aggregate amount and type of Offered Securities being offered and the terms of the offering, including the name or names of any underwriters, broker/dealers or agents, any discounts, commissions and other terms constituting compensation from the Selling Holders and any discounts, commissions or concessions allowed or reallowed or paid to broker/ dealers.

    To comply with the securities laws of certain jurisdictions, if applicable, the Offered Securities will be offered or sold in such jurisdictions only through registered or licensed brokers or dealers. In addition, in certain jurisdictions the Offered Securities may not be offered or sold unless they have been registered or qualified for sale in such jurisdictions or any exemption from registration or qualification is available and is complied with.

    The Selling Holders will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, which provisions may limit the timing of purchases and sales of any of the Offered Securities by the Selling Holders. The foregoing may affect the marketability of such securities.

    Pursuant to the Registration Rights Agreement, all expenses of the registration of the Offered Securities will be paid by the Company, including, without limitation, Commission filing fees and expenses of compliance with state securities or "blue sky" laws; provided, however, that the Selling Holders will pay all underwriting discounts and selling commissions, if any. The Selling Holders will be indemnified by the Company and the Trust, jointly and severally against certain civil liabilities, including certain liabilities under the Securities Act, or will be entitled to contribution in connection therewith. The Company and the

Trust will be indemnified by the Selling Holders severally against certain civil liabilities, including certain liabilities under the Securities Act, or will be entitled to contribution in connection therewith.

                                    EXPERTS

    The consolidated financial statements and schedules of Sun Healthcare Group, Inc. and subsidiaries incorporated by reference in this prospectus and elsewhere in the registration statement and the consolidated financial statements of Regency Health Services, Inc. and subsidiaries as of and for the year ended December 31, 1996 included in the Sun Healthcare Group, Inc. and subsidiaries' Current Report on Form 8-K/A-2 filed with the Securities and Exchange Commission on April 16, 1998 and incorporated by reference in this prospectus and elsewhere in the registration statement have been audited by Arthur Anderson LLP*, independent public accountants, as indicated in their reports with respect thereto, and are included herein in reliance upon the authority of said firm as experts in giving said reports.

                                 LEGAL MATTERS

    The validity of the Convertible Securities offered will be passed upon for the Company by Shearman & Sterling, San Francisco, California. The validity of the Convertible Securities will be passed upon for the Sun Trusts by Richards, Layton & Finger, Wilmington, Delaware.

------------------------

*   Consent to be filed by amendment.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

    NO DEALER, SALESPERSON OR OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS NOT CONTAINED IN THIS PROSPECTUS IN CONNECTION WITH THE OFFER CONTAINED HEREIN, AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY, THE TRUST OR ANY OF THEIR AGENTS. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY OF THE SECURITIES OFFERED HEREBY BY ANYONE IN ANY JURISDICTION IN WHICH SUCH OFFER OR SOLICITATION IS NOT AUTHORIZED, OR IN WHICH THE PERSON MAKING SUCH OFFER OR SOLICITATION IS NOT QUALIFIED TO DO SO, OR TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE COMPANY OR THE TRUST SINCE THE DATE HEREOF OR THAT THE INFORMATION CONTAINED HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO THE DATE HEREOF.

                            ------------------------

                               TABLE OF CONTENTS

                                                                            PAGE
                                                                            ----
Special Cautionary Notice Regarding Forward-Looking Statements............    3
Available Information.....................................................    3
Incorporation of Certain Documents by Reference...........................    4
Risk Factors..............................................................    5
The Company...............................................................   23
Sun Financing I...........................................................   24
Use of Proceeds...........................................................   25
Price Range of Company Common Stock and Dividend Policy...................   25
Accounting Treatment......................................................   25
Ratio of Earnings to Fixed Charges (Unaudited)............................   26
Capitalization............................................................   27
Description of the Convertible Preferred Securities.......................   28
Description of the Guarantee..............................................   49
Description of the Convertible Debentures.................................   52
Effect of Obligations Under the Convertible Debentures and the
  Guarantee...............................................................   63
Description of Capital Stock..............................................   65
United States Federal Income Taxation.....................................   67
Selling Holders...........................................................   71
Plan of Distribution......................................................   73
Experts...................................................................   74
Legal Matters.............................................................   74

                        13,800,000 PREFERRED SECURITIES

                                SUN FINANCING I

                7% CONVERTIBLE TRUST ISSUED PREFERRED SECURITIES

 GUARANTEED TO THE EXTENT SET FORTH HEREIN BY AND CONVERTIBLE INTO COMMON STOCK
                                       OF

                                     [LOGO]

                             ---------------------

                                   PROSPECTUS

                             ---------------------

                                           , 1998

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                    PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

    The following table sets forth the estimated costs and expenses in connection with the Offering described in the Registration Statement.

Commission Registration Fee.......................................  $ 101,775
Transfer Agent and Trustee Fees...................................     25,000
Blue Sky Fees and Expenses........................................     12,000
Printing and Engraving Fees.......................................    100,000
Legal Fees and Expenses...........................................     75,000
Auditors' Fees and Expenses.......................................     30,000
Miscellaneous.....................................................      6,225
                                                                    ---------
    Total.........................................................  $ 350,000
                                                                    ---------
                                                                    ---------

    All of the above expenses, other than the SEC registration fee, are estimates.

    The Company has paid substantially all of the expenses of the issuance and distribution of the securities being registered, other than commissions and discounts of underwriters, dealers or agents and the fees and expenses of counsel to the Selling Holders.

ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

    Section 145 of the Delaware General Corporation Law (the "DGCL") authorizes a court to award or a corporation's Board of Directors to grant indemnification to directors and officers in terms sufficiently broad to permit such indemnification under certain circumstances for liabilities (including reimbursement for expenses incurred) arising under the Securities Act of 1933, as amended (the "Act").

    As authorized by Section 102(b)(7) of the DGCL, Sun's Certificate of Incorporation limits the personal liability of each Sun director to Sun or its stockholders for monetary damages for breach of his fiduciary duty as a director except to the extent such limitation of liability is not permitted under the DGCL. The DGCL provides that the liability of a director may not be limited (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, (iii) for liability for payment of dividends or stock purchases or redemptions in violation of the DGCL or (iv) for any transaction from which the director derived an improper personal benefit.

    In addition, Sun's Bylaws provide that Sun shall indemnify any and all of its directors, or former directors, to the fullest extent permitted by law against claims and liabilities to which such persons may become subject. The DGCL provides that indemnification is permissible only when the director acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe the conduct was unlawful. The DGCL also permits indemnification in respect of any claim, issue, or matter as to which such person shall have been adjudicated to be liable to the corporation to the extent that the Delaware Court of Chancery or the court in which such action or suit was brought has determined upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity. Sun has also entered into indemnification agreements with certain of its officers and with its directors and also provides insurance coverage to such parties.

    Sun has entered into Registration Rights Agreements with certain of the Selling Stockholders. Such agreements provide for indemnification by such Selling Holders of the Company and its officers and directors, and by the Company of such Selling Holders, for certain liabilities arising under the Act or otherwise.

ITEM 16. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

    (a) Exhibits

EXHIBIT NUMBER                                DESCRIPTION OF EXHIBITS
---------------  ---------------------------------------------------------------------------------
        1        Purchase Agreement, dated as of April 28, 1998, by and between Bear, Stearns &
                   Co., Inc., Donaldson, Lufkin & Jenrette Securities Corporation, J.P. Morgan
                   Securities, Inc., NationsBanc Montgomery Securities LLC, Schroder & Co. Inc.,
                   Sun Financing I and Sun Healthcare Group, Inc.
        3(a)     Certificate of Incorporation of Sun Healthcare Group, Inc. (incorporated herein by reference from an Exhibit to Sun's Registration Statement on Form S-1 (No.
                   33-62670)).
        3(b)     Certificate of Amendment to Certificate of Incorporation dated April 15, 1993
                   (incorporated by reference from an Exhibit to Sun's Form 10-Q for the quarter ended March 31, 1996).
        3(c)     Certificate of Amendment to Certificate of Incorporation dated June 23, 1994
                   (incorporated by reference from an Exhibit to Sun's Form 10-Q for the quarter ended September 30, 1994).
        3(d)     Bylaws of Sun Healthcare Group, Inc., as amended, (incorporated herein by reference from Exhibits to Sun's Registration Statement on Form S-1 (No.
                   33-62670) and Sun's Registration Statement on Form S-1 (No. 33-77870)).
        3(e)     Certificate of Trust of Sun Financing I.
        4(a)     Indenture, dated as of May 4, 1998, by and between Sun Healthcare Group, Inc. and
                   The Bank of New York.
        4(b)     The specimen or specimens of Securities with respect to each particular series of
                   Securities registered hereunder can be found in Exhibit 4(a).
        4(c)     Amended and Restated Declaration of Trust of Sun Financing I, dated as of May 4,
                   1998.
        4(d)     Convertible Preferred Securities Guarantee Agreement of Sun Healthcare Group,
                   Inc., dated as of May 4, 1998.
        4(e)     Registration Rights Agreement, dated as of May 4, 1998, by and among Sun
                   Financing I, Sun Healthcare Group, Inc., Bear, Stearns & Co., Inc., Donaldson,
                   Lufkin & Jenrette Securites Corporation, J.P. Morgan Securities, Inc.,
                   NationsBanc Montgomery Securities LLC and Schroder & Co. Inc.
        4(f)     Common Securities Purchase Agreement, dated as of May 4, 1998, between Sun
                   Financing I and Sun Healthcare Group, Inc.
        4(g)     Common Securities Guarantee Agreement of Sun Healthcare Group, Inc., dated as of
                   May 4, 1998.
        4(h)     Form of Rights Agreement dated as of June 2, 1995 between Sun and Boatmen's Trust
                   Company (incorporated by reference from an Exhibit to Sun's Form 8-A filed June
                   6, 1995).
        4(i)     First Amendment to the Rights Agreement dated as of August 11, 1995 between Sun and Boatmen's Trust Company (incorporated by reference from an Exhibit to Sun's
                   Form 8-A/1 filed August 17, 1995).
        5(a)*    Opinion of Richards, Layton & Finger with respect to Sun Financing I.
        5(b)*    Opinion of Shearman & Sterling.
       12        Statement regarding Computation of Ratios of Earnings to Fixed Charges.
       23(a)     Form of Consent of Independent Public Accountants.
       23(b)*    Consent of Arthur Andersen LLP.
       23(c)*    Consent of Richards, Layton & Finger (included in Exhibit 5(a)).

EXHIBIT NUMBER                                DESCRIPTION OF EXHIBITS
---------------  ---------------------------------------------------------------------------------
       23(d)*    Consent of Shearman & Sterling (included in Exhibit 5(b)).
       24(a)     Powers of Attorney relating to Sun Healthcare Group, Inc. for Andrew L. Turner,
                   John E. Bingham, Robert D. Woltil, Andrew P. Masetti, William R. Anixter, Lois
                   E. Silverman, R. James Woolsey, Martin G. Mand, Zev Karkomi, Mark G. Wimer, and
                   James R. Tolbert (contained on the signature pages hereof).
       24(b)     Powers of Attorney relating to Sun Financing I for Robert F. Murphy and Robert D.
                   Woltil (contained on the signature pages hereof).
       25(a)     Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939 of The
                   Bank of New York, as Trustee under the Convertible Subordinated Debentures
                   Indenture.
       25(b)     Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939 of The
                   Bank of New York, as Trustee under the Amended and Restated Declaration of
                   Trust of Sun Financing I.
       25(c)     Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939 of The
                   Bank of New York, as Trustee under the Preferred Securities Guarantee of Sun
                   Healthcare Group, Inc. for the benefit of the holders of Trust Issued Preferred
                   Securities of Sun Financing I.

------------------------

 *  To be filed by amendment.

    (b) Financial Statement Schedules

        The schedules for which provision is made in the applicable accounting regulations of the Commission are not required under the related instructions or are inapplicable and, therefore, have been omitted.

ITEM 17. UNDERTAKINGS.

        (a) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

            (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

            (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

           (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

        PROVIDED, HOWEVER, that paragraphs (a)(i) and (a)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934, that are incorporated by reference in the Registration Statement;

        (b) That for the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

    The Registrants hereby undertake that, for the purposes of determining any liability under the Securities Act of 1933, each filing of Sun's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrants pursuant to the foregoing provisions or otherwise, the Registrants have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrants of expenses is incurred or paid by a director, officer or controlling person of the Registrants in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrants will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

    2.  The undersigned Registrants hereby undertake:

        (a) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrants pursuant to Rule 424(b)(1) or
    (4) or 497(b) under the Securities Act of 1933 shall be deemed to be part of this registration statement as of the time it was declared effective.

        (b) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    The undersigned Registrants hereby undertake to file an application for the purpose of determining the eligibility of the Trustee to act under subsection
(a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Trust Indenture Act.

                                   SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Albuquerque, New Mexico on the 31st day of July, 1998.

                                SUN HEALTHCARE GROUP, INC.

                                By:              /s/ MARK G. WIMER
                                     -----------------------------------------
                                                   Mark G. Wimer
                                       PRESIDENT AND CHIEF OPERATING OFFICER

                               POWER OF ATTORNEY

    Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following person in the capacities and on the dates indicated. Each person whose signature appears below hereby appoints each of William C. Warrick, Robert F. Murphy and Robert D. Woltil, as his attorney-in-fact to sign this Registration Statement on his behalf individually and in the capacity stated below and to file all supplements, amendments and post-effective amendments to this Registration Statement, and any and all instruments or documents filed as a part of or in connection with this Registration Statement or any amendment or supplement thereto, and any such attorney-in-fact may make such changes and additions to this Registration Statement as such attorney-in-fact may deem necessary or appropriate.

          SIGNATURE                                TITLE                               DATE
------------------------------------------------------------------------------  ------------------

     /s/ ANDREW L. TURNER
------------------------------
                              Chairman of the Board and                              July 31, 1998
       Andrew L. Turner        Chief Executive Officer

      /s/ MARK G. WIMER
------------------------------
                              President, Chief Operating Officer and Director        July 31, 1998
        Mark G. Wimer

     /s/ ROBERT D. WOLTIL
------------------------------
                              Chief Financial Officer and Director (Principal        July 31, 1998
       Robert D. Woltil        Financial Officer)

    /s/ ANDREW P. MASETTI
------------------------------
                              Vice President, Finance (Principal Accounting          July 31, 1998
      Andrew P. Masetti        Officer)

     /s/ JOHN E. BINGAMAN
------------------------------
                              Director                                               July 31, 1998
       John E. Bingaman

------------------------------
                              Director                                               July 31, 1998
         Zev Karkomi

    /s/ WILLIAM R. ANIXTER
------------------------------
                              Director                                               July 31, 1998
      William R. Anixter

     /s/ JAMES R. TOLBERT
------------------------------
                              Director                                               July 31, 1998
       James R. Tolbert

          SIGNATURE                                TITLE                               DATE
------------------------------------------------------------------------------  ------------------

    /s/ LOIS E. SILVERMAN
------------------------------
                              Director                                               July 31, 1998
      Lois E. Silverman

     /s/ R. JAMES WOOLSEY
------------------------------
                              Director                                               July 31, 1998
       R. James Woolsey

------------------------------
                              Director                                               July 31, 1998
        Martin G. Mand

                                   SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, Sun Financing I certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement on Form S-3 or amendment thereto to be signed on its behalf by the undersigned, thereunto duly authorized, in Albuquerque, New Mexico on the 31st day of July, 1998.

                                SUN FINANCING I

                                By:  /s/ ROBERT D. WOLTIL
                                     -----------------------------------------
                                     Name: Robert D. Woltil
                                     Title: Regular Trustee

                                By:  /s/ ROBERT F. MURPHY
                                     -----------------------------------------
                                     Name: Robert F. Murphy
                                     Title: Regular Trustee

                                 EXHIBIT INDEX

EXHIBIT NUMBER                                DESCRIPTION OF EXHIBITS
---------------  ---------------------------------------------------------------------------------
        1        Purchase Agreement, dated as of April 28, 1998, by and between Bear, Stearns &
                   Co., Inc., Donaldson, Lufkin & Jenrette Securities Corporation, J.P. Morgan
                   Securities, Inc., NationsBanc Montgomery Securities LLC, Schroder & Co. Inc.,
                   Sun Financing I and Sun Healthcare Group, Inc.
        3(a)     Certificate of Incorporation of Sun Healthcare Group, Inc. (incorporated herein by reference from an Exhibit to Sun's Registration Statement on Form S-1 (No.
                   33-62670)).
        3(b)     Certificate of Amendment to Certificate of Incorporation dated April 15, 1993
                   (incorporated by reference from an Exhibit to Sun's Form 10-Q for the quarter ended March 31, 1996).
        3(c)     Certificate of Amendment to Certificate of Incorporation dated June 23, 1994
                   (incorporated by reference from an Exhibit to Sun's Form 10-Q for the quarter ended September 30, 1994).
        3(d)     Bylaws of Sun Healthcare Group, Inc., as amended, (incorporated herein by reference from Exhibits to Sun's Registration Statement on Form S-1 (No.
                   33-62670) and Sun's Registration Statement on Form S-1 (No. 33-77870)).
        3(e)     Certificate of Trust of Sun Financing I.
        4(a)     Indenture, dated as of May 4, 1998, by and between Sun Healthcare Group, Inc. and
                   The Bank of New York.
        4(b)     The specimen or specimens of Securities with respect to each particular series of
                   Securities registered hereunder can be found in Exhibit 4(a).
        4(c)     Amended and Restated Declaration of Trust of Sun Financing I, dated as of May 4,
                   1998.
        4(d)     Convertible Preferred Securities Guarantee Agreement of Sun Healthcare Group,
                   Inc., dated as of May 4, 1998.
        4(e)     Registration Rights Agreement, dated as of May 4, 1998, by and among Sun
                   Financing I, Sun Healthcare Group, Inc., Bear, Stearns & Co., Inc., Donaldson,
                   Lufkin & Jenrette Securities Corporation, J.P. Morgan Securities, Inc.,
                   NationsBanc Montgomery Securities LLC and Schroder & Co. Inc.
        4(f)     Common Securities Purchase Agreement, dated as of May 4, 1998, between Sun
                   Financing I and Sun Healthcare Group, Inc.
        4(g)     Common Securities Guarantee Agreement of Sun Healthcare Group, Inc., dated as of
                   May 4, 1998.
        4(h)     Form of Rights Agreement dated as of June 2, 1995 between Sun and Boatmen's Trust
                   Company (incorporated by reference from an Exhibit to Sun's Form 8-A filed June
                   6, 1995).
        4(i)     First Amendment to the Rights Agreement dated as of August 11, 1995 between Sun and Boatmen's Trust Company (incorporated by reference from an Exhibit to Sun's
                   Form 8-A/1 filed August 17, 1995).
        5(a)*    Opinion of Richards, Layton & Finger with respect to Sun Financing I.
        5(b)*    Opinion of Shearman & Sterling.
       12        Statement regarding Computation of Ratios of Earnings to Fixed Charges.
       23(a)     Form of Consent of Independent Public Accountants.
       23(b)*    Consent of Arthur Andersen LLP.
       23(c)*    Consent of Richards, Layton & Finger (included in Exhibit 5(a)).
       23(d)*    Consent of Shearman & Sterling (included in Exhibit 5(b)).
       24(a)     Powers of Attorney relating to Sun Healthcare Group, Inc. for Andrew L. Turner,
                   John E. Bingham, Robert D. Woltil, Andrew P. Masetti, William R. Anixter, Lois
                   E. Silverman, R. James Woolsey, Martin G. Hard, Zev Karkomi, Mark G. Wimer and
                   James R. Tolbert (contained on the signature pages hereof).
       24(b)     Powers of Attorney relating to Sun Financing I for Robert F. Murphy and Robert D.
                   Woltil (contained on the signature pages hereof).

EXHIBIT NUMBER                                DESCRIPTION OF EXHIBITS
---------------  ---------------------------------------------------------------------------------
       25(a)     Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939 of The
                   Bank of New York, as Trustee under the Convertible Subordinated Debentures
                   Indenture.
       25(b)     Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939 of The
                   Bank of New York, as Trustee under the Amended and Restated Declaration of
                   Trust of Sun Financing I.
       25(c)     Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939 of The
                   Bank of New York, as Trustee under the Preferred Securities Guarantee of Sun
                   Healthcare Group, Inc. for the benefit of the holders of Trust Issued Preferred
                   Securities of Sun Financing I.

------------------------

 *  To be filed by amendment.